SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the registrant  ☒                            Filed by a party other than the registrant  ☐

Check the appropriate box:

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Preliminary proxy statement

☒	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

CNB BANCORP, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of filing fee (Check the appropriate box):

☐	No fee required

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.01 per share

	(2)	Aggregate number of securities to which transaction applies: 1,500,427 shares of common stock

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

1,500,427 shares of common stock, at a market value of $1.64*

	(4)	Proposed maximum aggregate value of transaction: $2,460,701.00*

	(5)	Total fee paid:

$485.00

*Computed solely for purposes of Rule 0-11 of the Exchange Act. The amount of the filing fee was based on 1,500,427 shares of common stock of CNB Bancorp, Inc. (the “Company”) which will be converted into the right to receive 1,500,427 shares of common stock of the Company’s wholly-owned subsidiary, Citizens National Bank. As of June 17, 2011, the market value of each share of common stock of the Company was $1.64.

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement no.:

	(3)	Filing Party:

	(4)	Date Filed:

July 1, 2011

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of CNB Bancorp, Inc. (“CNB” or the “Company”), which will be held at 4:00 p.m. on August 4, 2011, at our main office located at 11407 Windsor Blvd. in Windsor, VA. I hope that you will be able to attend the meeting, and I look forward to seeing you.

At the meeting, shareholders will vote on (i) the election of directors; (ii) a proposed merger agreement of the Company into its wholly-owned subsidiary, Citizens National Bank (the “Bank”); (iii) the adjournment of the annual meeting to another time and date if such action is necessary for the board of directors to solicit additional proxies in favor of the merger agreement, attendance at the meeting, or otherwise; and (iv) the transaction of any other business as may properly come before the meeting or any adjournment of the meeting. The merger agreement will effect the merging of the Company with and into the Bank, whereby the Bank will be the surviving entity, and provide to shareholders of CNB common stock the right to receive one share of common stock of the Bank (“Bank Stock”) for each share of CNB common stock in connection with the merger, and whereby the Company’s separate corporate existence will cease (the “Transaction”). Shareholders receiving Bank Stock in the Transaction will receive no additional consideration for their shares.

Generally, the Bank Stock will be identical in rights to CNB stock, subject to the provisions of the enclosed proxy statement.

The primary effect of the Transaction will be to terminate the registration of the CNB common stock under federal securities laws. This transaction is known as a Rule 13e-3 going-private transaction under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”). This Rule 13e-3 transaction will allow us to realize significant cost savings because we will no longer have reporting obligations to the Securities and Exchange Commission (the “SEC”) and will avoid annual costs relating to compliance with the eXtensible Business Reporting Language (“XBRL”). Also, after the Transaction, our shareholders will have the right to receive shares of Bank Stock, which are less liquid than those securities they currently own.

Our principal reasons for effecting the Transaction are the estimated direct and indirect cost savings of approximately $28,000 to $46,000 per year related to the requirement of the SEC that public reporting companies such as ours file their financial statements with the SEC and post them on their corporate web sites in interactive data format using XBRL that we expect to experience as a result of the deregistration of the CNB common stock under the Securities Exchange Act. Although the Bank, as the surviving entity after the Transaction, will be a registered entity under Section 12(g) of the Securities Exchange Act, its reporting obligations will no longer be to the SEC, but rather to the Office of the Comptroller of the Currency (the “OCC”). The OCC does not currently require XBRL financial statements, although it could in the future. We also believe that, while our shareholders will lose the benefits of holding stock that is listed on the Over the Counter Bulletin Board, such as a reduction in the amount of publicly available information about the Company and the elimination of certain corporate governance safeguards resulting from the Sarbanes-Oxley Act, these benefits are mitigated by the Bank’s reporting obligations to the OCC and the FDIC, and are outweighed by the costs relating to continuing our SEC-reporting obligations. Our annual and quarterly reports to the OCC are made publicly available in the Federal Register and our reports to the FDIC are publicly available on the FDIC’s website at www.fdic.gov. These costs and benefits are described in more detail in the enclosed proxy statement.

We plan to effect the Transaction by filing articles of merger (the “Articles of Merger”) with the Commonwealth of Virginia State Corporation Commission and the Office of the Comptroller of the Currency as soon as possible after we obtain shareholder and regulatory approval to do so. The date on which we file the Articles of Merger will also serve as the record date for determining the ownership of shares for purposes of the Transaction.

The board of directors has established June 3, 2011 as the record date for determining shareholders who are entitled to notice of the annual meeting and to vote on the matters presented at the meeting. Whether or not you plan to attend the annual meeting, please complete, sign and date the proxy card and return it in the envelope provided in time for it to be received by August 4, 2011. If you attend the meeting, you may vote in person, even if you have previously returned your proxy card.

The board of directors has determined that the Transaction is fair to our unaffiliated shareholders and has voted in favor of the approval of the Transaction. On behalf of the board of directors, I urge you to vote FOR approval of the Transaction and FOR the election of the nominees for directors.

Sincerely,

/s/Jeffrey Noblin
President and Chief Executive Officer

CNB BANCORP, INC.

11407 Windsor Blvd.

Windsor, VA 23487

(757) 242-4422

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 4, 2011

Notice is hereby given that the annual meeting of shareholders of CNB Bancorp, Inc. will be held at 4:00 p.m. local time on August 4, 2011, at our main office located at 11407 Windsor Blvd. in Windsor, VA, for the following purposes:

(1)	To vote on the re-election of our Class II directors;

(2)	To vote on a merger providing for the Rule 13e-3 merger of CNB Bancorp, Inc. with and into Citizens National Bank, whereby Citizens National Bank will be the surviving entity;

(3)	To vote on the adjournment of the annual meeting to another time and date if such action is necessary for the board of directors to solicit additional proxies in favor of the Merger Agreement, attendance at the meeting, or otherwise; and

(4)	To transact any other business as may properly come before the meeting or any adjournment of the meeting.

The board of directors recommends that you vote FOR the above proposals.

The board of directors has set the close of business on June 3, 2011 as the record date for determining the shareholders who are entitled to notice of, and to vote at, the meeting or any adjournment of the meeting. We have also concluded that shareholders of record are entitled to assert appraisal rights under Article 13.1-730A(2) of the Virginia Stock Corporation Act (the “VSCA”).

We hope that you will be able to attend the meeting. We ask, however, whether or not you plan to attend the meeting, that you mark, date, sign, and return the enclosed proxy card as soon as possible. Promptly returning your proxy card will help ensure the greatest number of shareholders are present whether in person or by proxy.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on August 4, 2011.

The Notice of 2011 Annual Meeting of Shareholders, this Proxy Statement and the 2010 Annual Report to Shareholders are available on the internet at the following website: www.cnbva.com/2011proxy.

You may obtain directions to attend the Annual Meeting of Shareholders by calling (757)242-4422.

If you attend the meeting in person, you may revoke your proxy at the meeting and vote your shares in person. You may revoke your proxy at any time before the proxy is exercised.

By Order of the Board of Directors,

/s/ Jeffrey Noblin
President and Chief Executive Officer

July 1, 2011

CNB BANCORP, INC.

11407 Windsor Blvd.

Windsor, VA 23487

(757) 242-4422

PROXY STATEMENT

For Annual Meeting of Shareholders

To Be Held on August 4, 2011

The board of directors of the Company is furnishing this proxy statement in connection with its solicitation of proxies for use at the annual meeting of shareholders. At the annual meeting, shareholders will be asked to vote on (i) the election of directors; (ii) a proposed merger transaction providing for the merger of CNB Bancorp, Inc. (“CNB” or the “Company”) with and into its wholly-owned subsidiary, Citizens National Bank (the “Bank”); (iii) the adjournment of the annual meeting to another time and date if such action is necessary for the board of directors to solicit additional proxies in favor of the merger agreement, attendance at the meeting, or otherwise; and (iv) to transact any other business as may properly come before the meeting or any adjournment of the meeting. The primary purpose and effect of the merger transaction will be to terminate the registration of the CNB common stock under federal securities laws. Because the Securities and Exchange Commission (“SEC”) rules classify the exchange as a “the Rule 13e-3 transaction,” we will use that term in referring to this transaction. A copy of the merger agreement is attached hereto as Appendix A and is incorporated by reference herein.

The Rule 13e-3 transaction is designed to allow us to terminate the registration of the CNB common stock under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”). As a result of the Rule 13e-3 transaction, the CNB common stock will no longer be listed on the Over the Counter Bulletin Board. The board of directors has determined that it is in the best interests of CNB and its shareholders to effect the Rule 13e-3 transaction because the Company will realize significant cost savings as a result of the termination of its reporting obligations with the SEC, including avoiding annual costs relating to compliance with the eXtensible Business Reporting Language (“XBRL”) reporting. Although the Bank, as the surviving entity after the Rule 13e-3 transaction, will be a registered entity under Section 12(g) of the Securities Exchange Act, its reporting obligations will no longer be to the SEC, but rather, to the OCC. The OCC does not currently require XBRL financial statements, although it could in the future. The board of directors believes these cost savings and the other benefits of CNB’s deregistration and the resulting elimination of its SEC reporting obligations described in this proxy statement outweigh the loss of the benefits thereof and Over the Counter Bulletin Board listing to our shareholders, such as a reduction in publicly available information about the Company, the elimination of the limited market that exists for the CNB common stock and the elimination of certain corporate governance safeguards resulting from the Sarbanes-Oxley Act.

In the Rule 13e-3 transaction, shareholders who are the record holders of CNB common stock will have the right to receive one share of Bank Stock for each share of CNB common stock they own on the date we file the Articles of Merger with the Commonwealth of Virginia State Corporation Commission and the Office of the Comptroller of the Currency (the “OCC”), which we anticipate will be shortly after the annual meeting. We will refer to this filing date as the “effective date of the Rule 13e-3 transaction.” No cash will be paid to shareholders as consideration for their shares – they will only have the right to receive Bank Stock.

The Bank Stock has voting and dividend rights and preferences generally equal to the rights and preferences of the CNB common stock. See “Terms of the Bank Stock to be Issued in the Rule 13e-3 Transaction” on page 29 for a detailed description of these features.

As a result of the Rule 13e-3 transaction, shareholders receiving Bank Stock will receive no additional compensation, and will have the right to receive securities that are less liquid than those they currently own as the Bank Stock will not be traded on the Over the Counter Bulletin Board.

This proxy statement provides you with detailed information about the proposed Rule 13e-3 transaction. We encourage you to read this entire document carefully, including the appendices attached hereto.

The board of directors of the Company has determined that the Rule 13e-3 transaction is fair to our unaffiliated shareholders and has approved the merger transaction. The transaction cannot be completed, however, unless the proposed transaction is approved by two-thirds of the votes entitled to be cast on the proposal. Our current directors and executive officers beneficially own approximately 25%, in the aggregate, of the outstanding shares of CNB common stock and have indicated that they intend to vote their shares in favor of the Rule 13e-3 transaction.

Neither the SEC nor any state securities commission has approved or disapproved the Rule 13e-3 transaction or the transactions contemplated thereby or has determined if this proxy statement is truthful or complete. The SEC has not passed upon the fairness or merits of the Rule 13e-3 transaction or the transactions contemplated thereby, nor upon the accuracy or adequacy of the information contained in this proxy statement. Any representation to the contrary is a criminal offense.

The date of this proxy statement is July 1, 2011.

We will first mail our proxy statement to our shareholders on or about July 1, 2011.

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PRINCIPAL ACCOUNTANT FEES AND SERVICES	40

AUDIT COMMITTEE REPORT	40

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES	41

SHAREHOLDER PROPOSALS FOR 2012 ANNUAL MEETING	41

OTHER MATTERS	41

WHERE YOU CAN FIND MORE INFORMATION	42

***

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SUMMARY TERM SHEET

CNB was incorporated as a Virginia corporation on November 12, 2001, to serve as a bank holding company that holds all of the outstanding capital stock of Citizens National Bank, a nationally chartered bank located in Windsor, Virginia. Other than its investment in the Bank, CNB has no other material assets, nor does it conduct any other business activity.

The following is a summary of the material terms of the Rule 13e-3 transaction. We urge you, however, to review the entire proxy statement and accompanying materials carefully.

•

Structure of the Rule 13e-3 Transaction. For the reasons set forth elsewhere in this proxy statement, the board of directors believes that the best interests of CNB and its shareholders will be served by merging CNB with and into its wholly-owned subsidiary, the Bank, whereby the Bank will be the surviving entity. The Rule 13e-3 transaction would result in, among other things, the following:

•	CNB will cease to exist and the surviving entity will be the Bank.

•

The registration of the CNB common stock under federal securities laws will be terminated and the CNB common stock will no longer be traded on the Over the Counter Bulletin Board. You will no longer have rights as a CNB shareholder.

•	Each issued and outstanding share of CNB common stock would automatically convert into the right to receive one share of common stock of the Bank (“Bank Stock”).

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No cash will be paid to shareholders as consideration for their shares – shareholders will only have the right to receive shares of Bank Stock. After the Rule 13e-3 transaction is complete, CNB’s corporate existence will cease.

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The Bank will be registered under Section 12(g) of the Securities Exchange Act, but it will be required to file with the OCC, and not the SEC, any reports or forms required by SEC regulations. The OCC does not currently require XBRL financial statements, although it could in the future.

We selected this structure, as opposed to a transaction in which some of our shareholders would receive cash for their shares, principally because it presented a means by which all of our shareholders could retain an equity interest in the Bank while enabling us to terminate CNB’s registered status with the SEC.

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Terms of the Bank Stock to be Issued in the Rule 13e-3 Transaction. The Bank’s articles of association currently designate 1,000 shares of authorized common stock. Immediately upon receipt of the required stockholder approval of the Rule 13e-3 transaction, the articles of association will be amended to authorize a sufficient number of shares of Bank Stock to be issued in connection with the Rule 13e-3 transaction. The terms of the Bank Stock principally provide as follows:

•	Rank: The Bank Stock retains substantially all of the rights and liabilities of the CNB common stock, including specifically voting rights and dividend rights.

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Voting Rights. Shares of Bank Stock have cumulative voting rights in connection with all elections of directors. On all other questions, each shareholder of Bank Stock is entitled to one vote for each share of Bank Stock held by him or her.

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Dividend Rights. Shares of one class or series may be issued as a dividend for shares of the same class or series on a pro rata basis and without consideration. Shares of one class or series may be issued as share dividends for a different class or series of stock if approved by a majority of the votes, unless there are no outstanding shares of the class or series to be issued.

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Preemptive Rights: Holders of Bank Stock are not entitled to preemptive or preferential rights of subscription to any shares of any class of Bank Stock, or to any obligations convertible into Bank Stock, other than such as the board of directors of the Bank, in its discretion, may from time to time determine.

See page 29 for more information regarding the terms of the Bank Stock.

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Bank Stock Issued in Reliance on Exemption from Registration. We will issue the shares of Bank Stock without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption under Section 3(a)(2) of the Securities Act for bank issued securities. We believe this exemption is available to the Rule 13e-3 transaction because we will only issue Bank Stock.

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Determination of Shares “Held of Record.” Because SEC rules require that we count “record holders” for purposes of determining our reporting obligations, the Rule 13e-3 transaction is based on shares held of record without regard to the ultimate control of the shares. A shareholder “of record” is the shareholder whose name is listed on the front of the stock certificate, regardless of who ultimately has the power to vote or sell the shares. For example, if a shareholder holds separate certificates individually; as a joint tenant with someone else; as trustee; and in an IRA, those four certificates represent shares held by four different record holders, even if a single shareholder controls the voting or disposition of those shares. Similarly, shares held by a broker in “street name” on a shareholder’s behalf are held of record by the broker.

•	Effects of the Rule 13e-3 Transaction. As a result of the Rule 13e-3 transaction:

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We estimate that approximately 921 shareholders of record of CNB will have the right to receive, in the aggregate, approximately 1,500,427 shares of Bank Stock in connection with the Rule 13e-3 transaction. See page 15.

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We will be entitled to terminate the registration of the CNB common stock under the Securities Exchange Act, which will mean that we will no longer be required to file reports with the SEC. This will reduce the amount of information that is publicly available about the Company. See page 15.

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We will eliminate the direct and indirect costs and expenses associated with reporting to the SEC, which we estimate will be approximately $28,000 to $46,000 per year, related to XBRL compliance. See page 14.

•	We estimate that professional fees and other expenses related to the Rule 13e-3 transaction will be approximately $50,000, which we intend to pay with existing working capital.

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After the Rule 13e-3 Transaction becomes effective, we expect our estimated costs associated with the Bank’s reporting obligations to the OCC to be substantially similar to our current reporting costs, except for the savings associated with not having to comply with XBRL.

•	We estimate that the approximate cost savings from avoiding the XBRL requirements will be $28,000 in 2011, $46,000 in 2012 and in each of the following years.

•	The Bank Stock will not be quoted or traded on the Over the Counter Bulletin Board. As a result, the market liquidity of your common stock will be reduced. See page 21.

•	Our actual earnings will not change, except for the cost savings we expect to enjoy.

•	Our actual book value will not change, except for the cost savings we expect to enjoy.

•	The percentage ownership of Bank Stock beneficially owned after the Rule 13e-3 transaction by our executive officers and directors as a group will remain the same at approximately 25%. See page 41.

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As a result of the Rule 13e-3 transaction, CNB shareholders will receive no additional compensation, other than the Bank Stock, and will receive securities that are less liquid than those they currently own because the Bank Stock will not be quoted or traded on the Over the Counter Bulletin Board.

A more detailed description of these effects and the effects of the Rule 13e-3 transaction on our affiliates and shareholders generally, begins on page 17.

•	Reasons for Merger. Our principal reasons for effecting the Rule 13e-3 transaction are:

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The direct and indirect cost savings of approximately $28,000 to $46,000 per year related to XBRL that we expect to experience as a result of the Rule 13e-3 transaction and the reporting duties of the Bank being to the OCC and not the SEC;

•	Our belief that our shareholders have not benefited proportionately from the costs relating to being an SEC-reporting company, principally as a result of the thin trading market for our stock; and

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We have structured this going-private transaction as a merger because, unlike a cash-out merger or reverse stock split, the merger (1) will allow all shareholders to maintain an equity interest in the Bank; and (2) will not require the Company to finance the purchase of any shares.

See page 14 for more detailed information.

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Fairness of the Rule 13e-3 Transaction. Based on a careful review of the facts and circumstances as described beginning on page 20, our board of directors and each of our affiliates believe that the terms and provisions of the Rule 13e-3 transaction and the Bank Stock are substantively and procedurally fair to our unaffiliated shareholders. Our board of directors approved, and recommends that our shareholders vote in favor of, the Rule 13e-3 transaction.

Our affiliates are listed on page 23 and include the Bank and all of our directors and executive officers. Because of the positions of our executive officers and directors with CNB, each is deemed to be engaged in the Rule 13e-3 transaction and has a conflict of interest with respect to the transaction because he or she is in a position to structure it in a way that benefits his or her interests differently from the interests of unaffiliated shareholders. At present, we anticipate that our officers and directors will retain the number of shares of common stock they beneficially own in the transaction. After the transaction, we anticipate that our directors and executive officers, in the aggregate, will beneficially own approximately 25% of shares of Bank Stock. See “Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters” on page 40 for more information regarding stock owned by our officers and directors.

In the course of determining that the Rule 13e-3 transaction is fair to and in the best interests of our unaffiliated shareholders, the board of directors and each of our other affiliates considered a number of positive and negative factors affecting these groups of shareholders in making their determinations. In connection with its fairness determination, the board of directors did not obtain any appraisal, independent valuation or fairness opinion of the CNB Stock or the Bank Stock because the board of directors believes that the value of the Bank Stock is equivalent to the value of the CNB Stock such that the actual cash value of the shares for each company is immaterial to the determination of the fairness of the Rule 13e-3 transaction, from a financial point of view, because those values would be the same. The factors considered by the board of directors included:

•	All shareholders will continue to hold an equity interest in the Bank, and no shareholder will be forced to involuntarily liquidate his or her equity interest;

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The board of directors’ belief that the value of the Bank Stock is equivalent to the CNB stock based on the board of directors’ review of the terms of the Bank Stock, which are substantially the same as the terms of the CNB common stock;

•	The board of directors believes that the Bank’s future public reporting obligations to the OCC provide its shareholders with much of the same information that CNB’s current SEC reporting provides;

•	The Rule 13e-3 transaction will have no effect on diluted earnings per share for the three months ended March 31, 2011 or the year ended December 31, 2010;

•	Book value per common equivalent share will not be affected by the transaction; and

•	The Rule 13e-3 transaction should not be a taxable event for any shareholder.

A more detailed description of the factors considered by our board of directors when assessing the fairness of the Rule 13e-3 transaction begins on page 20 and the effects of the Rule 13e-3 transaction on our affiliates and shareholders generally, begins on page 17.

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Effectiveness of the Rule 13e-3 Transaction. The Rule 13e-3 transaction will not be effected unless the Merger Agreement is approved by two-thirds of the votes entitled to be cast. Assuming this occurs, as shortly thereafter as is practicable, we will file the Articles of Merger with the Commonwealth of Virginia State Corporation Commission and the OCC, and thereby effect the Rule 13e-3 transaction. However, notwithstanding shareholder approval, at any time prior to the effective date of the Rule 13e-3 transaction, the board of directors may abandon the Rule 13e-3 transaction without any further shareholder action. If at any time prior to the effective date of the Rule 13e-3 transaction the board of directors determines that (1) the estimated legal expenses makes the Rule 13e-3 transaction inadvisable or (2) the number of negative votes on the Rule 13e-3 transaction reflects a material negative reaction among a significant portion of the shareholders, the board of directors may elect to abandon the Rule 13e-3 transaction.

We anticipate that the Rule 13e-3 transaction will be effected in the third quarter of 2011. We will issue a press release and file a current report on Form 8-K with the SEC in the event that the board of directors decides to not go forward with the Rule 13e-3 transaction. See page 27 for more detailed information.

•	Condition and Regulatory Approvals. Aside from shareholder and regulatory approval of the Merger Agreement, the Rule 13e-3 transaction is not subject to any conditions or other regulatory approvals.

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Appraisal Rights. Virginia law provides shareholders with the right to dissent from the proposed Rule 13e-3 transaction. This right is subject to a number of restrictions and technical requirements. Generally, any shareholder who wishes to dissent must give us notice of his or her intent to dissent and may NOT vote in favor of the transaction at the annual meeting of shareholders. If the shareholders approve the Rule 13e-3 transaction, we will send written notice to all property qualified dissenters concerning the procedure for demanding payment no later than 10 days after the Rule 13e-3 transaction became effective. We must make payment to such shareholders within 30 days after the due date of the shareholder form required by section 13.1-734 of the VSCA. Any shareholder who is dissatisfied with the payment offered must provide us with an estimate of fair value. We must then either pay the amount requested by the shareholder, or seek an appraisal from the court. A shareholder who fails to notify us in writing that such shareholder’s demand to be paid its stated estimate of the fair value plus interest within 30 days after receiving our payment, will waive the right to demand any other payment, and shall be entitled only to the payment made by the Company. We have included a copy of Article 15 of the VSCA as Appendix D to this proxy statement, and qualify this summary of appraisal rights thereto. Failure to follow all of the steps required by this statute will result in the loss of your appraisal rights.

•	Current Market Price of Common Stock. As of June 17, 2011, the market price of CNB common stock was $1.64.

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Bank’s OCC Reporting Requirements. After the Rule 13e-3 transaction becomes effective, the Bank will be subject to the periodic reporting requirements of the OCC, rather than those of the SEC. These reporting requirements are in many ways similar to those of the SEC, but do not currently require compliance with XBRL, although they may in the future, and therefore represent significant cost savings to us. In addition to the quarterly Consolidated Reports of Condition and Income (“Call Reports”) that we already provide to the OCC, we will be required to file periodic reports similar to those we file with the SEC: Form F-1, 12 CFR 11.41 - Form for Registration of Securities of a Bank Pursuant to Paragraph 12(g) of the Exchange Act; Form F-2, 12 CFR 11.42 - Annual Report of Bank; Form F-3, 12 CFR 11.43 - Current Report of Bank; Form F-4, 12 CFR 11.44 - Quarterly Report of a Bank; Form F-5, 12 CFR 11.51 - Proxy Statement; Form F-7, 12 CFR 11.61 - Initial Statement of Beneficial Ownership of Securities; Form F-8, 12 CFR 11.62 - Statement of Changes in Beneficial Ownership of Securities; Forms F-9A, B, C and D, 12 CFR 11.71 - Financial Statements; and Form F-10, 12 CFR 11.46 - Form for Registration of Additional Class of Securities Pursuant to Sections 12(b) or 12(g) of the Exchange Act. See page 19 for a comparison of our reporting requirements before and after the Rule 13e-3 transaction.

QUESTIONS AND ANSWERS

Q:	Why did you send me this proxy statement?

A:	We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your votes for use at the annual meeting of shareholders. Representatives of Yount, Hyde & Barbour, P.C., our independent registered public accounting firm, are expected to be available during the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to questions from our shareholders.

This proxy statement summarizes information that you need to know in order to cast an informed vote at the meeting. However, you do not need to attend the annual meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

The Notice of 2011 Annual Meeting of Shareholders, this Proxy Statement and the 2010 Annual Report to Shareholders are also available on the internet at the following website: www.cnbva.com/2011proxy.

The record date for those entitled to vote is June 3, 2011. On that date, there were 1,500,427 shares of CNB common stock outstanding. Shareholders are entitled to one vote for each share of CNB common stock held as of the record date.

Q:	What is the time and place of the annual meeting?

A:	The annual meeting will be held on August 4, 2011, at our main office located at 11407 Windsor Blvd. in Windsor, VA, at 4:00 p.m. local time.

Q:	Who may be present at the annual meeting and who may vote?

A:	All holders of our common stock may attend the annual meeting in person. However, only holders of our common stock of record as of June 3, 2011 may cast their votes in person or by proxy at the annual meeting.

Q:	What is the vote required?

A:	The proposed Merger Agreement must receive the affirmative vote of the holders of two-thirds of the votes entitled to be cast. If you do not vote your shares, either in person or by proxy, or if you abstain from voting on the proposal, it has the same effect for approval purposes as if you voted against the proposal to approve the Merger Agreement. In addition, if your shares are held in a brokerage account and you do not instruct your broker on how to vote on the proposal, your broker will not be able to vote for you. This will have the same effect as a vote against the proposal to approve the Merger Agreement.

Q:	What is the recommendation of the board of directors regarding the proposals?

A:	Our board of directors and each of our affiliates has determined that the Rule 13e-3 transaction is fair to our unaffiliated shareholders, and that approval of the proposed Rule 13e-3 transaction is advisable and in the best interests of CNB and its shareholders. Our board of directors has therefore approved the Rule 13e-3 transaction and recommends that you vote “FOR” approval of the proposed merger transaction. Our board of directors also recommends that you vote “FOR” the re-election of the nominees for directors.

Q:	What do I need to do now?

A:	Please sign, date, and complete your proxy card and promptly return it in the enclosed, self-addressed, prepaid envelope so that your shares can be represented at the annual meeting.

Q:	May I change my vote after I have mailed my signed proxy card?

A:	Yes. Just send by mail a written revocation or a new, later-dated, completed and signed proxy card before the annual meeting, or attend the annual meeting and vote in person. You may not change your vote by facsimile or telephone.

Q:	If my shares are held in “street name” by my broker, how will my shares be voted?

A:	Following the directions that your broker will mail to you, you may instruct your broker how to vote your shares. If you do not provide any instructions to your broker, your shares will not be voted on the proposal to approve the Merger Agreement and the re-election of the nominees for directors.

Q:	Will my shares held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?

A:	No. Because any shares you may hold in street name will be deemed to be held by a different shareholder from any shares you hold of record, any shares so held will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust, or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity, and shares held in an IRA must be voted under the rules governing the account.

Q:	Will I have appraisal or dissenters’ rights in connection with the Rule 13e-3 transaction?

A:	Yes, Virginia law provides shareholders with the right to dissent from the proposed Rule 13e-3 transaction. If you wish to dissent, you must give us notice of your intent to dissent and may not vote in favor of the Rule 13e-3 transaction at the annual meeting of shareholders. Please refer to page 4 of this proxy statement for more information regarding your dissenters’ rights. We have also included a copy of Article 15 of the VSCA as Appendix D to this proxy statement.

Q:	What if I have questions about the merger or the voting process?

A:	Please direct any questions about the Rule 13e-3 transaction or the voting process to our President, Jeffrey Noblin, or our Chief Financial Officer, Elizabeth Beale, at our main office located at 11407 Windsor Blvd., Windsor, VA 23487, telephone (757) 242-4422.

Q:	Who will bear the costs of soliciting proxies for the annual meeting?

A:

Proxies are being solicited by our board of directors, and CNB pays all costs for such solicitation. In addition, our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone or fax. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation materials to the beneficial owners of common stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process. We anticipate the costs of such services to CNB to be approximately $5,000.

Q:	Why did the board of directors decide not to obtain a fairness opinion?

A:	The board did not obtain a fairness opinion because the board believes that the value of the Bank Stock is equivalent to the value of the CNB stock and therefore the Rule 13e-3 transaction will be fair to the shareholders, from a financial point of view. In reaching its conclusion that the Rule 13e-3 transaction is substantively fair to our unaffiliated shareholders, the board of directors did not consider the current or historical market price of our common stock, our net book value ($4.34 per share at March 31, 2011), our going concern value, or the liquidation value of our assets to be material, because shareholders are not being “cashed out” in connection with the Rule 13e-3 transaction. Our shareholders will continue to hold an equity interest in the Bank and will have the right to participate in the sale or a change in control of the Bank. Additionally, the board of directors determined that the overall terms of the Bank Stock were fair to all of our unaffiliated shareholders. In the board of directors’ opinion, based upon the unity of the operations of the Bank and the Company, the continuing equity position our shareholders will hold in the Bank, and limited benefits from reporting to the SEC compared to the costs associated with them, the qualitative advantages and disadvantages of the terms of the Bank Stock are balanced as compared to the rights related to the CNB common stock. Although the Bank, as the surviving entity after the Rule 13e-3 transaction, will be a registered entity under Section 12(g) of the Securities Exchange Act, its reporting obligations will no longer be to the SEC, but rather, to the OCC. The OCC does not currently require XBRL financial statements, although it could in the future. See page 20 for further detail on the advantages and disadvantages of the terms of the Bank stock as compared to the CNB stock. Therefore, the board of directors determined no quantitative analysis, such as a review of the current, historical or repurchase prices of our common stock, our net book value or going concern value, or the liquidation value of our assets, was necessary and did not undertake a quantitative analysis. For the same reasons, the board of directors also did not request or receive any reports, opinions or appraisals from any outside party relating to the value of the Bank Stock.

Q:	Will the amount of publicly available information regarding CNB be reduced as a result of the Rule 13e-3 transaction?

A:	Yes. In particular, we will no longer be required to file annual reports on Form 10-K, quarterly reports on Form 10-Q or proxy statements with the SEC, although our periodic filings with the OCC will have similar content. The Form 10-K and proxy statement rules require detailed disclosures regarding executive compensation, corporate governance and management stock ownership, which are not required in our financial reports to the OCC or our audited financial statements.

IMPORTANT NOTICES

We have not authorized any person to give any information or to make any representations other than the information and statements included in this proxy statement. You should not rely on any other information. The information contained in this proxy statement is correct only as of the date of this proxy statement, regardless of the date it is delivered or when the Rule 13e-3 transaction is effected.

We will update this proxy statement to reflect any factors or events arising after its date that individually or together represent a material change in the information included in this document.

The words “CNB,” the “Company,” “we,” “our,” and “us,” as used in this proxy statement, refer to CNB and its wholly-owned subsidiary, Citizens National Bank, collectively, unless the context indicates otherwise.

Note about forward-looking statements. The safe-harbor provisions in the periodic reports included in the appendix to this proxy statement do not apply to any forward-looking statements the Company makes in connection with the going private transaction.

SPECIAL FACTORS

The following is a description of the material aspects of the Rule 13e-3 transaction. While we believe that the following description covers the material terms of the Rule 13e-3 transaction, the description may not contain all of the information that is important to you. We encourage you to read carefully the entire document, including the merger agreement attached to this proxy statement as Appendix A, for a more complete understanding of the Rule 13e-3 transaction. The following description is subject to, and is qualified in its entirety by reference to, the merger agreement.

Parties to the Merger

CNB Bancorp, Inc.

CNB was incorporated as a Virginia corporation on November 12, 2001, to serve as a bank holding company that holds all of the outstanding capital stock of Citizens National Bank, a nationally chartered bank located in Windsor, Virginia. Other than its investment in the Bank, the Company has no other material asset, nor does it conduct any other business activity.

Citizens National Bank

Citizens National Bank received its final approval to become a national bank from the OCC and began operations in April, 2003.

Purpose of the Rule 13e-3 Transaction

The primary purpose of the Rule 13e-3 transaction is to enable us to terminate the registration of the CNB common stock under Section 12(g) of the Securities Exchange Act. Although the Bank, as the surviving entity after the Rule 13e-3 transaction, will be a registered entity under Section 12(g) of the Securities Exchange Act, its reporting obligations will no longer be to the SEC, but rather, to the OCC. The OCC does not currently require XBRL financial statements, although it could in the future. We anticipate that deregistration of the CNB Stock and the resulting elimination of filing reporting requirements with the SEC will enable us to save significant legal, accounting and administrative expenses. We estimate that the approximate cost savings from avoiding the XBRL requirements will be $28,000 in 2011, $46,000 in 2012 and in each of the following years. When considering our consolidated net income of $95,000 in 2010, an increase in expenses of approximately $28,000, associated with XBRL compliance would result in a decrease in net income of 29.5%, assuming consolidated net income for 2011 remains on par with 2010. Our historical earnings record supports that an increase in expenses of such an amount would be material to earnings for 2011 and subsequent years. As a secondary matter, de-registration and the termination of CNB’s reporting obligations to the SEC are likely to decrease the administrative expense we incur in connection with soliciting proxies for routine special meetings of shareholders.

After the Rule 13e-3 transaction, we intend to keep our shareholders informed about the Bank’s business and financial condition by delivering annual audited financial statements to them. Moreover, the Bank is required to file quarterly financial reports with the OCC and will continue to provide annual financial information to its shareholders. Further, the Bank will continue to be registered under the Securities Exchange Act.

In particular, we will no longer be required to file annual reports on Form 10-K, quarterly reports on Form 10-Q or proxy statements with the SEC, although our filings with the OCC will have similar content. The Form 10-K and proxy statement rules require detailed disclosures regarding executive compensation, corporate governance and management stock ownership, which are not required in our financial reports to the Office of the Comptroller of the Currency or our audited financial statement.

We also incur substantial costs in management time and legal and accounting fees related to the preparation, review and electronic filing of our periodic reports and proxy statements with the SEC. As a result of the elimination of making our disclosure and reporting requirements to the SEC, as discussed above, we estimate that the approximate cost savings from avoiding the XBRL requirements alone will be $28,000 in 2011, $46,000 in 2012 and in each of the following years. Based on the proposals we have solicited, the annual fee for the creation of the template for the year’s filings is expected to be approximately $5,000 in 2011 and $12,000 to $14,000 in 2012 and subsequent years. Our additional expected costs relate to the individual requisite quarterly and annual filings. We anticipate that the tagging process will become much more intensive in 2012, which is why we estimate an increase in the cost of management’s time from $6,000 to $8,000, and which also leads to our estimate of a higher fee for the annual template. We are not aware of any potential “start-up” or “one-time” fees associated with XBRL compliance.

The Bank will not be required to file its financial statements to the SEC and on its corporate web site in interactive data format using XBRL. The Bank’s reporting requirements will be to the OCC rather than the SEC after effecting the Rule 13e-3 transaction. The OCC does not currently require XBRL financial statements, although it could in the future. We also expect to save approximately $5,000 in filing fees and $2,000 in listing fees.

If our SEC reporting obligations cease prior to the effective date of the XBRL requirements, we will not need to incur these expenses for 2011. Compliance with XBRL requirements would normally begin for our Company with our quarterly report on Form 10-Q for the quarter ending June 30, 2011.

We are currently required to comply with many of the same securities law requirements that apply to large public companies with substantial compliance resources. Our resources are more limited, however, and as is shown above, these compliance activities represent a significant administrative and financial burden to a company of our relatively small size and market capitalization. We also incur less tangible but nonetheless significant expenditure of management’s time and attention that could otherwise be deployed toward revenue-enhancing activities.

In summary, our estimated cost of continuing to file periodic reports with the SEC is substantial, representing an estimated direct and indirect annual cost to us of approximately $40,000 in 2011 and $69,000 in 2012 and subsequent years, including the expected effect of XBRL. Our anticipated cost savings are also summarized under “—Reasons for the Rule 13e-3 Transaction.”

As of June 17, 2011, we had approximately 921 common shareholders of record, requiring CNB to be a public reporting company. Although the Bank will be a registered entity under Section 12(g) of the Securities Exchange Act, national banks are not required to file reports with the SEC. Our common stock is currently listed under the symbol “CNBV” on the Over the Counter Bulletin Board; however, trading of our stock is infrequent, the trading volume is low, and the board of directors believes there is little likelihood that a more active market will develop. However, because we have more than 300 shareholders of record and our common stock is registered under Section 12(g) of the Securities Exchange Act, we are currently required to comply with the disclosure and reporting requirements under the Securities Exchange Act, the Sarbanes-Oxley Act, and other rules and regulations relating to public companies such as XBRL.

In light of the limited market for our common stock, we believe the termination of our obligation to file with the SEC any reports or forms required by the SEC’s regulations will not have a significant impact on any future efforts by the Bank, as the surviving entity in the merger, to raise additional capital or to acquire other business entities. We believe the Rule 13e-3 transaction will provide a more efficient means of using our capital to benefit our shareholders by allowing us to save significant administrative and legal expenses incurred in complying with the disclosure, reporting and compliance requirements described above. Moreover, we believe that our limited trading market and the resulting inability of our shareholders to realize the full value of their investment in our common stock through an efficient market has resulted in little relative benefit for our shareholders as compared to the costs of continuing our reporting requirements with the SEC. Finally, the Rule 13e-3 transaction will give all of our shareholders the opportunity to retain an equity interest in the Bank and therefore to participate in any future growth and earnings of the Bank and in any future value received as a result of the sale of the Bank, although no such transaction is currently planned.

Alternatives Considered

In making our determination to proceed with the Rule 13e-3 transaction, we considered other alternatives. We rejected these alternatives because we believed the Rule 13e-3 transaction would be the simplest and most cost-effective manner in which to achieve the purposes described above. These alternatives included:

Request for a Hardship Exemption. On March 9, 2011, we filed our request for exemption from XBRL requirements with the SEC. Pursuant to the established exemption request procedure, we reasoned that as a small business, with thinly traded stock, the costs of XBRL compliance far outweighed the benefits to the Company, our shareholders, and market participants. The SEC refused our application and has required that the Company comply with XBRL requirements.

Cash-Out Merger. The board considered the reorganization of the Company through a merger with a new corporation formed solely to effect a reorganization. In a cash-out merger, shareholders owning fewer than a specified number of shares of CNB common stock would receive cash equal to the fair value of the common stock in exchange for their shares, and all other shares of CNB common stock would have remained outstanding. Accordingly, a cash-out merger would not offer all shareholders an opportunity to retain an equity interest in the Bank, to participate in future growth and earnings of the Bank, or to benefit from any future value received as a result of the sale of the Bank. While shareholders could consolidate their accounts or acquire sufficient shares to meet or exceed the share threshold in order to retain an equity interest in the Bank, the board of directors preferred to structure a transaction that would allow shareholders to retain an equity interest without being required to pay for additional shares or consolidate their holdings in a way that might not otherwise be advantageous for them. Additionally, the receipt of cash in exchange for shares of common stock would generally result in a negative tax consequence for those shareholders receiving cash. Additionally, the board believes that the current stock price of CNB is depressed and cashing out shareholders at this time would not be attractive to many shareholders. Because the involuntary termination of shareholders’ equity interests in the Company was a dispositive factor in the board’s rejection of this alternative, the board did not consider the potential capital cost of such a transaction.

Reverse Stock Split. The board of directors considered declaring a reverse stock split, with cash payments to shareholders who would hold less than one share on a post-split basis. This alternative would also have the effect of reducing the number of shareholders, but would require us either to account for outstanding fractional shares after the transaction, engage in a forward stock split at the reverse split ratio, or pay cash to shareholders holding any resulting fractional shares. Like the cash-out merger described above, a reverse stock split would not have offered all shareholders an opportunity to retain an equity interest in our company. As a result, a reverse stock split was rejected for the same reasons as the cash-out merger alternative.

Issuer Tender Offer. We also considered an issuer tender offer to repurchase shares of our outstanding common stock. The results of an issuer tender offer would be unpredictable, however, due to its voluntary nature. Additionally, if a sufficient number of shares were tendered, we estimate the cost of this alternative would be approximately the same as the cash-out merger. Therefore, this alternative also would require the Company to incur debt to finance. As a result, we also rejected this alternative.

Expense Reductions in Other Areas. While we might be able to offset some of the expenses related to reporting to the SEC by reducing expenses in other areas, we have not pursued such an alternative because there are no areas in which we could achieve comparable savings without adversely affecting a vital part of our business or impeding our opportunity to grow. During the recent economic downturn, we have explored many cost-reduction strategies already. Our most significant area of potential savings would involve personnel costs, and we are already thinly staffed. We believe the expense savings a merger would enable us to accomplish will not adversely affect our ability to execute our business plan, but will instead position us to execute it more efficiently. For these reasons, we did not analyze cost reductions in other areas as an alternative to the Rule 13e-3 transaction.

Business Combination. Although the board of directors does explore business combinations as well as the sale of the Company from time to time, after careful deliberations, the board of directors determined in its business judgment that such transactions are not currently in the best interest of the Company or our shareholders. Our board of directors did not seek any combination or sale proposals because these types of transactions are inconsistent with the narrower purpose of the proposed transaction, which is to discontinue our SEC reporting obligations. The board of directors believes that by implementing the Rule 13e-3 transaction, our management will be better positioned to focus its attention on our customers and the communities in which we operate and expenses will be reduced.

Maintaining the Status Quo. The board of directors considered maintaining the status quo. In that case, we would continue to incur the significant expenses, as outlined herein, of being an SEC-reporting company without the expected commensurate benefits. Thus, the board of directors considered maintaining the status quo not to be in the best interests of the Company or its unaffiliated shareholders.

Background of the Rule 13e-3 Transaction

We have filed reports under the Securities Exchange Act since 2003. These reports include annual, quarterly and current reports presenting and analyzing our business, financial condition, results of operations and management structure; ongoing reports regarding insiders’ stock transactions and potential short-swing profit liability; and proxy statements disclosing information about our directors and executive officers, their compensation and our corporate governance process. Although our public reporting obligations have existed for several years, the Sarbanes-Oxley Act and other rules and regulations, such as XBRL, have added several reporting and procedural requirements that have become effective during the past few years. As a result of the Sarbanes-Oxley Act and other regulations, such as XBRL, we have become subject to heightened compliance and documentation requirements in a variety of areas, including disclosure and internal controls, internal and external audit relationships, and the duties and qualifications of our board committees. We have also become subject to expanded disclosure requirements relating to our corporate and trading activities. As a result of these new requirements, the cost of compliance has increased significantly, particularly relative to our limited personnel resources and market capitalization. In addition to the substantial indirect costs in management time, costs associated with our reporting obligations include securities counsel fees, auditor fees, costs of printing and mailing shareholder documents, and specialized word processing and filing costs. We anticipate further increases resulting from the upcoming requirement under XBRL. See “—Reasons for the Rule 13e-3 Transaction” on page 14.

As a result of these expanding requirements of XBRL, in February, 2011, Jeffrey Noblin, our President and Chief Executive Officer, and Elizabeth Beale, our Chief Financial Officer, began discussing generally the relative benefits, costs and effects, both direct and indirect, relating to continuing the SEC reporting obligations of the Company. Management had been aware of the possibility of deregistration of CNB and the subsequent elimination of filing reports with the SEC as a general cost saving strategy, but had not seriously explored its implications before. These discussions escalated rapidly and expanded to include directors of the Company. On February 10, 2011, our CFO, Elizabeth Beale, had discussions with our proposed vendor relating to cost estimates for XBRL compliance. Mrs. Beale consulted with legal counsel regarding applying for a hardship exemption from compliance with XBRL. On March 9, 2011, we applied for the hardship exemption with the SEC. On March 17, 2011, we received notice from the SEC that our request for a hardship exemption from XBRL compliance had been denied. Later that same day, discussions regarding cost of compliance and our exemption request and denial were held during our regularly scheduled board meeting. In March, 2011, director O’Connell formally introduced the prospect of CNB going private and terminating its SEC-reporting obligations to the full board of directors. At this point, the full board of directors engaged in discussions regarding the benefits and costs of CNB remaining a public company, and authorized management to explore the cost savings implications of going private and terminating the SEC-reporting obligations. After consultation with legal counsel, Mrs. Beale prepared a proposal for the board of directors outlining the Rule 13e-3 transaction. At a specially called board meeting on March 23, 2011, management provided the board of directors the summary package for review and discussion. On March 29, 2011, a specially called board meeting was held to review the package provided at the March 23, 2011 meeting, at which March 29, 2011 meeting the board voted to dissolve the holding company, approving the Rule 13e-3 transaction.

At the March 29, 2011 meeting of the Company’s board of directors, directors Smith and Demsko, along with members of management present, expressed their belief that the benefits to shareholders of CNB remaining an SEC-reporting company were outweighed by the costs associated with doing so, and that it was their belief that deregistering CNB’s common stock was essential to achieving the Bank’s future financial goals. The board also discussed the relative costs and benefits to shareholders of CNB remaining an SEC-reporting company as well as specific cost estimates related to compliance with reporting obligations to the SEC, as summarized in “—Reasons for the Rule 13e-3 Transaction” on page 14 and the alternatives described under “—Alternatives Considered” on page 11. The board also discussed:

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the benefits and disadvantages of the Rule 13e-3 transaction as described below under “—Reasons for the Rule 13e-3 Transaction” and “—Effect of the Rule 13e-3 Transaction on Shareholders Generally”; and

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the effects of the Rule 13e-3 transaction as described under “—Effects of the Rule 13e-3 Transaction on CNB” on page 15, “—Effects of the Rule 13e-3 Transaction on Affiliates” on page 17 and “—Effects of the Rule 13e-3 Transaction on Shareholders Generally” on page 16.

The board of directors determined that a merger of CNB with and into the Bank was a better alternative than a cash-out merger because, unlike a cash-out merger, the contemplated transaction (1) would allow all shareholders to maintain an equity interest in the Bank, and (2) would not require the Company to finance the purchase of any shares. Accordingly, by a unanimous vote, the board of directors approved pursuing a merger of the Company with and into the Bank, whereby the Bank would be the surviving entity. Our board of directors did not discuss additional cash consideration to the shareholders, instead wanting to ensure that the shareholders be in substantially the same position post-Rule 13e-3 transaction as before, only benefiting from the additional cost savings. The board of directors’ belief as to the equivalency of the Bank stock offered in exchange for CNB stock is based solely on qualitative assessments, and shareholders should consider the possibility that the Bank stock may be worth less in value than the CNB stock.

Pursuant to Article Six of the Bank’s Articles of Association, the board approved issuing Bank Stock in exchange for CNB stock, the terms of which are described under “Summary Term Sheet —Terms of the Bank Stock to be Issued in the Rule 13e-3 Transaction” on page 1, and authorized the executive officers of the Company to execute the Merger Agreement and to file the Articles of Merger with the Commonwealth of Virginia State Corporation Commission and the OCC to effect the Rule 13e-3 Transaction.

At the March 29, 2011 board meeting, the board considered each of the factors described under “—Recommendation of the Board of Directors; Fairness of the Rule 13e-3 Transaction” on page 19. After a thorough discussion of these factors, the board, including those directors who are not employees of CNB, determined that the Rule 13e-3 transaction was fair, from a substantive and procedural point of view, to our unaffiliated shareholders receiving Bank Stock in the Rule 13e-3 transaction. In reaching this conclusion, the board considered the potential benefit of liquidity to unaffiliated shareholders receiving cash for their shares in a cash-out merger, but determined that the benefit of liquidity would be diminished due to the taxable nature of a cash-out merger on shareholders receiving cash and to the current market price of the CNB stock.

Reasons for the Rule 13e-3 Transaction

As described above in “—Purpose of the Rule 13e-3 Transaction,” the Rule 13e-3 transaction will allow us to save the administrative and legal expenses incurred in filing the disclosure and reporting requirements under the Securities Exchange Act with the SEC. We estimate that we will save approximately $28,000 in 2011 and $69,000 per year in 2012 and subsequent years as a result of the elimination of the obligation to file the reports required by the Securities Exchange Act with the SEC, as listed below:

Direct Costs
Legal fees	$10,000
OTC Listing	2,000
Edgar conversion	5,000

17,000
Indirect Costs
Management and staff time	6,000

Total SEC General Savings	$23,000

Further, we expect to save the following fees and expenses related to the elimination of compliance with the requirements under XBRL:

Fiscal 2011 Consulting Fees	$22,000
Indirect Management and Staff Time	6,000

Total Estimated Annual Savings in 2011	$28,000

Subsequent Annual Savings	$46,000

As is noted above, we incur substantial indirect costs in management time spent on securities compliance activities. Although it is impossible to quantify these costs specifically, we estimate that our management and staff spend an average of 5% of their time (equating to approximately five days per quarter) on activities directly related to compliance with federal securities laws, such as preparing and reviewing SEC-compliant financial statements and periodic reports, monitoring and reporting transactions and other data relating to insiders’ stock ownership, and consulting with external auditors and legal counsel on compliance issues. If we do not eliminate our reporting obligations to the SEC, we estimate our management and staff will spend an additional five days per quarter, or an average of 5% of their time, on activities related to compliance with XBRL. We decided to initiate the going-private transaction at this time to avoid costs related to remaining an SEC-reporting company going forward, and to avoid incurring additional professional fees related to compliance with XBRL. We believe that effecting the Rule 13e-3 transaction is essential to achieving our future financial goals.

In addition, our common stock has historically been very thinly traded. We do not enjoy sufficient market liquidity to enable our shareholders to trade their shares easily. We also do not have sufficient liquidity in our common stock to enable us to use it as potential acquisition currency.

As described above in “—Background of the Rule 13e-3 Transaction,” we have structured this going-private transaction as a merger because a merger (1) will allow all shareholders to maintain an equity interest in the Bank, and (2) will not require the Company to finance the purchase of any shares.

Effects of the Rule 13e-3 Transaction on CNB

The Rule 13e-3 transaction is designed to provide to shareholders of issued and outstanding shares of CNB common stock the right to receive Bank Stock, which will allow us to terminate the registration of the CNB common stock under the Securities Exchange Act and will eliminate our reporting obligations to the SEC. We estimate that approximately 921 shareholders of record of CNB common stock will have the right to receive, in the aggregate, approximately 1,500,427 shares of Bank Stock in the Rule 13e-3 transaction. Although the Bank, as the surviving entity after the Rule 13e-3 transaction, will be a registered entity under Section 12(g) of the Securities Exchange Act, its reporting obligations will no longer be to the SEC, but rather, to the OCC. The OCC does not currently require XBRL financial statements, although it could in the future. In addition, we believe the Rule 13e-3 transaction will have the following effects on the Bank, as the surviving entity:

Positive Effects

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Elimination of Reporting to the SEC. After the Rule 13e-3 transaction, CNB will cease its corporate existence and the Bank will not be subject to filing its periodic reports with the SEC. Instead, the Bank will make its periodic filings with the OCC. Additionally, the Bank will not be subject to the XBRL costs and requirements. We expect to eliminate direct and indirect costs and expenses associated with SEC reporting, which we estimate would be up to approximately $23,000 on an annual basis, plus an additional $28,000 in initial annual costs related to compliance with XBRL. Additionally, as a non-SEC reporting company, the Bank’s management team, which currently spends a significant amount of time on activities related to compliance with SEC filings, will have significantly more time to devote to business development and revenue-enhancing activities. See “—Background of the Rule 13e-3 Transaction” and “—Reasons for the Rule 13e-3 Transaction” for a discussion of the nature of the information we will no longer be required to provide.

Negative Effects:

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Effect on Market for Shares. The Bank Stock will not be quoted or traded on the Over the Counter Bulletin Board, resulting in a limited third-party market for the shares. As a result, holders of Bank Stock may lose liquidity in their current investment in the Company, which is a factor that, taken alone, slightly decreases the market value of the stock.

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Financial Effects of the Rule 13e-3 Transaction. We estimate that professional fees and other expenses related to the transaction will total approximately $42,000. We estimate these expenses will be as follows:

SEC filing fees	$1,000
Legal fees	35,000
Accounting Fees	2,000
Printing and mailing costs	3,000
Miscellaneous	1,000

Total	$42,000

We plan to pay these fees and expenses out of our existing working capital and do not expect that the payment of these expenses will have a material adverse effect on our capital adequacy, liquidity, results of operations, or cash flow.

Other Effects:

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Conduct of Business After the Rule 13e-3 Transaction. We expect our business and operations to continue as they are currently being conducted and, except as disclosed below, the transaction is not anticipated to have any effect upon the conduct of our business.

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Raising Additional Capital and Obtaining Financing After the Rule 13e-3 Transaction. In light of the limited market for our common stock and the availability of capital from sources other than public markets, we believe the termination of our status as an SEC-reporting company will not have a significant impact on any future efforts by the Bank to raise additional capital. If we need to raise additional capital to support growth in the future, we have several financing alternatives, including raising additional equity through private offerings, or borrowing funds from a correspondent bank.

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Plans or Proposals. Other than as described in this proxy statement, we do not have any current plans or proposals to effect any extraordinary corporate transaction such as a merger, reorganization or liquidation; to sell or transfer any material amount of our assets; to change our board of directors or management; to change materially our indebtedness or capitalization; or otherwise to effect any material change in our corporate structure or business. As stated throughout this proxy statement, we believe there are significant advantages in effecting the Rule 13e-3 transaction. Although management has neither the intention at present to enter into any of the transactions described above nor is involved with negotiations relating to any such transaction, there is always a possibility that we may enter into such an arrangement or transaction in the future, including, but not limited to, entering into a merger or acquisition transaction, making a public or private offering of our shares, or any other arrangement or transaction we may deem appropriate. We will disclose the terms of such a transaction at the appropriate time upon advice of legal counsel if such a transaction were to occur.

Effects of the Rule 13e-3 Transaction on Shareholders Generally

The Rule 13e-3 transaction will have the following effects on shareholders regardless of whether they are affiliated or unaffiliated shareholders. The following sections describe the material effects that we expect to result from the Rule 13e-3 transaction.

Right to Receive Shares of Bank Stock. Shareholders will have the right to receive one share of Bank Stock for each share of common stock of CNB they hold. After the Rule 13e-3 transaction becomes effective, shareholders will no longer have any rights as CNB shareholders, and will experience the following effects:

Positive Effects:

•	The cost savings enjoyed by the Bank by virtue of the Rule 13e-3 transaction will be a direct benefit to the shareholders, as realized earnings, earnings per share, and income should increase.

Neutral Effects:

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After the Rule 13e-3 transaction is complete, CNB’s separate corporate existence will cease. Shareholders of CNB will have the right to receive one share of Bank Stock for each share of CNB common stock they hold. The board views this as a neutral effect of the Rule 13e-3 transaction.

Negative Effects:

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The Bank Stock will be registered under Section 12(g) of the Securities Exchange Act, but will not be traded on an exchange or automated quotation system after the Rule 13e-3 transaction. This represents a reduction of liquidity for the shareholders, which may have an adverse effect on its market value.

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Although we do not believe the issuance of the Bank Stock will be taxable to recipients, the Internal Revenue Service may not agree and could challenge our characterization. See “—Federal Income Tax Consequences of the Rule 13e-3 Transaction” for more information.

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As a result of the merger, our shareholders will receive no additional compensation and will have the right to receive securities that are less liquid than those they currently own because the Bank Stock will not be quoted or traded on the Over the Counter Bulletin Board.

Effects of the Rule 13e-3 Transaction on Affiliates

In addition to the effects the Rule 13e-3 transaction will have on shareholders generally, which are described above, the Rule 13e-3 transaction will have some additional positive and negative effects specifically on our executive officers and directors, each of whom may, as a result of his or her position, be deemed an affiliate of CNB. As used in this proxy statement, the term “affiliated shareholder” means any shareholder who is a director or executive officer of CNB or the beneficial owner of 10% or more of CNB’s outstanding shares, and the term “unaffiliated shareholder” means any shareholder other than an affiliated shareholder. Book value per common equivalent share will not be affected by the exchange transaction.

Positive Effects:

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No Further Disclosure Obligations with the SEC. After the Rule 13e-3 transaction becomes effective, the Bank will not be subject to filing the periodic reporting requirements or the proxy rules under the Securities Exchange Act with the SEC. Instead, the Bank will make its filings with the OCC. As a result, information about our officers’ and directors’ compensation and stock ownership may no longer be publicly available.

Negative Effects:

•

Restrictions on Sales of Bank Stock. Because the Bank Stock will be restricted stock after the Rule 13e-3 transaction becomes effective, our shareholders, including our affiliates, will have to sell their shares of Bank Stock in private transactions, which can result in reduced liquidity for the recipient and a lower purchase price for the shares. Rule 144 of the Securities Exchange Act is the principal means for reselling restricted shares without registration into the public market or, under some circumstances, in a private transaction. To qualify for the Rule 144 safe harbor, however, our affiliates, must comply with a number of specific sale restrictions, including a mandatory holding period. After the holding period has expired, our affiliates will be subject to certain limitations on the volume and manner-of-sale of the Bank Stock that they wish to sell under Rule 144.

Effects of the Rule 13e-3 Transaction on Unaffiliated Shareholders

In addition to the effects the Rule 13e-3 transaction will have on shareholders generally, which are described above, the Rule 13e-3 transaction will also have the following negative effects on our unaffiliated shareholders:

Reduction in Publicly Available Information Filed with the SEC. The Bank will not be required to file public reports of its financial condition and other aspects of its business with the SEC after the Rule 13e-3 transaction. Specifically, the Bank will no longer be required to make disclosures with the SEC regarding executive compensation, corporate governance matters, or management stock ownership. As a result, unaffiliated shareholders will have less legally-mandated access to information about the Bank’s business and results of operations than they had prior to the Rule 13e-3 transaction. Certain of our affiliated shareholders, however, because of their current positions as directors and/or executive officers of both the Company and the Bank, will continue to have continuous access to all information regarding our financial condition and other aspects of our business.

The Bank’s Consolidated Report of Condition and Income, referred to as the Call Report, which contains similar financial information as currently provided for in our SEC filings, is publicly available through the FFIEC quarterly at www.fdic.gov

Comparison of Our Reporting Requirements Before and After the Rule 13e-3 Transaction. After the Rule 13e-3 transaction becomes effective, the Bank will be subject to the periodic reporting requirements of the OCC, rather than those of the SEC. These reporting requirements are in many ways similar to those of the SEC, but do not currently require compliance with XBRL, although they may in the future, and therefore represent significant cost savings to us. As shown on the table below, the reporting requirements, and therefore the publicly available information to our shareholders remains substantially similar.

Before the Rule 13e-3 transaction	After the Rule 13e-3 transaction
Consolidated Reports on Condition and Income - Financial Statements accompanying Form 10-K and Form 10-Q	Consolidated Reports of Condition and Income

Annual Report to Stockholders	Annual Report

Schedule 14A, Section 14(a) of the Exchange Act -Disclosing Related Party Transactions	Report of Indebtedness of Executive Officers and Principal Shareholders and Their Related Interests to Correspondent Banks

Financial Statements accompanying Form 10-K and Form 10-Q	Past-Due Loan Reports

Form S-1 - Form for an Initial Registration of Securities of a Company Pursuant to the Securities Act of 1933, as amended.	Form F-1, 12 CFR 11.41 - Form for Registration of Securities of a Bank Pursuant to Paragraph 12(g) of the Exchange Act

Form 10-K, Section 13 or 15(d) of the Exchange Act - Annual Report of a Company	Form F-2, 12 CFR 11.42 - Annual Report of a Bank

Form 8-K, Section 13 or 15(d) of the Exchange Act - Current Report of a Company	Form F-3, 12 CFR 11.43 - Current Report of a Bank

From 10-Q, Section 13 or 15(d) of the Exchange Act - Quarterly Report of a Company	Form F-4, 12 CFR 11.44 - Quarterly Report of a Bank

Schedule 14A, Section 14(a) of the Exchange Act- Proxy Statement	Form F-5, 12 CFR 11.51 - Proxy Statement

Form 3, Section 16(a) of the Exchange Act - Initial Statement of Beneficial Ownership of Securities	Form F-7, 12 CFR 11.61 - Initial Statement of Beneficial Ownership of Securities

Form 4, Section 16(a) of the Exchange Act -Statement of Changes in Beneficial Ownership of Securities	Form F-8, 12 CFR 11.62 - Statement of Changes in Beneficial Ownership of Securities

Financial Statements included in Annual Report on Form 10-K and Form 10-Q	Forms F-9A, B, C and D, 12 CFR 11.71 - Financial Statements

Form S-3, Securities Act - Form for Registration of Securities by an Already Public Company	Form F-10, 12 CFR 11.46 - Form for Registration of Additional Class of Securities Pursuant to Sections 12(b) or 12(g) of the Exchange Act

Recommendation of the Board of Directors; Fairness of the Rule 13e-3 Transaction

The board believes that the Rule 13e-3 transaction is substantively and procedurally fair to CNB’s unaffiliated shareholders. The board of directors, including those directors who are not employees of CNB, has approved, and recommends that the shareholders approve, the proposed merger, which collectively reflects the terms of the Rule 13e-3 transaction.

The Bank, as well as each director and executive officer of the Company, is deemed a “filing person” in connection with this transaction. As filing persons, they have each determined in their corporate or individual capacity that the Rule 13e-3 transaction is substantively and procedurally fair to our unaffiliated shareholders in each of the constituencies described above. Neither the Bank nor any individual filing person, however, is making any recommendation to shareholders as to how to vote. See “—Determination of Fairness by CNB Affiliates” for information regarding the filing person’s fairness determination.

All of our directors and executive officers have indicated that they intend to vote their shares of common stock (and any shares with respect to which they have or share voting power) in favor of the proposed merger transaction. Our directors and executive officers beneficially own approximately 25% of the CNB shares outstanding. Although the board as a whole recommends that the shareholders vote in favor of the proposed merger transaction for the reasons set forth in “—Reasons for the Rule 13e-3 Transaction,” no director or executive officer is making any recommendation to the shareholders in his or her individual capacity.

We considered a number of factors in determining to approve the Rule 13e-3 transaction, including the effects described under “—Effects of the Rule 13e-3 Transaction on CNB,” “—Effects of the Rule 13e-3 Transaction on Affiliates” and the relative advantages and disadvantages described under “—Reasons for the Rule 13e-3 Transaction” and “—Effect of the Rule 13e-3 Transaction on Shareholders Generally.” The board also reviewed the tax and pro forma financial effects of the Rule 13e-3 Transaction on CNB and its shareholders.

After the Rule 13e-3 transaction, CNB will cease its existence and CNB’s common stock will not be registered under the Securities Exchange Act. Although the Bank, as the surviving entity after the Rule 13e-3 transaction, will be a registered entity under Section 12(g) of the Securities Exchange Act, its reporting obligations will no longer be to the SEC, but rather, to the OCC. The OCC does not currently require XBRL financial statements, although it could in the future. The board of directors considered the views of management regarding the cost savings to be achieved by eliminating the reporting and disclosure requirements of CNB with the SEC, including indirect savings resulting from reductions in the time and effort currently required of management to comply with the SEC reporting. Management determined that the Rule 13e-3 transaction would result in the cost savings described in “—Reasons for the Rule 13e-3 Transaction.”

Additionally, the board of directors considered the effect that the lack of listing of the Bank Stock on the Over the Counter Bulletin Board would have on the market for the Bank Stock and the ability of shareholders to buy and sell shares. However, the board of directors determined that CNB has not had an active, liquid trading market for its common stock and that its shareholders derive little relative benefit from its status as an SEC-reporting company. Our board of directors did not attempt to quantify any potential slight decrease in the market value of the CNB Stock due to the infrequency with which such stock trades. The board of directors determined that the cost savings and reduced management time to be achieved by terminating CNB’s SEC-reporting obligations outweighed any potential detriment thereof.

We considered alternatives to the proposed going-private transaction but ultimately approved the Rule 13e-3 transaction proposal. Please read the discussion under “—Alternatives Considered” for a description of these alternatives.

Substantive Fairness. The board of directors considered numerous factors, discussed below, in reaching its conclusions that the Rule 13e-3 transaction is substantively fair to our unaffiliated shareholders. The board of directors did not consider the current or historical market price of the CNB stock, our going concern value, or the liquidation value of our assets to be material, because shareholders are not being “cashed out” in connection with the Rule 13e-3 transaction. Our shareholders will continue to hold an equity interest in the Bank and will have the right to participate in the sale or a change in control of the Bank. Additionally, the board of directors determined that the overall terms of the Bank Stock were fair to all of our unaffiliated shareholders. In the board of directors’ opinion, the qualitative advantages and disadvantages of the terms of the Bank Stock are balanced as compared to the rights related to the CNB common stock. Further, although the CNB Stock is currently traded on the Over the Counter Bulletin Board, the trading volume is very low and does not correspond to an active, liquid market for our stock. Therefore, the board of directors determined no quantitative analysis, such as a review of the current, historical or repurchase prices of our common stock, or going concern value, or the liquidation value of our assets, was necessary and did not undertake a quantitative analysis.

In reaching these conclusions, the board of directors considered all of the factors listed below as a whole and did not assign specific weights to particular factors:

Factors Affecting Unaffiliated Shareholders

•

Equity Interest in the Bank. All shareholders will continue to hold an equity interest in the Bank and will continue to have the opportunity to participate in any future growth and earnings, including any future sale or change in control of the Bank. The board viewed this factor as supporting its determination of fairness because no shareholders will be forced to involuntarily liquidate their equity interest in the Bank, as would be the case in a cash-out merger or a reverse stock split. See “—Alternatives Considered.”

•

Earnings Per Share. Diluted earnings per share will not change. The board viewed the effect on diluted earnings per share as a factor, among others, that supported its conclusion of fairness of the Rule 13e-3 transaction because the Bank shareholders will continue to share in its earnings. The Company has no other operations, other than serving as the holding company for the Bank, or sources of revenue separate from those created by the Bank. As the Rule 13e-e transaction provides for a one-to-one exchange of CNB stock for Bank stock with no cash payout, we expect our capital accounts and income to remain steady and potentially increase in light of avoiding additional expenses, thereby keeping the ratio relatively unchanged post the effectiveness of the Rule 13e-3 transaction.

•

Book Value Per Common Share. Book value per common share will not change. The board viewed that this supports its determination of fairness. As the Rule 13e-e transaction provides for a one-to-one exchange of CNB stock for Bank stock with no cash payout, we expect our capital accounts and income to remain steady and potentially increase in light of avoiding additional expenses, thereby keeping the ratio relatively unchanged post the effectiveness of the Rule 13e-3 transaction.

•

Tax Consequences. The board noted that the Rule 13e-3 transaction should not result in a taxable event for our shareholders. The lack of tax consequences contributed to the board’s recommendation and conclusion as to the fairness of the Rule 13e-3 transaction to unaffiliated shareholders. The board noted that, if the transaction had been structured as a cash-out merger or a reverse stock split, it would have been a taxable event for those shareholders receiving cash. See “—Federal Income Tax Consequences of the Rule 13e-3 Transaction” for more information regarding the tax consequences of the Rule 13e-3 transaction.

•

Loss of Benefits of SEC Reporting. Although the Bank, as the surviving entity after the Rule 13e-3 transaction, will be a registered entity under Section 12(g) of the Securities Exchange Act, its reporting obligations will no longer be to the SEC, but rather, to the OCC. The OCC does not currently require XBRL financial statements, although it could in the future. The board of directors noted that, while the loss of the benefits of reporting to the SEC was, standing alone, a negative factor in its fairness determination, the fact that detailed financial data about the Bank would continue to be publicly available from the Office of the Comptroller of the Currency and the FDIC after the Rule 13e-3 transaction, and that the Bank would continue to provide its audited financial statements to shareholders provided offsetting benefits.

•

Loss of Benefits of Listing our Stock on the Over the Counter Bulletin Board. After the Rule 13e-3 transaction, the Bank Stock will not be quoted or traded on the Over the Counter Bulletin Board. As a result, shareholders of our common stock will receive stock with less liquidity than the stock they currently own. The board of directors noted that, while the loss of the benefits of the Over the Counter Bulletin Board listing was, standing alone, a negative factor in its fairness determination, the fact that detailed financial data about the Bank would continue to be publicly available from the OCC and the FDIC after the Rule 13e-3 transaction, and that the Bank would continue to provide its audited financial statements to shareholders, provided offsetting benefits. The board also noted that although CNB common stock is currently traded on the Over the Counter Bulletin Board, the trading volume is very low and does not correspond to an active, liquid market for our common stock.

Determination of Exchange Ratio

The board determined that the value of the Bank Stock is equivalent to the value of the CNB common stock because the Bank Stock is substantially similar to the CNB common stock. This determination was made based on the board’s review of the relative terms of the Bank Stock as compared to the CNB common stock, and no quantitative analysis of the value of Bank Stock or CNB common stock was considered. Specifically, the board weighed subjectively the collective advantages of the voting and dividend rights of the Bank Stock against the relative advantages of the voting and dividend rights of the CNB common stock, and determined that those rights were in balance. As a result of these analyses, the board determined that the advantages and disadvantages of the terms of the Bank Stock were in balance compared to those of the CNB common stock and that a one-for-one exchange ratio was therefore appropriate.

Because the board believes the value of the Bank Stock is equivalent to the value of the CNB common stock, the actual cash value of the shares of each is immaterial to the determination of the fairness of the Rule 13e-3 transaction because those values would be the same. Additionally, an appraisal of the Bank Stock was not necessary for tax purposes because the Company determined that the Rule 13e-3 transaction should not be taxable to shareholders receiving Bank Stock. As a result, the board decided not to seek an independent valuation or appraisal of the Bank Stock from a financial advisor.

In reaching its conclusion that the Rule 13e-3 transaction is substantively fair to our unaffiliated shareholders, the board did not consider the current or historical market price of our common stock, our net book value ($4.34 per share at March 31, 2011), our going concern value, or the liquidation value of our assets to be material, because shareholders are not being “cashed out” in connection with the Rule 13e-3 transaction. Our shareholders will continue to hold an equity interest in the Bank and will have the right to participate in the sale or a change in control of the Bank. Additionally, the board determined that the overall terms of the Bank Stock were fair to all of our unaffiliated shareholders. In the board’s opinion, the qualitative advantages and disadvantages of the terms of the Bank Stock are balanced as compared to the rights related to the CNB common stock. Therefore, the board determined no quantitative analysis, such as a review of the current, historical or repurchase prices of our common stock, our net book value or going concern value, or the liquidation value of our assets, was necessary and did not undertake a quantitative analysis. For the same reasons, the board also did not request or receive any reports, opinions or appraisals from any outside party relating to the value of the Bank Stock.

The board is not aware of any material contracts, negotiations or transactions, other than as described in “—Background of the Rule 13e-3 Transaction” on page 13, during the preceding two years for (1) the merger or consolidation of CNB into or with another person or entity; (2) the sale or other transfer of all or any substantial part of the assets of CNB; (3) a tender offer for any outstanding shares of CNB common stock; or (4) the election of directors to our board.

Procedural Fairness. The board of directors (including directors who are not employees of CNB), has adopted resolutions to approve the Rule 13e-3 transaction and the proposed Merger Agreement and is seeking shareholder approval of the proposed merger transaction. Each of our directors and executive officers potentially has a conflict of interest with respect to the Rule 13e-3 transaction because he or she is in a position to structure the Rule

13e-3 transaction in a way that benefits his or her interests differently from the interests of the unaffiliated shareholders. The affirmative vote of two-thirds of the votes eligible to be cast will be required to approve the Merger Agreement.

No unaffiliated representative acting solely on behalf of unaffiliated shareholders for the purpose of negotiating the terms of the Rule 13e-3 transaction or preparing a report covering its fairness was retained by CNB or by a majority of directors who are not employees of CNB. The board concluded that the retention of an unaffiliated shareholder representative was not necessary. After consideration of the factors described above, the board and our affiliates, including the Bank, believe that the Rule 13e-3 transaction is procedurally fair, notwithstanding the absence of an unaffiliated shareholder approval requirement or unaffiliated representative.

We have not made any provision in connection with the Rule 13e-3 transaction to grant unaffiliated shareholders access to our corporate files, except as provided under Section 13.1-771 of the VSCA, which permits a shareholder who has been a shareholder of CNB for at least six months or is the holder of record or beneficial owner of at least five percent of our shares, to inspect and copy, upon five days’ prior written notice and during regular business hours at a reasonable location we may specify, the following: (1) our accounting records; (2) a list of shareholders of record; and (3) certain other books and records. The board determined that these access provisions, together with the disclosure contained in this proxy statement and CNB’s other filings with the SEC, provide adequate information for unaffiliated shareholders to make an informed decision with respect to the Rule 13e-3 transaction.

In addition, the board did not consider it necessary to obtain legal counsel for unaffiliated shareholders or to obtain an independent appraisal of our common stock for such shareholders at our expense. Because there is not a cash component of the Rule 13e-3 transaction and for the reasons described in “—Determination of Exchange Ratio” above, the board did not deem it necessary to obtain an appraisal of the CNB common stock or the Bank Stock when it was setting the terms of the Rule 13e-3 transaction.

In deciding not to adopt these additional procedures, the board also took into account factors such as CNB’s size and the cost of such procedures. While these procedures would provide additional procedural protections for shareholders, the board determined that they were not necessary to ensure the procedural fairness of the Rule 13e-3 transaction because, in its view, the ability of the shareholders to vote on the transaction as a single class, the two-thirds approval requirement, the relatively low percentage of our stock held by affiliates, and the time and means afforded to shareholders to obtain their desired consideration in the Rule 13e-3 transaction were sufficient to support the board and our affiliates’ determination that the transaction is procedurally fair to each shareholder constituency.

After consideration of the factors described above, the board of directors has determined that the Rule 13e-3 transaction is procedurally fair, notwithstanding the absence of an unaffiliated shareholder representative and the provision of legal counsel or appraisal services at CNB’s expense, to CNB’s unaffiliated shareholders. Additionally, the board believes that the Rule 13e-3 transaction is substantively fair to these constituencies. Finally, the board has determined that the Rule 13e-3 transaction is substantively and procedurally fair to affiliated shareholders for the same reasons specified as to unaffiliated shareholders, given that its terms do not distinguish between these groups.

Determination of Fairness by CNB Affiliates

Our affiliates consist of the Bank and all of the CNB directors and executive officers, as listed below:

Judy D. Brown	Gerald D. Scheimberg
Oliver D. Creekmore William E. Goodwin Dorothy L. Dalton Tommy J. Duncan Jeffrey H. Noblin Michael G. Smith Anna M. Nash	Susan Worrell O’Connell Lester A. Younkins Robert E. Spencer, Jr. Allen E. Brown Brenton D. Burgess Harold F. Demsko Elizabeth T. Beale

These affiliates are deemed to be “filing persons” for purposes of this transaction. The addresses and business telephone number of each of the affiliates, including the Bank, is c/o the Company.

For each of our affiliates, their purpose and reasons for engaging in the Rule 13e-3 transaction, alternatives considered and analyses regarding substantive and procedural fairness of the Rule 13e-3 transaction to unaffiliated shareholders were the same as those of the board of directors, and each of these affiliates adopted the analyses of the board of directors with respect to the transaction. Based on these factors and analyses, each of our affiliates has concluded that the Rule 13e-3 transaction is procedurally and substantively fair to our unaffiliated shareholders.

Federal Income Tax Consequences of the Rule 13e-3 Transaction

Presented below are the material federal income tax consequences of the Rule 13e-3 transaction to: (1) shareholders (including any affiliated shareholders), and (2) CNB itself. The discussion is based upon the Internal Revenue Code of 1986, as amended (the “Tax Code”), its legislative history, applicable Treasury regulations, existing administrative interpretations and court decisions currently in effect. Any of these authorities could be repealed, overruled or modified at any time after the date of this proxy statement, and any such change could be applied retroactively.

The discussion assumes that the CNB shareholders hold their shares of common stock as capital assets within the meaning of Section 1221 of the Tax Code (i.e., generally, such shares are held for investment). In addition, the discussion does not address any foreign, state or local income tax consequences of the Rule 13e-3 transaction. The following summary does not address all U.S. federal income tax considerations applicable to certain classes of shareholders, including:

•	financial institutions;

•	insurance companies;

•	tax-exempt organizations;

•	dealers in securities or currencies;

•	traders in securities that elect to mark-to-market;

•	persons that hold CNB common stock as part of a hedge, straddle or conversion transaction;

•	persons who are considered foreign persons for U.S. federal income tax purposes;

•	persons who acquired or acquire shares of CNB common stock pursuant to the exercise of employee stock options or otherwise as compensation; and

•	persons who do not hold their shares of CNB common stock as a capital asset.

No ruling has been or will be obtained from the Internal Revenue Service (the “IRS”) as to the tax consequences of the Rule 13e-3 transaction. In addition, the IRS is not obligated to follow the tax consequences as described herein and may conclude that different tax consequences apply to a shareholder with respect to the exchange of his or her stock in the Rule 13e-3 transaction.

Accordingly, we recommend that shareholders consult their own tax advisors as to the specific tax consequences of the Rule 13e-3 transaction, including applicable federal, foreign, state and local tax consequences to them of the Rule 13e-3 transaction in light of their own particular circumstances.

Federal Income Tax Consequences to Shareholders. The Rule 13e-3 transaction will be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, which is considered a “tax-free” transaction for federal income tax purposes. Accordingly, a shareholder should not recognize any gain or loss on the exchange of its CNB common stock for Bank Stock in the Rule 13e-3 transaction. Further, the shareholder’s basis in the Bank Stock should be the same as such shareholder’s basis in its common stock surrendered in the Rule 13e-3 transaction and the period such shareholder is considered to have held the Bank Stock should include the period the shareholder held the CNB common stock surrendered in the Rule 13e-3 transaction.

Although the Rule 13e-3 transaction should be treated as a “tax-free” reorganization and the exchange of Bank Stock for common stock should not result in the recognition of gain or loss, no assurance can be given that the IRS will agree and/or will not challenge such characterization for federal income tax purposes.

Federal Income Tax Consequences to CNB and Citizens National Bank. Neither CNB nor the Bank will recognize gain or loss for U.S. federal income tax purposes as a result of the Rule 13e-3 transaction.

Tax Disclosure. The tax advice herein was not written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on any taxpayer. The tax advice herein was written to support the promotion of the proposed Rule 13e-3 transaction. You should seek advice based on your particular circumstances from an independent tax advisor. This discussion is only intended to provide you with a general summary and is not intended to be a complete analysis or description of all potential income tax consequences of the Rule 13e-3 transaction.

Pro Forma Effect of the Rule 13e-3 Transaction

No pro forma financial data has been included in this proxy statement because there have been no material costs or savings to the Company in connection with the Rule 13e-3 transaction.

INFORMATION REGARDING THE

ANNUAL MEETING OF SHAREHOLDERS

Time and Place of Meeting

We are soliciting proxies through this proxy statement for use at the annual meeting of CNB shareholders. The annual meeting will be held at 4:00 p.m. on August 4, 2011, at our main office at 11407 Windsor Blvd., Windsor, VA 23487.

Record Date and Mailing Date

The close of business on June 3, 2011 is the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting. We first mailed the proxy statement and the accompanying form of proxy to shareholders on or about July 1, 2011.

Number of Shares Outstanding

As of the close of business on the record date, CNB had 10,000,000 shares of common stock authorized, of which 1,500,427 shares were issued and outstanding. Each outstanding share is entitled to one vote on all matters presented at the meeting.

Proposals to be Considered

Shareholders will be asked to vote on the following proposals:

•	the approval of the Rule 13e-3 transaction providing for the merger of the Company with and into the Bank; whereby the Bank will be the surviving entity;

•	the election of directors;

•

the adjournment of the annual meeting to another time and date if such action is necessary for the board of directors to solicit additional proxies in favor of the Merger Agreement, attendance at the meeting; or otherwise; and

•	any other business as may properly come before the meeting or any adjournment of the meeting.

The Merger Agreement is attached as Appendix A hereto and is incorporated by reference herein.

Procedures for Voting by Proxy

If you properly sign, date, return and do not revoke your proxy, the persons appointed as proxies will vote your shares according to the instructions you have specified on the proxy. If you sign and return your proxy but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR approval of the proposed Merger Agreement and in the best judgment of the persons appointed as proxies on all other matters that are unknown to us as of a reasonable time prior to this solicitation and that are properly brought before the annual meeting.

You can revoke your proxy at any time before it is voted by delivering to CNB’s Corporate Secretary, 11407 Windsor Blvd., Windsor, VA 23487, either a written revocation of the proxy or a duly signed proxy bearing a later date or by attending the annual meeting and voting in person.

Requirements for Shareholder Approval

A quorum will be present at the meeting if a majority of the outstanding shares of CNB common stock are represented in person or by valid proxy. Based on the 1,500,427 shares outstanding as of the record date, a quorum will consist of 750,214 shares represented either in person or by proxy. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

Approval of the proposed Merger Agreement, as well as any other matter that may properly be brought before the meeting, requires the affirmative vote of two-thirds of the votes entitled to be cast on the proposal. CNB’s directors and executive officers have the power to vote 413,554 shares, representing approximately 25% of the outstanding shares of common stock. Every director and executive officer has indicated that he or she intends to vote his shares in favor of the Merger Agreement.

Abstentions. Although abstentions do not count as votes in favor of or against a given matter, they will have the effect of negative votes because approval is based on a percentage of the votes eligible to be cast, as opposed to votes actually cast.

Broker Non-Votes. Generally, brokers who hold shares for the accounts of beneficial owners must vote these shares as directed by the beneficial owner. If, after the broker transmits proxy materials to the beneficial owner, no voting direction is given by the beneficial owner, the broker may vote the shares in his or her own discretion, if permitted to do so by the exchange or other organization of which the broker is a member. Brokers may not vote in their own discretion with respect to the proposed Merger Agreement. Proxies that contain a broker vote on one or more proposals but no vote on others are referred to as “broker non-votes” with respect to the proposals not voted upon. A broker non-vote, with respect to a proposal for which the broker has no discretionary voting authority, does not count as a vote in favor of or against that particular proposal. Based on the same reasoning that applies to abstentions as discussed above, broker non-votes will have the effect of votes against the proposals presented at the annual meeting.

Solicitation of Proxies. Proxies are being solicited by our board of directors, and CNB pays all costs for such solicitation. In addition, our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone or fax. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation materials to the beneficial owners of common stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process. We anticipate the costs of such services to CNB to be approximately $5,000.

PROPOSAL I: APPROVAL OF THE MERGER

The proposal contains a proposed merger transaction that will effect the merger of the Company with and into the Bank, with the Bank as the surviving entity as described more fully below. The board recommends that you vote FOR this proposal.

Structure. The Merger Agreement provides for the merger of the Company with and into the Bank, with the Bank as the surviving entity. In the Rule 13e-3 transaction, shareholders who are record holders of CNB common stock on the effective date of the Rule 13e-3 transaction will have the right to receive one share of Bank Stock for each share of CNB common stock they own on the effective date of such transaction. No cash will be paid to shareholders as consideration for their shares.

Determination of Shares “Held of Record.” Because SEC rules require that we count “record holders” for purposes of determining our reporting obligations, the Rule 13e-3 transaction is based on shares held of record without regard to the ultimate control of the shares. A shareholder “of record” is the shareholder whose name is listed on the front of the stock certificate, regardless of who ultimately has the power to vote or sell the shares. For example, if a shareholder holds four separate certificates individually, as a joint tenant with someone else, as a trustee, and in an IRA, those four certificates represent shares held by four different record holders, even if a single shareholder controls the voting or disposition of those shares. Similarly, shares held by a broker in “street name” on a shareholder’s behalf are held of record by the broker.

Legal Effectiveness. The Rule 13e-3 transaction will not be effected unless the Merger Agreement is approved by two-thirds of the votes entitled to be cast and by our banking regulators. Assuming we obtain such approvals, as shortly thereafter as is practicable, we will file the Articles of Merger with the Commonwealth of Virginia State Corporation Commission and the OCC, and thereby effect the Rule 13e-3 transaction. However, notwithstanding shareholder or regulatory approval, at any time prior to the effective date of the Rule 13e-3 transaction, the board of directors may abandon the Rule 13e-3 transaction without any further shareholder action. If at any time prior to the effective date of the Rule 13e-3 transaction the board determines that (1) the estimated legal expenses makes the Rule 13e-3 transaction inadvisable or (2) the number of negative votes on the Rule 13e-3 transaction reflects a material negative reaction among a significant portion of the shareholders, the board may elect to abandon the Rule 13e-3 transaction.

We anticipate that the Rule 13e-3 transaction will be effected in the third quarter of 2011. The transaction will become effective 90 days after the filing of Form 15 with the SEC, unless the SEC denies our application. We will issue a press release and file a current report on Form 8-K with the SEC in the event that the board of directors decides not to go forward with the Rule 13e-3 transaction.

On the effective date of the Rule 13e-3 transaction, each CNB shareholder of record will not have any rights as a CNB common shareholder and will instead have the rights of a Bank shareholder.

Exchange of Stock Certificates for Bank Stock. Upon completion of the merger, you will be sent instructions regarding the procedure to exchange your CNB stock certificates for Bank stock certificates. Please do not send in stock certificates with your proxy until you receive such instructions.

Market for Common Stock and Dividends

The following table shows the quarterly high and low trading prices and cash dividends for the CNB common stock for the periods indicated. Our common stock is currently traded on The Over the Counter Bulletin Board under the symbol “CNBV.” Following the Rule 13e-3 transaction, we do not plan to list the Bank Stock on another automated quotation system such as the Over the Counter Bulletin Board or the Pink Sheets and we will no longer be required to file with the SEC reports under the Securities Exchange Act. The Bank’s obligation to file such reports will be to the OCC. To date, the Company has not paid cash dividends on its common stock.

	2010		2009
	High	Low	High	Low
First Quarter	$1.75	$1.60	$2.50	$1.40
Second Quarter	2.22	1.93	2.80	2.40
Third Quarter	2.24	1.77	5.25	2.40
Fourth Quarter	1.77	1.73	5.25	1.75

Description of Capital Stock

Common Stock. We are authorized by our certificate of incorporation to issue 10,000,000 shares of common stock, $.01 par value. As of the record date, we had 1,500,427 shares of common stock issued and outstanding and held by approximately 921 shareholders of record.

All shares of common stock are entitled to share, subject to any preferred stock issued, equally in dividends from funds legally available therefore, when, as and if declared by the board of directors, and upon liquidation or dissolution of the corporation, whether voluntary or involuntary, to share equally in the assets of the corporation available for distribution to shareholders. Each holder of common stock is entitled to one vote for each share on all matters submitted to the shareholders.

There is no redemption right, sinking fund provision, or right of conversion in existence with respect to the common stock. Our certificate of incorporation does not provide for preemptive rights to acquire additional shares of common stock when issued. All of the outstanding shares of common stock are fully paid and non-assessable.

Protective Provisions

General. The VSCA and the Company’s certificate of incorporation and bylaws govern shareholders’ rights and related matters. The Company’s certificate of incorporation and bylaws contain several provisions, which are summarized below, that may have an “anti-takeover” effect in that they could prevent an acquisition of the Company unless a potential acquirer has obtained the prior approval of the board of directors of the Company. These provisions may make it more difficult for the Company’s shareholders to replace the board of directors or management, which may tend to perpetuate the incumbent board.

Preferred Stock. We are authorized by our certificate of incorporation to issue 1,000,000 shares of preferred stock, no par value. Our board of directors may determine the preferences, limitations and relative rights, to the extent permitted by the VSCA, of any class of shares of preferred stock. The existence of preferred stock could impede a takeover of the Company without the approval of its board of directors. This is because the board of directors could issue shares of preferred stock to persons friendly to current management, which could render more difficult or discourage any attempt to gain control of the Company through a proxy contest, tender offer, merger or otherwise. In addition, the issuance of shares of preferred stock with voting rights may adversely affect the rights of the holders of common stock and, in certain circumstances, could decrease the market price of the common stock. As of June 3, 2011, we had no shares of preferred stock issued or outstanding.

Indemnification

The Company’s certificate of incorporation contains indemnification provisions which provide that directors and officers of the Company (each, an “insider, and collectively, the “insiders”) will be indemnified against expenses they incur in any proceeding by reason of the fact that the insider was made a party because he or she was a director or officer of the Company.

The Company’s certificate of incorporation also permits, to the full extent allowed under the VSCA, the limitation or elimination of the liability of insiders to the Company or its shareholders for monetary damages.

Virginia General Corporation Law allows Virginia corporations to include in their certificate of incorporation a provision eliminating or limiting the liability of a director, if the director conducted himself in good faith and believed:

•	in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests;

•	in all other cases, that his conduct was at least not opposed to its best interests; and

•	in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

Terms of the Bank Stock to be Issued in the Rule 13e-3 Transaction

General. The shares of Bank Stock to be issued in the Rule 13e-3 transaction will be fully paid and nonassessable shares of stock.

Preemptive Rights. Holders of Bank Stock are not entitled to preemptive or preferential rights of subscription to any shares of any class of Bank Stock, or to any obligations convertible into Bank Stock, other than such as the board of directors of the Bank, in its discretion, may from time to time determine.

Dividend Rights. Shares of one class or series may be issued as a dividend for shares of the same class or series on a pro rata basis and without consideration. Shares of one class or series may be issued as share dividends for a different class or series of stock if approved by a majority of the votes, unless there are no outstanding shares of the class or series to be issued.

Voting Rights. In all elections of directors, the number of votes cast by each shareholder of Bank Stock will be determined by multiplying the number of shares he or she owns by the number of directors to be elected. These votes may be cumulated and cast for a single candidate or may be distributed among two or more candidates in the manner selected by the shareholder. If, after the first ballot, subsequent ballots are necessary to elect directors, a shareholder may not vote shares that he or she has already fully cumulated and voted in favor of a successful candidate. On all other questions, each shareholder of Bank Stock is entitled to one vote for each share of Bank Stock held by him or her.

If the issuance of preferred stock with voting rights has been authorized by a vote of shareholders owning a majority of the Bank Stock, preferred shareholders will not have cumulative voting rights and will not be included within the same class as common shareholders, to elect directors.

All shares of capital stock of the Bank are voted together as a class on any matters requiring shareholder approval. If a proposed amendment would affect two or more classes or series of the capital stock of the Bank in the same or a substantially similar way, all of the classes or series must vote together as a single voting group on such proposed amendment.

Debt Obligations. The Bank may at any time authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders. Obligations classified as debt, whether or not subordinated, which may be issued by the Bank without the approval of shareholders, do not carry voting rights on any issue, including an increase or decrease in the aggregate number of securities, or the exchange or reclassification of all or part of securities into securities of another class or series.

Limitation of Liability. Article TEN of the Bank’s articles of association eliminates, with some exceptions, the potential personal liability of a director or an officer for monetary damages to the Bank and to its shareholders. There is no elimination of liability for expenses, penalties or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency, which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payment to the Bank.

PROPOSAL II—ELECTION OF DIRECTORS

Shareholders will be asked TO ELECT six (6) persons to serve as directors of CNB Bancorp, Inc. until their successors are duly elected and qualified. The board of directors recommends that you vote FOR each of the director nominees listed below.

Board Membership Criteria

Our board of directors annually reviews the appropriate experience, skills and characteristics required of board members in the context of the then-current membership of the board. This assessment includes, in the context of the perceived needs of the board at that time, issues of knowledge, experience, judgment and skills, such as an understanding of our industry, or legal, accounting or financial management expertise. In considering possible candidates for election as a director, our board of directors is guided by the principle that each director should: (i) be an individual of high character and integrity; (ii) be accomplished in his or her respective field, with superior credentials and recognition; (iii) have relevant expertise and experience upon which to be able to offer advice and guidance to management; (iv) have sufficient time available to devote to our affairs; (v) represent the long-term interests of our shareholders as a whole; and (vi) represent a diversity of background and experience.

Other considerations in director nominations include the candidate’s independence from conflict with our company, and the ability of the candidate to attend board meetings regularly and to devote an appropriate amount of time in preparation for those meetings. In addition to the qualities noted above, in considering possible candidates for election as a director, the board of directors seeks individuals who understand our business, can assist in the formulation of corporate strategies and finance matters, and have strong ties to our local community.

Qualified candidates for membership on our board of directors will be considered without regard to race, color, religion, gender, ancestry, national origin or disability. Our board of directors will review the qualifications and backgrounds of directors and nominees (without regard to whether a nominee has been recommended by shareholders), as well as the overall composition of our board of directors, and recommend the slate of directors to be nominated for election at the annual meeting of shareholders. We do not currently employ or pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees.

CNB’s board of directors is divided into three classes – Class I, Class II and Class III – each of which is as nearly equal in number as possible. Each class of directors serves a staggered three-year term. The term of each class expires at the annual meeting in the years indicated below and upon the election and qualification of the director’s successor. The board of directors has nominated six (6) candidates to stand for re-election to the board as Class III Directors. If elected, each of the Class III directors will serve a three-year term expiring in 2014.

The following table shows for each nominee: (a) his or her name, (b) his or her age at December 31, 2010, (c) his or her position(s) with CNB, (d) his or her principal occupation and business experience for the past five years, and (e) a summary of certain experience, skills, or qualifications beneficial to serving as a director for the Company. Except as otherwise indicated, each director has been engaged in his or her present principal occupation for more than five years.

CLASS III DIRECTORS

(Nominated for Term Expiring 2011)

NAME (AGE)	DIRECTOR SINCE	POSITION WITH THE COMPANY AND BUSINESS EXPERIENCE DURING PAST FIVE YEARS
Allen E. Brown (65)	2001	Vice Chairman. Vice President and manager of Nu-Image Inc. Mr. Brown was selected to serve on our board of directors because he brings practical knowledge of small business operations and management.

Brenton D. Burgess (54)	2004	Director. Principal of CPA firm, Burgess & Company, PC. Mr. Burgess brings to the board of directors experience in auditing, reviewing and analyzing financial statements and a clear understanding of the critical importance of internal controls. He also qualifies as the Company’s financial expert, a level of skill that is required for at least one member of the Audit Committee of the board of directors

Anna M. Nash (59)	2005	Director. Retired Nurse. Mrs. Nash brings intimate knowledge of our local community to the board of directors.

Gerald D. Scheimberg (63)	2001	Director. Retired President of Foot Care of Hampton Roads PC. Dr. Scheimberg owned and operated a podiatry practice. Dr. Scheimberg was selected as a director because he brings practical knowledge of small business operations and community contacts.

Susan Worrell O’Connell (41)	2001	Director. Principal and previous program support specialist with Southeastern Cooperative Educational Programs. Mrs. O’Connell brings intimate knowledge of our local community to the Board of Directors.

Lester A. Younkins (71)	2005	Director. Retired – Mechanical Engineer; Manager-Product Development – ITW/Southland. Mr. Younkins was selected as a director because he brings community knowledge as well as business acumen gathered from his experience in managerial positions.

Shareholder Approval Required

Election of the above directors requires the affirmative vote of the holders of at least a plurality of the outstanding shares of common stock present or represented and entitled to vote at the meeting. Proxies received which contain no instructions to the contrary will be voted FOR the election of the directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOUR VOTE IN FAVOR OF THE ELECTION OF THE ABOVE DIRECTORS

Continuing Directors

The following table shows for each continuing director: (a) his or her name, (b) his or her age at December 31, 2011, (c) how long he or she has been a director of CNB, (d) his or her position(s) with CNB and the Bank, and (e) his or her principal occupation and business experience for the past five years. Except as otherwise indicated, each director has been engaged in his or her present principal occupation for more than five years.

CLASS I DIRECTORS

(Term Expires 2012)

NAME (AGE)	DIRECTOR SINCE	POSITION WITH THE COMPANY AND BUSINESS EXPERIENCE
Dorothy L. Dalton (69)	2007	Director. Retired; computer consultant. Mrs. Dalton brings intimate knowledge of our local community to the board of directors.

Tommy J. Duncan (57)	2005	Director. Secretary/Treasurer of Custom Locators- USA, Inc.; Owner of Southeast Vending, LLC. Mr. Duncan was selected to serve on our board of directors because his experience as a business owner and investor in other financial institutions provides us with invaluable perspective and expertise.

Jeffrey H. Noblin (48)	2008	Director. President & Chief Executive Officer of the Company. Mr. Noblin was selected to serve as a director of the Company because his twenty-five years of banking experience targeted towards lending and retail management bring a unique and valuable perspective to our board of directors.

Michael G. Smith (58)	2001	Director. Mr. Smith is Owner and President of M.G. Smith Building Company, Inc., which specialized in commercial construction. Mr. Smith was selected to serve as a director of the Company because he has extensive experience in planning, organizing, and providing leadership in a business setting, and has a strong sense of changing economic and market conditions.

Robert E. Spencer, Jr. (69)	2004	Chairman. Mr. Spencer was selected to serve as a director of the Company because he brings to the board of directors forty years of banking experience, including fourteen years as the President/CEO of community banks and five years as a senior officer of an SEC reporting community bank.

CLASS II DIRECTORS

(Term Expires 2013)

NAME (AGE)	DIRECTOR SINCE	POSITION WITH THE COMPANY AND BUSINESS EXPERIENCE
Judy D. Brown (64)	2001	Director. Mrs. Brown is a retired banker with forty-four years of experience in the primary market area served by the Company. She brings intimate knowledge of the community to the board of directors.

Oliver D. Creekmore (67)	2005	Director. Mr. Creekmore is a former President and Chief Executive Officer of the Company. Mr. Creekmore was selected to serve as a director of the Company because his thirty-eight years of banking experience, ranging from lender to President and CEO in a community bank setting, provide valuable experience to the board of directors.

Harold F. Demsko (51)	2001	Director. Dr. Demsko owns Harold F. Demsko DDS, PC. He has been practicing dentistry in Windsor since 1985. Dr. Demsko was selected to serve as a director of the Company because of his community knowledge as well as business acumen garnered from his experience as a business owner with management responsibilities.

William E. Goodwin (72)	2005	Director. Retired; former owner of Suffolk Sanitary Supply Co., Inc., which provided commercial janitorial and sanitary supplies. Mr. Goodwin operated his own business in the Company’s market area for thirty-four years. Mr. Goodwin was selected to serve as a director of the Company because he brings practical knowledge of small business operations and management and community contacts to the board of directors.

During the past five years, none of the above-named persons have been convicted in a criminal proceeding or have been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining him or her from future violations or, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws. All of the above-named persons are U.S. citizens.

Board of Directors Leadership Structure and Role in Risk Oversight

With the exception of Mr. Noblin and Mrs. Brown, each of our remaining thirteen directors is an independent director under the National Association of Securities Dealers’ definition of “independent director.” Our board of directors believes that CNB and its shareholders are best served by a leadership structure with separate positions for Chairman and Chief Executive Officer. The board of directors maintains separate positions for Chairman and Chief Executive Officer in order to clearly distinguish between the duties and responsibilities of the board of directors and those of the Chief Executive Officer. Separating these positions allows the Chief Executive Officer to focus on day-to-day business, while allowing the Chairman to lead the board in its fundamental role of providing advice to and independent oversight of management. The board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as the Chairman. The Chief Executive Officer reports to the full board of directors. The Company does not have a designated lead independent director, as the Chairman functions in that capacity.

The board of directors maintains a key role in the oversight of risk. Management is responsible for the day-to-day management of risks the Company faces, while the board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. Our board of directors’ role in the Company’s risk oversight process includes:

•	identifying important risks to the Company from a board of directors perspective and contributing to the inventory of key risks that the Company will actively manage;

•	reviewing the prioritization of risks that the Company is planning to manage;

•	providing guidance as to the appropriate amount of effort and/or resources appropriate to manage key risks;

•	assessing the adequacy of the process and systems that the Company is using to identify and manage risks;

•	reviewing the risk management roles and responsibilities of management and the board of directors; and

•	monitoring Company progress in managing and mitigating key risks.

Meetings and Committees of the Board

During the year ended December 31, 2010, the board of directors held 19 meetings. Each of the incumbent directors, with the exception of Tommy J. Duncan and Susan W. O’Connell, attended at least 75% of the total number of meetings of the board of directors and committees of the board on which he or she serves. Although CNB does not have a formal policy regarding its directors’ attendance at the Annual Meeting of Shareholders, directors are expected and encouraged to attend the Annual Meeting. All of the directors of the Company attended the 2010 Annual Meeting except for Tommy J. Duncan.

Executive Committee

The primary purpose of the Executive Committee is to provide a body which may act in place of the board of directors, with the full authority of the board, when needed. Additionally, the Executive Committee may address matters deemed suitable for a board level committee, but for which another committee has not been established. The Executive Committee consists of Michael G. Smith (chairman), Robert E. Spencer, Jr., Allen E. Brown, Brenton D. Burgess, Oliver D. Creekmore, Harold F. Demsko, Jeffrey H. Noblin, Gerald D. Scheimberg, and Lester A. Younkins. The Executive Committee held five meetings during the year ended December 31, 2010.

Audit Committee

CNB, through the Bank, has an Audit Committee that recommends to the Bank’s board of directors, and therefore to the board of directors of CNB, the independent public accountants to be selected to audit the Bank and CNB’s annual financial statements, and determines whether all audits and exams required by law are being performed fully, properly and in a timely fashion. The Audit Committee also evaluates internal accounting controls, reviews the adequacy of the internal audit budget, personnel and audit plan. The Bank’s Audit Committee consists of Brenton D. Burgess (chairman and the Audit Committee’s financial expert), Allen E. Brown, Susan W. O’Connell, Gerald D. Scheimberg, and Michael G. Smith. Each member of the committee is deemed to be an independent director under the National Association of Securities Dealers’ listing standards currently in effect. The Audit Committee held four meetings during the year ended December 31, 2010.

Compensation Committee

The Compensation Committee is responsible to the board of directors for the human resources of the Bank, including staffing levels, overall salaries and benefits, adherence to HR policies, and other matters regarding Bank staff. The Compensation Committee consists of Allen E. Brown, Oliver D. Creekmore, Harold F. Demsko, Susan W. O’Connell, and Judy D. Brown. The Compensation Committee held three meetings during the year ended December 31, 2010. The Compensation Committee does not have the ability to delegate authority to any other person or sub-committee.

Compensation Program Components: CNB’s compensation programs have been established with the primary objectives of maintaining and providing pay levels and incentive opportunities that are competitive and reflect the performance of the Bank. The primary components of year 2010 compensation were base salary, 401-K match, and stock option grants.

Salary: The base salary parameters were established through comparisons with organizations of similar size and complexity to CNB. Compensation levels were set with the objective of ensuring that executive officer base salaries, when considered as a part of total compensation, were adequate and competitive with the peer group of CNB and the Bank, based on asset size and region. For these purposes, the Compensation Committee did not engage any compensation consultants, but utilized the Virginia Bankers Association Salary, Benefits and Director Compensation Survey and American Bankers Association Compensation Survey.

Our President and Chief Executive Officer provides recommendations to the Compensation Committee regarding the amount of executive compensation for members of CNB’s senior management, but plays no role in determining or recommending the amount or form of compensation for the President and Chief Executive Officer position or directors.

Compensation Risk Assessment

The Compensation Committee believes that our employee compensation policies and practices are not structured to be reasonably likely to present a material adverse risk to the Company or the Bank. We believe we have allocated our compensation among base salary and short-and long-term incentive compensation opportunities in such a way as to not encourage excessive or inappropriate risk-taking by our executives or other employees. We also believe our approach to evaluation of performance results reduces the likelihood of excessive risk-taking that could harm our value or reward poor judgment.

Nominating Committee

CNB does not have a standing nominating committee and has not adopted a nominating committee charter. Rather, the full board of directors participates in the consideration of director nominees. Since we are a small business issuer and only two of our fifteen directors are not independent, we believe a standing nominating committee is not necessary. The board of directors has not adopted a formal policy or process for identifying or evaluating nominees for the same reasons, but informally solicits and considers recommendations from a variety of sources, including other directors, members of the community, customers of the Bank, shareholders of the Company, and professionals in the financial services and other industries. Similarly, the board of directors does not prescribe any specific qualifications (other than those set forth in the our bylaws) or skills that a nominee must possess, although it considers the potential nominee’s business experience; knowledge of the Company and the financial services industry; experience in serving as a director of a financial institution or a public company generally; wisdom, integrity and analytical ability; familiarity with and participation in the communities served by the Company; commitment to and availability for service as a director; and any other factors the board of directors deems relevant. The board of directors does not have a policy with regard to the consideration of diversity, but does consider the entire range of diversity, including age, gender and skills, when identifying potential nominees.

Qualifications of Directors: Only persons (i) who are selected and recommended by the board of directors or who are nominated by shareholders in accordance with the procedures set forth immediately above and (ii) who own beneficially at least 500 shares of CNB’s common stock, and who have voting rights for at least 5,000 shares (up to 4,500 shares of which may be by assigned voting rights), shall be eligible to serve as directors. If the required voting rights are held by assignment, said assignment shall be in writing, notarized, shall be valid until revoked by the assignor, and shall be delivered to the Company’s President within 30 days of election or appointment as a director. If, at the date of election or appointment as a director, the director does not beneficially own 5,000 shares, the director agrees to acquire additional shares of CNB’s common stock so that such director then beneficially owns 5,000 shares over the next five (5) year period, provided said stock is reasonably available for acquisition.

Nominations: Nominations, other than those made by or on behalf of the existing management of the Company, shall be made in writing and shall be delivered or mailed to the President or Secretary of the Company not less than fourteen (14) days nor more than fifty (50) days prior to any meeting of shareholders called for the election of directors, provided that, however, if less than twenty-one (21) days notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President or Secretary of the Company no later than the close of business on the seventh (7th) day following the day on which the notice of meeting was mailed. Nominations by shareholders shall be made by written notice (a “Nomination Notice”), which shall set forth the following information: (1) as to each individual nominated, (i) the name, date of birth, business address and residence address of such individual, (ii) the business experience during the past five years of such nominee, including his or her principal occupations and employment during such period, the name and principal business of any corporation or other organization in which such occupations and employment were carried on, and such other information as to the nature of his or her responsibilities and level of professional competence as may be sufficient to permit assessment of his or her prior business experience, (iii) whether the nominee is or has ever been at any time a director, officer, or owner of 5% or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity, (iv) any directorships held by such nominee in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the requirements of Section 15(d) of the Exchange Act or any Company registered as an investment company under the Investment Company Act of 1940, as amended, (v) whether such nominee has been convicted in a criminal proceeding or has been subject to a judgment, order, finding or decree of any federal, state or other governmental entity, concerning any violation of federal, state, or other law, or any proceeding in bankruptcy, which conviction, order, finding, decree or proceeding may be material to an evaluation of the ability or integrity of the nominee and (vi) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the Exchange Act had the nominee been nominated by the board of directors; and (2) as to the person submitting the Nomination Notice and any person acting in concert with such person (i) the name and business address of such person, (ii) the name and address of such person as they appear on the Company’s books (if they so appear), (iii) the class and number of shares of the Company that are beneficially owned by such person, (iv) a representation that the shareholder (A) is a holder of record of common stock of the Company entitled to vote at the meeting at which directors will be elected and (B) intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice and (v) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder. A written consent to being named in a proxy statement as a nominee, and to serve as a director if elected, signed by the nominee, shall be filed with any Nomination Notice. If the presiding officer at any shareholders’ meeting determines that a nomination was not made in accordance with the procedures prescribed by the Company’s bylaws, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

Investment/ALM Committee

The Investment/ALM (Asset-Liability Management) Committee of the Bank is appointed to assist the board of directors in overseeing the Investments and ALM functions. The committee reviews the investment portfolio on a periodic basis to verify that our investments are safe and sound, and to verify compliance with the Bank’s investment policies. In its ALM role, the committee’s goals are to assist bank management to achieve and maintain an optimum and relatively stable net interest margin, a profitable after-tax return on assets and return on equity, and to maintain adequate liquidity. The committee also monitors our interest rate sensitivity, with a goal of maintaining a relatively balanced position between rate sensitive assets and rate sensitive liabilities. The committee consists of Gerald D. Schiemberg (chairman), Allen E. Brown, Oliver D. Creekmore, William E. Goodwin, Anna M. Nash, and Jeffrey H. Noblin. The committee held two meetings during the year ended December 31, 2010.

Loan Committee

The Loan Committee is responsible to the board of directors for overseeing and monitoring the overall lending functions of the Bank, including safety and soundness, compliance with bank policy, and the quality of the loan portfolio. The Loan Committee consists of Harold F. Demsko (chairman), Allen E. Brown, Judy D. Brown, Oliver D. Creekmore, William E. Goodwin, Anna M. Nash, and Jeffrey H. Noblin. The Loan Committee held seventeen meetings during the year ended December 31, 2010.

Shareholder Communication with Directors

Any shareholder who wishes to send communications to the board of directors should mail them addressed to the intended recipient by name or position in care of: Corporate Secretary, CNB Bancorp, Inc., P.O. Box 311, Windsor, VA 23487. Upon receipt of any such communications, the Corporate Secretary will determine the identity of the intended recipient and whether the communication is an appropriate shareholder communication. The Corporate Secretary will send all appropriate shareholder communications to the intended recipient. An “appropriate shareholder communication” is a communication from a person claiming to be a shareholder in the communication, the subject of which relates solely to the sender’s interest as a shareholder and not to any other personal or business interest.

In the case of communications addressed to the board of directors, the Corporate Secretary will send appropriate shareholder communications to the Chairman of the Board. In the case of communications addressed to the independent or outside directors, the Corporate Secretary will send appropriate shareholder communications to the chairman of the Audit Committee. In the case of communications addressed to a committee of the board, the Corporate Secretary will send appropriate shareholder communications to the chairman of such committee.

EXECUTIVE OFFICERS

The following individual currently serves as an executive officer of the Company. Age is reflected as of December 31, 2010. The executive officer has been engaged in her present principal occupation for more than five years.

For biographical information regarding Mr. Noblin, our President, Chief Executive Officer and director, see “Board of Directors” above.

NAME (AGE)	OFFICER SINCE	POSITION WITH THE COMPANY AND THE BANK
Elizabeth T. Beale (38)	2003	Executive Vice President & Chief Financial Officer

During the past five years, the above-named person had not been convicted in a criminal proceeding or had been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining him or her from future violations or, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws. The above-named person is a U.S. citizen.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows information with regard to compensation for services rendered in all capacities to the Company by its named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (1)		Total ($)
Jeffrey H. Noblin, President & Chief Executive Officer	2010 2009	127,300 115,000	1,500 1,500	0	0	0	0	10,383 10,089	(2) (2)	139,183 126,589
Elizabeth T. Beale, Executive Vice President & Chief Financial Officer	2010 2009	118,453 113,853	3,350 1,500	0	0	0	0	3,484 6,831		125,287 122,184
Jerry R. Bryant, Former Executive Vice President – Senior Loan Officer	2010 2009	87,349 94,628	0	0	0	0	0	9,225 5,678	(3)	96,574 100,306	(4)

(1)	Consists of contributions to the Company’s 401(k) made by the Company on behalf of the executive.
(2)	Includes $7,200 automobile allowance.
(3)	Includes $6,823 for payment of accrued, unused benefits.
(4)	Does not include future benefits payable until February 28, 2011 in the amount of $21,837 pursuant to retirement package.

Outstanding Equity Awards at Fiscal Year End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payment Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable	Unexercisable
Oliver D. Creekmore	1,800	0	0	8.67	12/14/2015	0	0	0	0
Elizabeth T. Beale	375	0	0	8.33	06/17/2014	0	0	0	0
	1,125	0	0	8.67	12/14/2015	0	0	0	0
Jerry R. Bryant	750	0	0	8.33	06/17/2014	0	0	0	0
	750	0	0	8.67	12/14/2015	0	0	0	0
Robert E. Spencer, Jr.	1,800	0	0	8.67	12/14/2015	0	0	0	0

Employment Agreements

Jeffrey H. Noblin, our President and Chief Executive, is employed pursuant to a written employment agreement, dated January 2, 2009, by and among Mr. Noblin, the Company and the Bank (as the employer). The employment agreement is for an initial period of one year, which term shall automatically renew for successive additional one year terms unless the agreement is terminated in writing by either Mr. Noblin or the Company with at least 60 days prior notice. Under the terms of the employment agreement, Mr. Noblin’s compensation includes:

•	A base salary of $115,000 per year;

•	An automobile allowance of $7,200 per year;

•	Eligibility to receive an annual incentive bonus; and

•	Other customary benefits such as health and life insurance, travel expenses and membership to business and social organizations.

Mr. Noblin’s agreement also provides for a payment in the event of a change in control of the Company, as well as non-competition and non-solicitation provisions. Mr. Noblin’s employment with the Bank will continue after the effectiveness of the Rule 13e-3 transaction.

Elizabeth T. Beale, the Chief Financial Officer of the Company, is employed pursuant to a written employment agreement, dated January 2, 2009, by and among Mrs. Beale, the Company and the Bank. The employment agreement is for an initial period of one year, which term shall automatically renew for successive additional one year terms unless the agreement is terminated in writing by either Mrs. Beale or the Company with at least 60 days prior notice. Under the terms of the employment agreement, Mrs. Beale’s compensation includes:

•	A base salary of $113,853 per year;

•	Eligibility to receive an annual incentive bonus; and

•	Other customary benefits such as health and life insurance, travel expenses and membership to business and social organizations.

Mrs. Beale’s agreement also provides for a payment in the event of a change in control of the Company, as well as customary non-competition and non-solicitation provisions. Mrs. Beale’s employment will continue with the Bank after the consummation of the Rule 13e-3 transaction.

The proposed Rule 13e-3 transaction will not trigger a change of control under the employment agreements of the named executive officers.

DIRECTOR COMPENSATION

We have not compensated the directors of the Company or the Bank separately for their services as directors because net profits of the Company and the Bank exceed net losses since inception on a cumulative basis. The Company or the Bank will, at a future date, adopt reasonable compensatory policies for their directors.

Organizing Directors’ Shares and Warrants

The Company has issued to each organizing director a warrant to purchase one share of common stock for each share the organizer purchased in the Company’s initial public offering for which they are the beneficial holder, up to an aggregate of 102,500 (153,750 shares adjusted for 3-for-2 stock split in 2006) shares. During 2004, 4,500 vested warrants were exercised and 13,500 outstanding warrants were terminated (as adjusted for the 3-for-2 stock split). During 2007, 2,998 vested warrants were exercised and 41,627 outstanding warrants were terminated. During 2009, there were no warrant exercises and 9,750 outstanding warrants were terminated, therefore the remaining 81,375 warrants, as adjusted for the 3-for-2 stock split in 2006, issued to organizing directors continue to be held by the organizing directors of the Company and vested fully in 2005 at an exercisable price of $6.67 per share. During 2010, there were no warrants exercised.

Compensation Committee Interlocks and Insider Participation

Other than Mr. Noblin and Mr. Creekmore, who served as a loan officer of the Bank on a part-time basis, no member of our board of directors served as an officer and no other member of our board of directors served as an employee, of the Company or the Bank during the year ended December 31, 2010. In addition, during the year ended

December 31, 2010, none of our executive officers served as a director or member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, our entire board of directors) of any entity that has one or more executive officers serving as a member of our board of directors or Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information regarding compensation plans under which equity securities of the Company are authorized for issuance. All data is presented as of December 31, 2010.

Equity Compensation Plan Table

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	80,527		$7.11	40,228
Equity compensation plans not approved by security holders	81,375	(1)	$6.67	N/A
Total	161,902		$6.89	40,228

(1)	Represents 153,750 shares underlying organizers’ warrants issued in connection with the Company’s initial public offering, less those previously exercised or forfeited.

Security Ownership of Certain Beneficial Owners and Management

The following table indicates the number of shares beneficially owned by the Company’s directors, director nominees, and executive officers, as of April 20, 2011. Information relating to beneficial ownership of the Company is based upon “beneficial ownership” concepts set forth in rules promulgated under the Securities Exchange Act. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose or to direct the disposition of such security. All shares listed below refer to shares of common stock. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within sixty (60) days of June 17, 2011. Except as set forth below, the Company knows of no person who owns or controls, directly or indirectly, in excess of five percent of the outstanding common stock of the Company. The address for each of the following beneficial owners is care of Citizens National Bank, P.O. Box 100, Windsor, Virginia 23487.

Name of Beneficial Owner Director:	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Brown, Allen E.	18,713		1.24%
Brown, Judy D.	24,200		1.60%
Burgess, Brenton D.	23,050	(3)	1.54%
Creekmore, Oliver D.	6,525		*
Dalton, Dorothy L.	9,623		*
Demsko, Harold F.	37,125	(4)	2.45%
Duncan, Tommy J.	62,625		4.01%
Goodwin, William E.	52,647		3.50%
Nash, Anna M.	13,406		*
Noblin, Jeffrey H. (2)	5,000		*
O’Connell, Susan W.	51,657		3.42%
Scheimberg, Gerald D.	22,875		1.52%
Smith, Michael G.	39,909		2.63%
Spencer, Jr., Robert E.	33,300		2.22%
Younkins, Lester A.	11,399		*
Executive Officer:
Elizabeth T. Beale	1,500		*
All Directors, Director Nominees, and Executive Officers as a Group (16 persons)	413,554		25.01%

(*)	Less than 1%.
(1)	Percentages are based on 1,500,427 shares outstanding, plus the number of shares beneficially owned by the named persons in connection with the vested portion of his or her exercisable option and/or warrant that are not included in the 1,500,427, which additional number of shares equal 152,902.
(2)	Our bylaws require each of our directors to have 5,000 shares of common stock. Pursuant to a written voting agreement, Mr. Spencer, Jr. has given Mr. Noblin the right to vote 4,500 shares of common stock owned by Mr. Spencer, of which Mr. Noblin disclaims beneficial ownership.
(3)	Includes 18,000 shares owned by Patient Care, Inc, pursuant to a written voting agreement, of which Mr. Burgess disclaims beneficial ownership.
(4)	20,625 shares are pledged as collateral.

Relationships and Related Transactions

The Company and the Bank have banking and other business transactions in the ordinary course of business with directors and officers of the Company and the Bank and their affiliates, including members of their families, corporations, partnerships or other organizations in which such directors and officers have a controlling interest. These transactions take place on substantially the same terms (including price, interest rate and collateral) as those prevailing at the same time for comparable transactions with unrelated parties. In the opinion of management, these transactions do not involve more than the normal risk of collectability or present other unfavorable features to the Company or the Bank. All terms of related party transactions were substantially the same for comparable transactions with unrelated parties.

Recent Affiliate Transactions in CNB Stock

There have been no purchases of our common stock by the filing persons during the past 60 days.

Purchases of CNB Stock During Prior Two Years

At the time this proxy statement was mailed, CNB had not repurchased any of its common stock during the prior two years. We have no plans to purchase additional shares of our common stock prior to the effective date of the Rule 13e-3 transaction. There were no other transactions in CNB common stock among CNB and any of its directors or executive officers during the prior two years.

Securities Transactions in CNB Stock

At the time this proxy statement was mailed, and other than the transaction described herein, neither the Bank, nor any of the executive officers or directors of CNB or the Bank had been a party to any transaction in CNB’s securities during the past 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

During the fiscal year ended December 31, 2010, Section 16(a) of the Exchange Act required the Company’s directors and executive officers and persons who own beneficially more than 10% of the Company’s outstanding common stock to file with the SEC initial reports of ownership and reports of changes in their ownership of the Company’s common stock. Directors, executive officers and greater than 10% shareholders are required to furnish the Company with copies of the forms they file. To our knowledge, during the fiscal year ended December 31, 2010, all of our directors and executive officers complied with all applicable Section 16(a) filing requirements.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table shows the amounts paid by the Company to its independent auditors for the last two fiscal years.

Category	2010	2009
Audit Fees (1)	$52,250	$51,750
Audit Related Fees (2)	0	0
Tax Fees (3)	5,000	5,000

All Other Fees	0	0

Total	$57,250	$56,750

(1)	Audit fees consist of audit and review services and review of documents filed with the SEC.
(2)	Audit-related fees consist of consultation concerning financial accounting and reporting standards.
(3)	Tax fees consist of preparation of federal and state income tax returns and consultation regarding tax compliance issues.

The Audit Committee has determined that the provision of these services is compatible with the maintenance of the independence of Yount, Hyde & Barbour, P.C., the Company’s independent auditors.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management the audited financial statements as of and for the Company’s 2010 fiscal year included in the Company’s Annual Report on Form 10-K as filed with the SEC on March 31, 2011, and as further amended and filed with the SEC on April 29, 2011, and has discussed with our registered independent public accountants the matters required to be discussed by statement of Accounting Standards No. 61, as amended. The Audit Committee has also received from and discussed with Yount, Hyde, & Barbour, P.C. the written disclosures required by Independence Standards Board Standard No. 1 regarding their independence. Based on the Audit Committee’s review and discussions, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

Audit Committee:

Brenton D. Burgess

Allen E. Brown

Susan W. O’Connell

Gerald D. Scheimberg

Michael G. Smith.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(b) of the Exchange Act and the rules and regulations of the SEC.

All services rendered by Yount, Hyde & Barbour, P.C. for the year ended December 31, 2010, were pre-approved in accordance with the policies and procedures described above.

SHAREHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

Shareholder proposals submitted for consideration at the Company’s 2012 annual meeting of shareholders must be received by the Company no later than December 31, 2011, to be included in the 2012 annual meeting proxy materials. If the Company does not receive timely notice of a shareholder proposal, proxies solicited by the management of the Company will confer discretionary authority upon the management of the Company to vote upon any such matter that is properly brought before the shareholders at the 2012 annual meeting.

OTHER MATTERS

The board of directors knows of no other matters that may be brought before the annual meeting. If, however, any matters other than those described in the Notice of Annual Meeting of Shareholders should properly come before the meeting, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxy holders.

Whether or not you plan to attend the annual meeting, please complete, sign, date and return the enclosed proxy card promptly. An envelope has been provided for that purpose. No postage is required if the proxy card is mailed in the United States.

SUMMARY FINANCIAL DATA

	For the Three Months Ended March 31,	For the Years Ended December 31,
	2011	2010	2009
(Dollars in thousands, except per share data)	(unaudited)	(audited)
Selected Balances:
Total assets	$51,319	$49,346	$47,517
Total capital	6,676	6,661	6,510
Total loans, net	36,305	35,201	36,057
Total deposits	44,475	42,537	40,820

Summary of Operations:
Interest income	676	2,818	2,981
Interest expense	210	912	1,134

Net interest income	466	1,906	1,847
Provision for loan losses	23	91	1,194

Net interest income after provision for loan losses	443	1,815	653
Other operating income	48	242	224
Other operating expense	479	1,962	2,017

Net income (loss)	$12	$95	$(1,140)

Per share
Earnings(loss) per common share, basic and diluted	$—	$0.06	$(0.76)

Weighted average number of shares, basic and diluted	1,500,427	1,500,427	1,500,427

Significant Ratios
Return on average assets	0.10%	0.20	(2.45)
Return on average equity	0.76	1.41	(15.10)
Average equity to average assets	13.11	14.13	16.23
Book value per share	$4.45	$4.44	$4.34

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. Copies of these reports and other information may be inspected and copied at the SEC’s public reference facility located at 100 F Street, N.E., Room 1580, Washington, DC 20549, telephone (202) 551-8090. Copies of these reports and other information can also be obtained by mail at prescribed rates from the SEC at the address provided above, via telephone at 1-800-SEC-0330, or via the SEC’s website at www.sec.gov.

We have filed a Schedule 13E-3 under the Securities Exchange Act in connection with the Rule 13e-3 transaction. This proxy statement does not contain all the information contained in the Schedule 13E-3 because certain portions have been omitted in accordance with SEC rules and regulations. The Schedule 13E-3 is available at the SEC for inspection and copying as described above.

APPENDIX A

MERGER AGREEMENT

by and between

CITIZENS NATIONAL BANK

(Subsidiary)

and

CNB BANCORP, INC.

(Parent)

Dated as of May 6, 2011

LIST OF EXHIBITS

Exhibit             Description

Exhibit 6.2A Amendment of the Articles of Association of Citizens National Bank

Exhibit 6.2B Amendment of the Bylaws of Citizens National Bank

THIS MERGER AGREEMENT (this “Agreement”), dated as of May 6, 2011, is by and between Citizens National Bank, a national bank (“Subsidiary”), and CNB Bancorp, Inc., a Virginia corporation (“Parent”).

Preamble

The Boards of Directors of Parent and Subsidiary are of the opinion that the transaction described herein is in the best interest of the parties and their respective shareholders. This Agreement provides for a statutory merger (the “Merger”) pursuant to Article 12, Section 13.1-719 of the Virginia Stock Corporation Act (the “VSCA”). By virtue of the Merger, Parent shall be merged with and into Subsidiary, with Subsidiary as the surviving entity. Each share of Parent Common Stock issued and outstanding at the Effective Time shall be converted into the right to receive one share of Subsidiary Common Stock. The transaction described in this Agreement is subject to the approvals of the shareholders of Subsidiary, Parent, regulatory agencies, and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger for federal income tax purposes shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986 with respect to Parent, Subsidiary, and Parent’s shareholders.

Certain terms used in this Agreement are defined in Section 10.1 of this Agreement.

NOW, THEREFORE, in consideration of the mutual warranties, representations, covenants, and agreements set forth herein, Ten Dollars ($10.00) paid in hand, and other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

ARTICLE I.

TRANSACTIONS AND TERMS OF MERGER

1.1.      MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time and in accordance with the applicable provisions of the VSCA, shares of Parent Common Stock held by Parent’s Shareholders shall be converted into the right to receive shares of Subsidiary Common Stock pursuant to the Merger as provided under Section 13.1-716 of the VSCA and as otherwise set forth in the Articles of Merger to be filed with the Commonwealth of Virginia State Corporation Commission and the OCC. The separate corporate existence of Subsidiary shall continue following the Merger and the separate corporate existence of Parent shall be dissolved and cease to exist following the Merger. At the Effective Time, the articles of incorporation and bylaws of Subsidiary shall be the articles of incorporation and bylaws of Subsidiary in effect immediately prior to the Effective Time. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Subsidiary and Parent.

1.2.      Time and Place of Closing. The closing of the transactions contemplated hereby (the “Closing”) will take place at 12:00 P.M. Eastern Time on the date that the Effective Time occurs, or at such other time as the Parties, acting through their authorized officers, may mutually agree. The Closing shall be held at such location as may be mutually agreed upon by the Parties and may be effected by electronic or other transmission of signature pages, as mutually agreed upon.

1.3.      Effective Time. The Merger and other transactions contemplated by this Agreement shall become effective on the date and time the Articles of Merger (the “Articles of Merger”) reflecting the Merger shall be filed and become effective with the Virginia State Corporation Commission and the OCC (the “Effective Time”). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur within five (5) business days of the last of the following dates to occur: (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger or (ii) the date on which the shareholders of Parent approve this Agreement.

ARTICLE II.

ORGANIZATION OF SUBSIDIARY FOLLOWING CLOSING

2.1.      Directors and Officers. All of the directors and officers of Subsidiary in office immediately prior to the Effective Time shall serve as the directors and officers of the Subsidiary from and after the Effective Time in accordance with the Bylaws of the Subsidiary.

ARTICLE III.

MANNER OF CONVERTING SHARES

3.1.      Effect on Subsidiary Common Stock.

(a)       At the Effective Time, by virtue of the Merger and without any action on the part of the Parties or any of their shareholders, each share of Parent Common Stock that is issued and outstanding immediately prior to the Effective Time shall be converted for the right to receive one share of Subsidiary Common Stock, and each share of Parent Common Stock that is owned by shareholders properly exercising their appraisals’ rights pursuant to Article 15, Section 13.1-730 of the VSCA (the “Dissenter Shares”) shall be converted to the right to receive an amount of cash (the “Per Share Price”), which Per Share Price shall be equal to $1.75 share.

(b)       At the Effective Time, the rights of Parent, as Subsidiary’s sole shareholder, with respect to all outstanding shares of Subsidiary Common Stock shall cease to exist.

(c)       If, between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock or Rights (as defined below) shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, then an appropriate and proportionate adjustment shall be made to the exchange ratio.

3.2.      Subsidiary Warrants. Each holder (each, a “Warrantholder”) of an outstanding warrant to purchase shares of Parent Common Stock (each, a “Warrant”) and each holder (each an “Optionholder”) of an outstanding option to acquire shares of Parent Common Stock granted pursuant to the Parent Stock Option Plan each, an (“Option”), (the Warrants and the Options are sometimes referred to collectively herein as the (“Rights”) upon surrender of each Warrant or Option shall respectively receive a Warrant or Option of the Subsidiary for each such Warrant or Option of Parent so surrendered.

3.3.      Dissenting Shareholders. Any holder of shares of Parent Common Stock who perfects such holder’s appraisals’ rights in accordance with and as contemplated by the applicable provisions of VSCA shall be entitled to receive from Subsidiary, in lieu of the Per Share Price, if such holder properly elects not to receive the Per Share Price, the value of such shares as to which appraisals’ rights have been perfected in cash as determined pursuant to the applicable provisions of the VSCA; provided that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with all applicable provisions of such Law, and surrendered to Subsidiary the certificate or certificates representing the shares for which payment is being made. In the event that after the Effective Time a dissenting shareholder of Parent fails to perfect, or effectively withdraws or loses, such holder’s right to appraisal of and payment for such holder’s Dissenter Shares, each share of Parent Common Stock of such dissenting shareholder shall be converted to the right to receive one share of Subsidiary Common Stock.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF SUBSIDIARY

Subsidiary represents and warrants to Parent, except as set forth on the Subsidiary Disclosure Memorandum with respect to each such Section below, as follows:

4.1.      Organization, Standing, and Power. Subsidiary is a national bank duly organized, validly existing, and in good standing under the Laws of the United States of America. Subsidiary has the power and authority to carry on its business as now conducted and to own, lease, and operate its Assets. Subsidiary is an “insured institution” as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits held by Subsidiary are insured by the FDIC’s Bank Insurance Fund.

4.2.      Authority of Subsidiary; No Breach By Agreement.

(a)       Subsidiary has the power and authority necessary to execute, deliver, and, other than with respect to the Merger, perform this Agreement, and with respect to the Merger, upon the approval of the Merger, including any necessary approvals referred to in Sections 8.1(b) and 8.1(c), by Parent’s shareholders in accordance with this Agreement and Article 12, Section 13.1-718 of the VSCA, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Subsidiary, subject to the approval of this Agreement by Subsidiary’s sole shareholder. Subject to any necessary approvals referred to in Sections 8.1(b) and 8.1(c) and by requisite Parent shareholder approval, this Agreement represents a legal, valid, and binding obligation of Subsidiary, enforceable against Subsidiary in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

(b)       Neither the execution and delivery of this Agreement by Subsidiary, nor the consummation by Subsidiary of the transactions contemplated hereby, nor compliance by Subsidiary with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of the articles of incorporation or bylaws of Subsidiary, or any resolution adopted by the board of directors or the sole shareholder of Subsidiary; or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of Subsidiary under, any Contract or Permit of Subsidiary or; (iii) subject to receipt of the requisite Consents referred to in Section 8.1(c), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to Subsidiary or any of its material Assets.

(c)       Other than in connection or compliance with the provisions of the Securities Laws and applicable state corporate and securities Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, no notice to, filing with, or Consent of, any Governmental Authority is necessary for the consummation by Subsidiary of the Merger and the other transactions contemplated in this Agreement.

4.3.      Capital Stock.

(a)       The authorized capital stock of Subsidiary consists only of (a) 1,000 shares of Subsidiary Common Stock, of which 525 shares are issued and outstanding as of the date of this Agreement and (b) 1,000 shares of preferred stock, of which no shares are issued and outstanding as of the date of this Agreement. The

Subsidiary has no other common stocks, preferred stocks or other capital instruments authorized or outstanding. All of the issued and outstanding shares of capital stock of Subsidiary are duly and validly issued and outstanding and are fully paid and nonassessable, except to the extent provided by applicable laws. None of the outstanding shares of capital stock of Subsidiary have been issued in violation of any preemptive rights of the current or past shareholders of Subsidiary. Subject to and immediately upon approval by the shareholders of Parent of this Agreement, including the Merger, the Subsidiary shall amend its articles of association to increase its authorized shares of Common Stock, as set forth in Exhibit 6.2A attached hereto.

(b)       There are no shares of capital stock or other equity securities of Subsidiary reserved for issuance and no outstanding Subsidiary Rights relating to the capital stock of Subsidiary.

(c)       Except as specifically set forth in this Section 4.3, there are no shares of Subsidiary capital stock or other equity securities of Subsidiary outstanding and there are no outstanding Subsidiary Rights with respect to any Subsidiary securities or any right or privilege (whether pre-emptive or contractual) capable of becoming a Contract or Subsidiary Right for the purchase, subscription, exchange or issuance of any securities of Subsidiary.

4.4.      Subsidiaries. Subsidiary has no Subsidiaries.

4.5.      Financial Statements. Each of the Subsidiary Financial Statements (including, in each case, any related notes) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements), fairly presented the financial position of Subsidiary at the respective dates and the results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

4.6.      Absence of Undisclosed Liabilities. Subsidiary has no Liabilities required under GAAP to be set forth on its balance sheet or in the notes thereto that are reasonably likely to have, individually or in the aggregate, a Subsidiary Material Adverse Effect, except Liabilities which are (i) accrued or reserved against in the balance sheet of Subsidiary as of March 31, 2011, included in the Subsidiary Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto; (ii) incurred in the ordinary course of business consistent with past practices; or (iii) incurred in connection with the transactions contemplated by this Agreement.

4.7.      Absence of Certain Changes or Events. Except as disclosed in the Subsidiary Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 4.7 of the Subsidiary Disclosure Memorandum, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Subsidiary Material Adverse Effect, (ii) Subsidiary has taken no action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would constitute a Subsidiary Material Adverse Effect or violation of any of the covenants and agreements of Subsidiary provided in this Agreement, and (iii) since March 31, 2011, the Subsidiary has conducted its business in the ordinary course of business consistent with past practice.

4.8.      Tax Matters.

(a)       Subsidiary has timely filed with the appropriate Taxing Authorities all Tax Returns in all jurisdictions in which Tax Returns are required to be filed, and such Tax Returns are correct and complete in all material respects. All Taxes of Subsidiary (whether or not shown on any Tax Return) have been fully and timely paid.

(b)       Subsidiary has complied with all applicable Laws relating to the withholding of Taxes and the payment thereof to appropriate authorities, including Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee or independent contractor, and Taxes required to be withheld and paid pursuant to Sections 1441 and 1442 of the Code or similar provisions under foreign Law.

(c)       Subsidiary has provided Parent access to complete copies of (i) all federal, state, local and foreign income or franchise Tax Returns of the Subsidiary relating to the taxable periods since inception and (ii) any audit report issued within the last four years relating to any Taxes due from or with respect to the Subsidiary.

4.9.      Allowance for Possible Loan Losses; Loan and Investment Portfolio, Etc. As of March 31, 2011, Subsidiary’s reserve for possible loan losses (the “Allowance”), and its treatment for foreclosed real property owned by Subsidiary, has been established in conformity with GAAP, sound banking practices and all applicable requirements, rules and policies of the FDIC and the OCC and, in the best judgment of management of Subsidiary (i) is reasonable in view of the size and character of its loan portfolio, current economic conditions and other relevant factors, and (ii) is adequate to provide for losses relating to or the risk of loss inherent in its loan portfolio.

4.10.    Assets.

(a)       To Subsidiary’s Knowledge, except as disclosed in Section 4.10 of the Subsidiary Disclosure Memorandum or as disclosed or reserved against in the Subsidiary Financial Statements delivered prior to the date of this Agreement, the Subsidiary has good and marketable title, free and clear of all Liens, to all of its Assets that it owns. In addition, to Subsidiary’s Knowledge, all tangible properties used in the businesses of the Subsidiary are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Subsidiary’s past practices.

(b)       All Assets which are material to Subsidiary’s business, held under leases or subleases by the Subsidiary, are held under valid Contracts enforceable in accordance with their respective terms, and each such Contract is in full force and effect.

(c)       The Subsidiary currently maintains insurance, including bankers’ blanket bonds, with insurers of recognized financial responsibility. Subsidiary has not received notice from any insurance carrier that any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, premium costs with respect to such policies of insurance will be substantially increased, or similar coverage will be denied or limited or not extended or renewed with respect to Subsidiary, any act or occurrence, or that any Asset, officer, director, employee or agent of Subsidiary will not be covered by such insurance or bond.

(d)       The Assets of the Subsidiary include all Assets required by Subsidiary to operate the business of the Subsidiary as presently conducted.

4.11.    Intellectual Property; Restrictive Covenants. Except to the extent the absence of any of the following would not have a Subsidiary Material Adverse Effect, Subsidiary owns, possesses or has the right to use any and all patents, licenses, trademarks, trade names, copyrights, trade secrets and proprietary and other confidential information necessary to conduct its business as now conducted. Subsidiary has not violated, and currently is not in conflict with in any material respect, any patent, license, trademark, trade name, copyright or proprietary right of any other person or entity. Subsidiary owns, possesses or has the right to use any and all licenses necessary to lawfully use any and all software, applications and code currently installed or otherwise in use on any computer hardware of Subsidiary or otherwise used by Subsidiary in the conduct of its business. To Subsidiary’s Knowledge and except as otherwise disclosed in Section 4.11 of the Subsidiary Disclosure Memorandum, no officer, director, or employee of Subsidiary is party to any confidentiality, nonsolicitation, noncompetition, or other Contract which restricts or prohibits such officer, director, or employee from engaging in activities competitive with any Person, including Subsidiary.

4.12.    Environmental Matters.

(a)                  Subsidiary has made available to Parent true and complete copies of all environmental site assessments, test results, analytical data, boring logs, permits for storm water, wetlands fill, or other environmental permits for construction of any building, parking lot or other improvement, and other environmental reports and studies relating to its Participation Facilities and Operating Properties, which are in the possession of Subsidiary and of which management of Subsidiary has knowledge.

(b)                  To Subsidiary’s Knowledge, Subsidiary, its Participation Facilities, and its Operating Properties are, and have been, in material compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Subsidiary Material Adverse Effect.

4.13.    Compliance with Laws.

(a)                  Subsidiary is a national bank duly registered and in good standing as such with the OCC and its deposits are insured by the FDIC up to applicable limits.

(b)                  Subsidiary has in effect all Permits and has made all filings, applications, and registrations with Governmental Authorities that are required for it to own, lease, or operate its Assets and to carry on its business as now conducted, and there has occurred no Default under any such Permit applicable its business. Except as disclosed in Section 4.13 of the Subsidiary Disclosure Memorandum, Subsidiary is not in Default under any Laws or Orders applicable to its business. Subsidiary has complied in all material respects with all requirements of Law under the Bank Secrecy Act and the USA Patriot Act, and Subsidiary has timely filed all reports of suspicious activity and currency transaction reports, including those required under 12 C.F.R. § 21.11, and prior to the Effective Time will use commercially reasonable efforts to comply with all suggestions and recommendations for compliance related to the Bank Secrecy Act and the USA Patriot Act from Regulatory Authorities specifically addressed to Subsidiary.

4.14.    Labor Relations. Subsidiary (i) has paid in full to or accrued on behalf of all its respective directors, officers and employees all wages, salaries, commissions, bonuses, fees and other direct compensation for all labor or services rendered, and all vacation pay, sick pay, severance pay and other amounts promised to the extent required by Law or its existing policies or practices, and (ii) to the best Knowledge of management of Subsidiary, is in compliance in all material respects with all applicable federal, state and local laws, statutes, rules and regulations with regard to employment and employment practices, terms and conditions, and wages and hours and other compensation matters; and no person has, to the best Knowledge of management of Subsidiary, asserted that Subsidiary is liable in any amount for any arrearages in wages or employment taxes or for any penalties for failure to comply with any of the foregoing.

4.15.    Employee Benefit Plans.

(a)                  Subsidiary previously delivered to Parent a true and complete list of all bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans and agreements; all employment and severance contracts; all medical, dental, health, and life insurance plans; all vacation, sickness and other leave plans, disability and death benefit plans; and all other employee benefit plans, contracts, or arrangements maintained or contributed to by Subsidiary for the benefit of any employees, former employees, directors, former directors or any of their beneficiaries (collectively, the “Plans”).

(b)                  All Plans maintained by or otherwise covering employees or former employees of Subsidiary currently are, and at all times have been, in compliance with all provisions and requirements of ERISA except those the noncompliance of which, when taken as a whole, would not constitute a Subsidiary Material

Adverse Effect. There is no pending or, to Subsidiary’s best knowledge, threatened litigation relating to any Plan or any such Plan previously maintained by Subsidiary.

(c)                  Subsidiary has previously delivered to Parent a true, correct and complete copy (including copies of all amendments thereto) of each of its retirement plans that is intended to be qualified under Section 401(a) of the Code (collectively, the (“Retirement Plans”), together with true, correct and complete copies of the summary plan descriptions relating to the Retirement Plans, the most recent determination letters received from the United States Internal Revenue Service (“IRS”) regarding the Retirement Plans, and the most recent Annual Reports (Form 5500 series) and related schedules, if any, for the Retirement Plans. Without limiting the generality of the foregoing, all reports and returns with respect to the Retirement Plans required to be filed with any governmental department, agency, service or other authority have been properly and timely filed.

(d)                  Except as otherwise disclosed in the Subsidiary Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment to any person (including, without limitation, any severance compensation or payment, unemployment compensation, “golden parachute” or “change in control” payment, or otherwise) becoming due under any plan or agreement to any director, officer, employee or consultant, (ii) increase any benefits otherwise payable under any plan or agreement, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

(e)                  Subsidiary does not own any bank-owned life insurance, is not a party to any split dollar life insurance arrangement and does not maintain any plan of deferred compensation not intended to be qualified under Section 401(a) of the Code.

4.16.    Material Contracts.

(a)                  Except as disclosed in Section 4.16(a) of the Subsidiary Disclosure Memorandum or otherwise reflected in the Subsidiary Financial Statements, neither Subsidiary, nor any of its Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $10,000; (ii) any Contract relating to the borrowing of money by Subsidiary or the guarantee by Subsidiary of any such obligation (other than Contracts evidencing the creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, entry into repurchase agreements fully secured by U.S. government securities or U.S. government agency securities, advances incurred in the ordinary course of Subsidiary’s business, and trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of Subsidiary’s business); (iii) any Contract which prohibits or restricts Subsidiary or any of its personnel from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person; (iv) any Contract involving Intellectual Property (other than Contracts entered into in the ordinary course with customers or “shrink-wrap” software licenses); (v) any Contract relating to the provision of data processing, network communication, or other technical services to or by Subsidiary; (vi) any Contract relating to the purchase or sale of any goods or services (other than Contracts entered into in the ordinary course of business and involving payments under any individual Contract or series of contracts not in excess of $10,000); (vii) any exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract or any Contract that is a combination thereof not included on its balance sheet; and (viii) any other Contract that would be required to be filed as an exhibit to a Form 10-K filed by Subsidiary as of the date of this Agreement pursuant to the reporting requirements of the Exchange Act (together with all Contracts referred to in Section 4.11, (the “Subsidiary Contracts”).

(b)                  With respect to each Subsidiary Contract and except as disclosed in Section 4.16(b) of the Subsidiary Disclosure Memorandum: (i) the Contract is in full force and effect; (ii) Subsidiary is not in Default thereunder; (iii) Subsidiary has not repudiated or waived any material provision of any such Contract; (iv) no other party to any such Contract is, to Subsidiary’s Knowledge, in Default in any respect or has repudiated or waived each material provision thereunder; and (v) no Consent is required by a Contract for the execution, delivery, or performance of this Agreement, the consummation of the Merger or the other transactions contemplated hereby. All of the indebtedness of Subsidiary for money borrowed is prepayable at any time by Subsidiary without penalty, premium or charge, except as specified in Section 4.16(b) of the Subsidiary Disclosure Memorandum.

4.17.    Privacy of Customer Information. Subsidiary is the sole owner of all individually identifiable personal information (“IIPI”) relating to customers, former customers, and prospective customers that will be transferred to Parent pursuant to this Agreement. Subsidiary’s collection and use of such IIPI complies in all material respects with Subsidiary’s privacy policy, the Fair Credit Reporting Act, the Gramm-Leach-Bliley Act, and all other applicable privacy Laws, and any Contract and industry standard relating to privacy.

4.18.    Legal Proceedings.  Except as disclosed in Section 4.18 of the Subsidiary Disclosure Memorandum, there is no Litigation instituted or pending, or, to the Knowledge of Subsidiary, threatened (or unasserted but considered probable of assertion) against Subsidiary, or to Subsidiary’s Knowledge, against any director, officer, employee, or agent of Subsidiary in their capacities as such or with respect to any service to or on behalf of any Employee Benefit Plan or any other Person at the request of the Subsidiary or Employee Benefit Plan of Subsidiary, or against any Asset, interest, or right of any of them, nor are there any Orders or judgments outstanding against Subsidiary.

4.19.    Reports. Except as disclosed in Section 4.19 of Subsidiary Disclosure Memorandum, since January 1, 2009, and, to the Knowledge of management of the Subsidiary, since Subsidiary’s inception, Subsidiary has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Governmental Authorities. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of their respective dates, such reports and documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing provisions of this Section 4.19, Subsidiary may have made immaterial late filings.

4.20.    Books and Records. The books and records of Subsidiary have been maintained in material compliance with all applicable legal and accounting requirements and in accordance with good business practices, and such books and records are complete and reflect accurately in all material respects Subsidiary’s items of income and expense and all of its assets, liabilities and shareholders’ equity. The minute books of Subsidiary accurately reflect in all material respects the corporate actions which its shareholder and board of directors, and all committees thereof, have taken during the time periods covered by such minute books. All such minute books have been or will be made available to Parent and its Representatives.

4.21.    Loans to Executive Officers and Directors. Subsidiary has not, since January 1, 2009 and, to the Knowledge of management of Subsidiary, Subsidiary has not since its inception, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of Subsidiary, except as permitted by Section 13(k) of the Exchange Act and Federal Reserve Regulation 0.

4.22.    Brokers and Finders; Opinion of Financial Advisor. Neither Subsidiary nor any of its officers, directors, employees, or Representatives, has employed any broker, finder, or investment banker or incurred any Liability for any financial advisory fees, investment bankers fees, brokerage fees, commissions, or finder’s or other fees in connection with this Agreement or the transactions contemplated hereby.

4.23.    Board Recommendation. The board of directors of Subsidiary, pursuant to duly adopted resolutions, has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, and the transactions contemplated thereby, taken together, are fair to and in the best interests of the Subsidiary’s sole shareholder; and (ii) resolved, subject to the terms of this Agreement, to recommend that the sole shareholder of Subsidiary Common Stock approve this Agreement, the Merger, and the related transactions.

4.24.    Delivery of Subsidiary Disclosure Memorandum. Subsidiary has delivered to Parent a complete Subsidiary Disclosure Memorandum.

4.25.    Existing Knowledge. Parent acknowledges and agrees that Parent has intimate knowledge of the business and financial condition and operations of Subsidiary, as its sole shareholder. Parent covenants to advise Subsidiary immediately in the event Parent becomes aware of any of Subsidiary’s representations and warranties contained in this Article IV being untrue in any respect.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent hereby represents and warrants to Subsidiary as follows:

5.1.      Organization, Standing, and Power. Parent is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Virginia, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its Assets. Parent is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect.

5.2.      Authority; No Breach By Agreement.

(a)                  Subject to the receipt of the requisite Consents referred to in Sections 8.1(a) and 8.1(b): (i) Parent has the corporate power and authority necessary to execute, deliver, and perform this Agreement, to perform its obligations under this Agreement, and to consummate the transactions contemplated hereby; (ii) the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Parent; and (iii) this Agreement represents a legal, valid, and binding obligation of Parent, enforceable against Parent in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

(b)                  Neither the execution and delivery of this Agreement by Parent, nor the consummation by Parent of the transactions contemplated hereby, nor compliance by Parent with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Parent’s articles of incorporation or bylaws; or (ii) result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of the Parent under, any Contract or Permit of the Parent; or (iii) subject to receipt of the requisite Consents referred to in Section 8.1(b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to the Parent or any of its material Assets.

5.3.      Financial Statements. The Parent Financial Statements are available publicly on EDGAR in connection with Parent’s filings with the SEC.

5.4.      Brokers and Finders.  Neither Parent nor any of its officers, directors, employees, or Representatives, has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers’ fees, brokerage fees, commissions, or finder’s fees in connection with this Agreement or the transactions contemplated hereby.

5.5.      Certain Actions.  Parent has neither taken nor agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to materially impede or delay receipt of any required Consents or result in the imposition of a condition or restriction of the type referred to in Sections 8.1(a) or 8.1(b).

5.6.      Statements True and Correct.

(a)                  No statement, certificate, instrument, or other writing furnished or to be furnished by the Parent to Subsidiary pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)                  None of the information supplied or to be supplied by the Parent for inclusion in the proxy to be filed by Parent with the SEC will, when the proxy becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied by the Parent for inclusion in the proxy to be mailed to Parent’s shareholders in connection with the Parent Shareholders Meeting, and any other documents to be filed by the Parent with any Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, or when first mailed to the shareholders of Parent be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, at the time of the Parent’s Shareholders Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for Parent’s Shareholders Meeting.

(c)                  All documents that the Parent is responsible for filing with any Governmental Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

5.7.      Capital Stock. At December 31, 2010, there were (i) 10,000,000 authorized shares of common stock of Parent, of which 1,500,427 shares were issued and outstanding; (ii)1,000,000 authorized shares of preferred stock of Parent, of which no shares were issued and outstanding; (iii) outstanding options to purchase 80,527 shares of common stock of the Parent, at a weighted-average exercise price equal to $7.11; and (iv) 81,375 issued and outstanding warrants issued to organizing directors of Parent, which vested fully in 2005, at an exercise price of $6.67 per share.

5.8.      Board Recommendation. The board of directors of Parent, at a meeting duly called and held, has by vote of the directors present (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, and the transactions contemplated thereby, taken together, are fair to and in the best interests of the Parent’s shareholders; and (ii) resolved, subject to the terms of this Agreement, to recommend that the shareholders of Parent Common Stock approve this Agreement, the Merger, and the related transactions.

ARTICLE VI.

CONDUCT OF BUSINESS PENDING CONSUMMATION

6.1.      Affirmative Covenants.

(a)                  From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Parent shall have been obtained, and, except as otherwise expressly contemplated herein, Subsidiary shall (i) operate its business only in the usual, regular, and ordinary course; (ii) use commercially reasonable efforts to preserve intact its business organization and Assets and maintain its rights and franchises and its existing insurance; (iii) use commercially reasonable efforts to cause its representations and warranties to be correct at all times; and (iv) take no action which would (A) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby, or (B) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

(b)                   From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Subsidiary shall have been obtained, and except as otherwise expressly contemplated herein, Parent shall take no action which would (A) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby, or (B) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

6.2.      Negative Covenants of Subsidiary. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Parent shall have been obtained, and except as otherwise expressly contemplated herein, Subsidiary covenants and agrees that it will not do or agree or commit to do any of the following:

(a)                  amend its articles of incorporation, bylaws, or other governing instruments, except that Subsidiary may amend its articles of incorporation and bylaws in the forms attached hereto as Exhibits 6.2A and 6.2B;

(b)                  issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Subsidiary Common Stock, any other capital stock of Subsidiary, or any Subsidiary Right, except for this Agreement.

(c)                  take any action that is intended or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VIII not being satisfied or in a violation of any provision of this Agreement; or

(d)                  take any action or fail to take any action that at the time of such action or inaction is reasonably likely to prevent, or would be reasonably likely to materially interfere with, the consummation of this Merger.

6.3.      Adverse Changes in Condition. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it which (i) has had or is reasonably likely to have, individually or in the aggregate, a Subsidiary Material Adverse Effect or a Parent Material Adverse Effect, as applicable; (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein; or (iii) would be reasonably likely to prevent or materially interfere with the consummation of the Merger, and to use its commercially reasonable efforts to prevent or promptly to remedy the same.

6.4.      Reports. Each of Parent and Subsidiary shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed.

ARTICLE VII.

ADDITIONAL AGREEMENTS

7.1.      Shareholder Approvals. Parent will submit to its shareholders this Agreement and any other matters required to be approved or adopted by its shareholders in order to carry out the intentions of this Agreement. In furtherance of that obligation, Parent will take, in accordance with applicable Law and its articles of incorporation and bylaws, all action necessary to call, give notice of, convene, and hold the Parent Shareholder Meeting as promptly as practicable for the purpose of considering and voting on approval and adoption of this Agreement and the transactions provided for in this Agreement.

7.2.      Consents of Regulatory Authorities. The Parties hereto shall use their commercially reasonable efforts to promptly prepare and file all necessary documentation and applications, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all Consents of all Regulatory Authorities and other Persons which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger).

7.3.      Agreement as to Efforts to Consummate. Subject to the terms and conditions of this Agreement, each Party agrees to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement.

7.4.      Employee Benefits and Contracts.

(a)                  All persons who are employees of either Parent or Subsidiary immediately prior to the Effective Time (a “Continuing Employee”) shall, at the Effective Time, become employees of Subsidiary. All of the Continuing Employees shall be employed at the will of Subsidiary and no contractual right to employment shall inure to such employees because of this Agreement except as otherwise set forth in this Agreement.

(b)                  Each Continuing Employee shall be eligible to continue to participate in Subsidiary’s Employee Benefit Plans, with full credit for prior service with Subsidiary for purposes of eligibility and vesting.

(c)                  No officer, employee, director, or other Person (other than the corporate Parties to this Agreement) shall be deemed a third party or other beneficiary of this Agreement, and no such Person shall have any right or other entitlement to enforce any provision of this Agreement or seek any remedy in connection with this Agreement.

(d)                  The consummation of the transactions contemplated by this Agreement shall not trigger any change of control or similar provisions of any employment or similar agreement.

ARTICLE VIII.

CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

8.1.      Conditions to Obligations of Each Party. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 10.6:

(a)                   Shareholder Approval. The shareholders of Parent shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law and by the provisions of Parent’s Articles of Incorporation and Bylaws.

(b)                   Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the board of directors of Parent would so materially adversely affect the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, the Parent would not, in its reasonable judgment, have entered into this Agreement.

(c)                  Consents and Approvals. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 8.1(b)) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Subsidiary Material Adverse Effect or a Parent Material Adverse Effect, as applicable. Subsidiary shall have obtained the Consents listed in Section 8.1(c) of the Subsidiary Disclosure Memorandum, including, to the extent applicable, Consents from the lessors of each office leased by Subsidiary, if any. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the board of directors of Parent would so materially adversely affect the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, Parent would not, in its reasonable judgment, have entered into this Agreement.

(d)                  Legal Proceedings. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts, or makes illegal consummation of the transactions contemplated by this Agreement.

8.2.      Conditions to Obligations of Parent. The obligations of Parent to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Parent pursuant to Section 10.6(a):

(a)                   Representations and Warranties. For purposes of this Section 8.2(a), the accuracy of the representations and warranties of Subsidiary set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in Section 4.3 shall be true and correct (except for inaccuracies which are de minimis in amount). There shall not exist inaccuracies in the representations and warranties of Subsidiary set forth in this Agreement (including the representations and warranties set forth in Section 4.3) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Subsidiary Material Adverse Effect, provided that for purposes of this sentence only, those representations and warranties which are qualified by references to “material” or “Material Adverse Effect” or to the “Knowledge” of any Person shall be deemed not to include such qualifications.

(b)                   Performance of Agreements and Covenants. Each and all of the agreements and covenants of Subsidiary to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

(c)                  Notices of Dissent. Parent shall not have received notice from its shareholders of their intent to exercise their statutory right to dissent with respect to more than 5% of the outstanding shares of Parent Common Stock.

(d)                  No Material Adverse Effect. There shall not have occurred any Subsidiary Material Adverse Effect from the March 31, 2011 balance sheet to the Effective Time with respect to Subsidiary.

8.3.      Conditions to Obligations of Subsidiary. The obligations of Subsidiary to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Subsidiary pursuant to Section 10.6(b):

(a)                   Representations and Warranties. For purposes of this Section 8.3(a), the accuracy of the representations and warranties of Parent set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). There shall not exist inaccuracies in the representations and warranties of Parent set forth in this Agreement such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Parent Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to “material” or “Material Adverse Effect” or to the “Knowledge” of any Person shall be deemed not to include such qualifications.

(b)                   Performance of Agreements and Covenants. Each and all of the agreements and covenants of Parent to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

ARTICLE IX.

TERMINATION

9.1.      Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of Parent, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time by mutual written agreement of Parent and Subsidiary.

9.2.      Effect of Termination. In the event of the termination and abandonment of this Agreement by either Parent or Subsidiary pursuant to Section 9.1, this Agreement shall become void and have no effect, except that no such termination shall relieve a breaching Party from Liability resulting from any breach by that Party of this Agreement.

9.3.      Non-Survival of Representations and Covenants. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time.

ARTICLE X.

MISCELLANEOUS

10.1.      Definitions.

(a)          Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

“Affiliate” of a Person means: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

“Agreement” shall have the meaning as set forth in the introductory paragraph of this Agreement.

“Allowance” shall have the meaning as set forth in the Section 4.9 of this Agreement.

“Articles of Merger” shall have the meaning as set forth in the Section 1.3 of this Agreement.

“Assets” of a Person means all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person’s business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

“Closing” shall have the meaning as set forth in Section 1.2 of this Agreement.

“Code” means the Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder.

“Consent” means any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

“Continuing Employee” shall have the meaning as set forth in Section 7.4 of this Agreement.

“Contract” means any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, license, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

“Default” means (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit; (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit; or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.

“Dissenter Shares” shall have the meaning as set forth in Section 3.1(a) of this Agreement.

“Effective Time” shall have the meaning as set forth in Section 1.3 of this Agreement.

“Employee Benefit Plan” means each pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, share purchase, severance pay, vacation, bonus, retention, change in control or other incentive plan, medical, vision, dental or other health plan, any life insurance plan, flexible spending account, cafeteria plan, vacation, holiday, disability or any other employee benefit plan or fringe benefit plan, including any “employee benefit plan,” as that term is defined in Section 3(3) of ERISA and any other plan, fund, policy, program, practice, custom understanding or arrangement providing compensation or other benefits, whether or not such Employee Benefit Plan is or is intended to be (i) covered or qualified under the Code, ERISA or any other applicable Law, (ii) written or oral, (iii) funded or unfunded, (iv) actual or contingent or (v) arrived at through collective bargaining or otherwise.

“Environmental Laws” shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) and which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local Governmental Authorities with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including: (i) the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §§9601 et seq. (“CERCLA”); (ii) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. §§6901 et seq. (“RCRA”); (iii) the Emergency Planning and Community Right to Know Act (42 U.S.C. §§11001 et seq.); (iv) the Clean Air Act (42 U.S.C. §§7401 et seq.); (v) the Clean Water Act (33 U.S.C. §§1251 et seq.); (vi) the Toxic Substances Control Act (15 U.S.C. §§2601 et seq.); (vii) any state, county, municipal or local statues, laws or ordinances similar or analogous to the federal statutes listed in parts (i) - (vi) of this subparagraph; (viii) any amendments to the statues, laws or ordinances listed in parts (i) - (vi) of this subparagraph, regardless of whether in existence on the date hereof, (ix) any rules, regulations, guidelines, directives, orders or the like adopted pursuant to or implementing the statutes, laws, ordinances and amendments listed in parts (i) - (vii) of this subparagraph; and (x) any other law, statute, ordinance, amendment, rule, regulation, guideline, directive, order or the like in effect now or in the future relating to environmental, health or safety matters and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder.

“Exhibits” means the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto or thereto.

“FDIC” shall mean the Federal Deposit Insurance Corporation.

“Federal Reserve” shall mean the Board of Governors of the Federal Reserve System and the Federal Reserve Bank of Richmond.

“GAAP” shall mean generally accepted accounting principles in the United States, consistently applied during the periods involved.

“Governmental Authority” shall mean any federal, state, local, foreign, or other court, board, body, commission, agency, authority or instrumentality, arbitral authority, self-regulatory authority, mediator, tribunal, including Regulatory Authorities and Taxing Authorities.

“Hazardous Material” shall mean any chemical, substance, waste, material, pollutant, or contaminant defined as or deemed hazardous or toxic or otherwise regulated under any Environmental Law, including RCRA hazardous wastes, CERCLA hazardous substances, and HSRA regulated substances, pesticides and other agricultural chemicals, oil and petroleum products or byproducts and any constituents thereof, urea formaldehyde insulation, lead in paint or drinking water, mold, asbestos, and polychlorinated biphenyls (PCBs): (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of Environmental Law), provided, notwithstanding the foregoing or any other provision in this Agreement to the contrary, the words “Hazardous Material” shall not mean or include any such Hazardous Material used, generated, manufactured, stored, disposed of or otherwise handled in normal quantities in the ordinary course of business in compliance with all applicable Environmental Laws, or such that may be naturally occurring in any ambient air, surface water, ground water, land surface or subsurface strata.

“Individually Identifiable Personal Information” or “IIPI” shall have the meaning as set forth in Section 4.17 of this Agreement.

“Intellectual Property” means copyrights, patents, trademarks, service marks, service names, trade names, domain names, together with all goodwill associated therewith, registrations and applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.

“IRS” shall have the meaning as set forth in Section 4.15(c) of this Agreement.

“Knowledge” as used with respect to a Person (including references to such Person being aware of a particular matter) means those facts that are known or should reasonably have been known after due inquiry by the chairman, president, or chief financial officer of such Person and the knowledge of any such Persons obtained or which would have been obtained from a reasonable investigation.

“Law” means any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, statute, regulation or order applicable to a Person or its Assets, Liabilities or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

“Liability” means any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

“Lien” means any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or any property interest, other than (i) Liens for current property Taxes not yet due and payable, and (ii) for any depository institution, pledges to secure public deposits and other Liens incurred in the ordinary course of the banking business.

“Litigation” means any action, arbitration, cause of action, lawsuit, claim, complaint, criminal prosecution, governmental or other examination or investigation, audit (other than regular audits of financial statements by outside auditors), compliance review, inspection, hearing, administrative or other proceeding relating to or affecting a Party, its business, its Assets or Liabilities (including Contracts related to Assets or Liabilities), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

“Material” or “material” for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided, that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

“Merger” shall have the meaning as set forth in the Preamble of this Agreement.

“OCC” shall have the meaning as set forth in Section 1.1 of this Agreement.

“Operating Property” means any property owned, leased or operated by the Party in question or in which such Party holds a security interest or other interest (including in interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

“Options” shall have the meaning as set forth in Section 3.2 of this Agreement.

“Order” means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, directive, ruling, or writ of any Governmental Authority.

“Parent” shall have the meaning as set forth in the introductory paragraph of this Agreement.

“Parent Common Stock” means the common stock, par value $0.01 per share, of Parent.

“Parent Material Adverse Effect” means an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse effect on (i) the financial position, property, business, assets or results of operations of Parent, taken as a whole, or (ii) the ability of Parent to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided, that “Parent Material Adverse Effect” shall not be deemed to include the effects of (A) changes in banking and other Laws of general applicability or interpretations thereof by Governmental Authorities, (B) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (C) actions and omissions of Parent taken with the prior written Consent of Subsidiary in contemplation of the transactions contemplated hereby, or (D) the direct effects of compliance with this Agreement on the operating performance of Parent.

“Parent Shareholders Meeting” means the meeting of Parent’s shareholders to be held pursuant to Section 1.3, including any adjournment or adjournments thereof.

“Parent Stock Option Plan” means the CNB Bancorp, Inc. 2002 Stock Incentive Plan.

“Participation Facility” means any facility or property in which the Party in question participates in the management and, where required by the context, means the owner or operator of such facility or property, but only with respect to such facility or property.

“Party” means Subsidiary or Parent.

“Parties” means both Subsidiary and Parent.

“Permit” means any federal, state, local, and foreign Governmental Authority approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

“Person” means a natural person or any legal, commercial or Governmental Authority, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, limited liability partnership, trust, business association, group acting in concert, or any person acting in a representative capacity.

“Plan(s)” shall have the meaning as set forth in Section 4.15(a) of this Agreement.

“Regulatory Authorities” means, collectively, the OCC, the SEC, the VBFI, the Department of Justice, and the Federal Reserve, and all other federal, state, county, local or other Governmental Authorities having jurisdiction over a Party.

“Representative” means any investment banker, financial advisor, attorney, accountant, consultant, or other representative or agent of a Person.

“Retirement Plan” shall have the meaning as set forth in Section 4.15(c) of this Agreement.

“Rights” shall have the meaning as set forth in Section 3.2 of this Agreement.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder.

“Securities Laws” means the Securities Act, the Exchange Act, the Sarbanes-Oxley Act, the Investment Company Act of 1940, the Investment Advisors Act of 1940, the Trust Indenture Act of 1939, and the rules and regulations of any Regulatory Authority promulgated thereunder.

“Subsidiary” shall have the meaning as set forth in the introductory paragraph of this Agreement.

“Subsidiary Common Stock” means the common stock of Subsidiary.

“Subsidiary Contracts” shall have the meaning as set forth in Section 4.16(a) of this Agreement.

“Subsidiary Disclosure Memorandum” means the written information entitled “Subsidiary Disclosure Memorandum” delivered prior to the date of this Agreement to Parent describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made.

“Subsidiary Financial Statements” means (i) the balance sheets of Subsidiary as of March 31, 2011, and the related statements of income, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any) for the period ended March 31, 2011, and for each of the three fiscal years ended December 31, 2010, and (ii) the balance sheets of Subsidiary (including related notes and schedules, if any) and related statements of income, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to March 31, 2011.

“Subsidiary Material Adverse Effect” means an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse effect on (i) the management team, financial position, property, business, assets or results of operations of Subsidiary, taken as a whole, or (ii) the ability of Subsidiary to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that “Subsidiary Material Adverse Effect” shall not be deemed to include the effects of (A) changes in banking and other Laws of general applicability or interpretations thereof by Governmental Authorities; (B) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies; or (C) actions and omissions of Subsidiary taken with the prior written Consent of Parent in contemplation of the transactions contemplated hereby.

“Subsidiary Rights” means any options or warrants to acquire Subsidiary Common Stock.

“Subsidiaries” means all those corporations, bank associations, or other entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its Parent (provided there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity); (ii) in the case of partnerships, serves as a general partner; (iii) in the case of a limited liability company, serves as a managing member; or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

“Tax” or “Taxes” means all taxes, charges, fees, levies, imposts, duties, or assessments, including income, gross receipts, excise, employment, sales, use, transfer, recording license, payroll, franchise, severance, documentary, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other taxes, fees, assessments or charges of any kind whatsoever, imposed or required to be withheld by any Governmental Authority (domestic or foreign), including any interest, penalties, and additions imposed thereon or with respect thereto.

“Tax Return” means any report, return, information return, or other information required to be supplied to a Governmental Authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries, if any.

“VBFI” shall mean the State of Virginia Bureau of Financial Institutions.

“VSCA” shall have the meaning set forth in the Preamble of this Agreement.

“Warrant” shall have the meaning as set forth in Section 3.2 of this Agreement.

(b)          Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation”, and such terms shall not be limited by enumeration or example.

10.2.      Expenses.  Each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, and which in the case of Parent, shall be paid at Closing and prior to the Effective Time.

10.3.      Brokers and Finders.  Each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers’ fees, brokerage fees, commissions, or finders’ fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon such broker’s representing or being retained by or allegedly representing or being retained by Subsidiary or by Parent, each of Subsidiary and Parent, as the case may be, agrees to indemnify and hold the other Party harmless from any Liability in respect of any such claim.

10.4.      Entire Agreement.  Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

10.5.      Amendments.    To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of Parent Common Stock, there shall be made no amendment that (i) reduces or modifies in any respect the consideration to be received by holders of Parent Common Stock; (ii) changes the articles of incorporation of the Subsidiary, except for changes permitted by Section 13.1-706 of the VSCA; or (iii) changes any of the other terms or conditions of the Merger if the change would adversely affect such shareholders in any material respect.

10.6.      Waivers.

(a)          Prior to or at the Effective Time, Parent, acting through its board of directors, chief executive officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Subsidiary, to waive or extend the time for the compliance or fulfillment by Subsidiary of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Parent under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Parent.

(b)          Prior to or at the Effective Time, Subsidiary, acting through its board of directors, chief executive officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Parent, to waive or extend the time for the compliance or fulfillment by Parent of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Subsidiary under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Subsidiary.

(c)          The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

10.7.      Assignment.  Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

10.8.      Notices.  All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the Parties, each at 11407 Windsor Blvd., Windsor, VA 23487, and shall be deemed to have been delivered as of the date so delivered or refused.

10.9.      Governing Law.    Regardless of any conflict of law or choice of law principles that might otherwise apply, the Parties agree that this Agreement shall be governed by and construed in all respects in accordance with the laws of the State of Virginia and the laws of the United States of America. The Parties all expressly agree and acknowledge that the State of Virginia has a reasonable relationship to the Parties and/or this Agreement. Each Party hereto hereby irrevocably waives, to the fullest extent permitted by Law, (a) any objection that it may now or hereafter have to laying venue of any suit, action or proceeding brought in a court of competent jurisdiction within such state, (b) any claim that any suit, action or proceeding brought in such court has been brought in an inconvenient forum, and (c) any defense that it may now or hereafter have based on lack of personal jurisdiction in such forum.

10.10.    Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

10.11.    Captions; Articles and Sections.    The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

10.12.    Interpretations.    Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by both Parties and their attorneys, and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all Parties hereto.

10.13.    Enforcement of Agreement.    The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

10.14.    Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

APPENDIX B

FINANCIAL STATEMENTS AND MANAGEMENT’S DISCUSSION

AND ANALYSIS FOR THE THREE MONTHS ENDED MARCH 31, 2011

CNB BANCORP, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)	March 31, 2011 (unaudited)	December 31, 2010
Assets
Cash and due from banks	$520	$597
Federal funds sold	3,422	3,454
Securities available for sale, at fair value	8,678	7,754
Restricted securities, at cost	246	246
Loans, net of allowance for loan losses of $572 on March 31, 2011 and $620 on December 31, 2010	36,305	35,201
Premises and equipment, net	1,365	1,370
Foreclosed real estate	302	270
Other assets	481	454
Total assets	$51,319	$49,346

Liabilities and Shareholders’ Equity
Liabilities
Non-interest bearing deposits	$2,987	$2,766
Interest bearing deposits	41,488	39,771
Total deposits	44,475	42,537
Accrued interest payable	96	87
Other liabilities	73	61
Total liabilities	44,644	42,685

Shareholders’ Equity
Common stock, $.01 par, 10,000,000 shares authorized, 1,500,427 shares issued and outstanding at March 31, 2011 and December 31, 2010	15	15
Additional paid-in capital	9,567	9,567
Retained earnings (deficit)	(2,860)	(2,872)
Accumulated other comprehensive (loss)	(47)	(49)
Total shareholders’ equity	6,675	6,661
Total liabilities and shareholders’ equity	$51,319	$49,346

CNB BANCORP, INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	For the Three Months Ended
	March 31,
(In thousands, except share and per share data)	2011	2010
Interest and Dividend Income
Loans, including fees	$610	$643
Investment securities, taxable	63	69
Federal funds sold	3	1
Total Interest and Dividend Income	676	713

Interest Expense
Deposits	210	243
Total Interest Expense	210	243

Net Interest Income	466	470

Provision for Loan Losses	23	-
Net Interest Income after Provision for Loan Losses	443	470

Non-Interest Income
Service charges on deposit accounts	2	3
Other fees and commissions	14	23
Net realized gains on disposition of securities	20	7
Income from investment in title company	1	3
Other income	11	9
Total Non-Interest Income	48	45

Non-Interest Expense
Personnel	266	266
Occupancy and equipment	30	34
Professional fees	44	48
Advertising	5	3
Computer services	30	26
Other	104	103
Total Non-Interest Expense	479	480

Net Income	$12	$35

Earnings per share, basic and diluted	$0.01	$0.02

Weighted average shares outstanding, basic and diluted	1,500,427	1,500,427

CNB BANCORP, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

For the Three Months Ended March 31, 2011 and 2010

(unaudited)

(Dollars in thousands)	Shares of Common Stock	Common Stock	Additional Paid-in Capital	Retained Earnings (Deficit)	Accumulated Other Compre- hensive Income (Loss)	Comprehen- sive Income (Loss)	Total
Balance - December 31, 2010	1,500,427	$15	$9,567	$(2,872)	$(49)		$6,661

Comprehensive income:
Net income	-	-	-	12	-	$12	12
Other comprehensive income:
Unrealized gain on securities available for sale	-	-	-	-	-	22	-
Reclassification adjustment	-	-	-	-	-	(20)	-

Total other comprehensive income	-	-	-	-	2	$2	2

Total comprehensive income	-	-	-	-	-	$14	-

Balance - March 31, 2011	1,500,427	$15	$9,567	$(2,860)	$(47)		$6,675

Balance - December 31, 2009	1,500,427	$15	$9,567	$(2,967)	$(105)		$6,510

Comprehensive income:
Net income	-	-	-	35	-	$35	35
Other comprehensive income:
Unrealized gain on securities available for sale	-	-	-	-	-	11	-
Reclassification adjustment	-	-	-	-	-	(7)	-

Total other comprehensive income	-	-	-	-	4	$4	4

Total comprehensive income	-	-	-	-	-	$39	-

Balance - March 31, 2010	1,500,427	$15	$9,567	$(2,932)	$(101)		$6,549

CNB BANCORP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	For the Three Months Ended March 31,
(Dollars in thousands)	2011	2010
Cash Flows From Operating Activities
Reconciliation of net income to net cash provided by operating activities:
Net income	$12	$35
Provision for loan losses	23	-
Depreciation and amortization	18	21
Net amortization of securities	24	17
Realized gain on securities	(20)	(7)
Changes in:
Interest receivable	(20)	8
Other assets	(11)	20
Interest payable	9	(3)
Other liabilities	11	33
Net cash provided by operating activities	46	124

Cash Flows From Investing Activities
Purchase of available for sale securities	(2,269)	(2,555)
Proceeds from sales, calls and maturities of available for sale securities	1,343	1,828
Purchase of restricted securities	-	-
Purchase of property and equipment	(9)	-
Net (increase) decrease in loans	(1,314)	656
Proceeds from sale of foreclosed real estate	156	-
Net cash used in investing activities	(2,093)	(71)

Cash Flows From Financing Activities
Net increase in non-interest bearing deposits	221	164
Net increase (decrease) in interest bearing deposits	1,717	(787)
Net cash provided by (used in) financing activities	1,938	(623)

Net decrease in cash and cash equivalents	$(109)	$(570)

Cash and Cash Equivalents
Beginning	4,051	1,831

Ending	$3,942	$1,261

Supplemental Disclosures of Cash Flow Information
Cash payments for interest	$201	$246
Unrealized gain on available for sale securities	$2	$4
Transfer between loans and other real estate owned	$187	$-

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General Information

CNB Bancorp, Inc. (the Company or CNB) was organized on November 12, 2001 to serve as a holding company for Citizens National Bank (the Bank). Other than its investment in the Bank, the Company has no other material asset, nor does it conduct any other business activity. The Company is headquartered in Windsor, Virginia. The Bank is a community bank serving the County of Isle of Wight, the Cities of Franklin and Suffolk, and portions of Southampton, Surry and Sussex Counties with one full service branch, all within the state of Virginia.

Like most financial institutions, our profitability depends largely upon net interest income, which is the difference between the interest received on earning assets, such as loans and investment securities, and the interest paid on interest-bearing liabilities, principally deposits and borrowings. Our results of operations are also affected by our provision for loan losses; non-interest expenses, such as salaries, employee benefits, and occupancy expenses; and non-interest income, such as mortgage loan fees and service charges on deposit accounts.

Economic conditions, competition and federal monetary and fiscal policies also affect financial institutions. The year 2010 continued to be a challenging year in margin management as we worked to balance asset repricing that occurs sooner than deposit repricing in a lower interest rate environment. In a normal slow rate decline as seen in many business cycles in the past, this process would be relatively straight forward, but in the worldwide economic downturn that surfaced in 2007 and has remained prevalent, we remain more challenged. While community banks like us for the most part have not been involved in subprime lending, we are exposed to a broad market reaction to the financial services industry which has lowered stock prices and negatively affected certain of the larger institutions that took part in sub-prime loans or utilized hedge funds relying on these loans. The economic environment that has been created has and may continue to influence the ability of some of our customers to repay their loans. The fast downward movement of interest rates may also influence our investment portfolio. The drop in rates may cause bonds to be called faster than normal, prompting close management attention to maintain the yield on the portfolio. Until rates stabilize, we will operate in an environment that will likely negatively influence our earnings in the short term.

Financial Condition

At March 31, 2011, CNB Bancorp, Inc. had total assets of $51.3 million compared to $49.3 million at December 31, 2010, an increase of $2.0 million. The increase in total assets is primarily due to a $1.1 million increase in net loans and a $924,000 increase in securities available for sale. At March 31, 2011, assets consisted principally of cash and cash equivalents of $3.9 million, $8.9 million in securities available for sale, $36.3 million in loans, net of allowance for loan losses, and $1.4 million in premises and equipment, net of accumulated depreciation.

Total liabilities at March 31, 2011 were $44.6 million, compared to $42.7 million at December 31, 2010. Total liabilities at March 31, 2011 consisted primarily of $3.0 million in non-interest bearing deposits and $41.5 million in interest bearing deposits. Non-interest bearing and interest bearing deposits increased $221,000 and $1.7 million, respectively in the first three months of 2011.

As of March 31, 2011, CNB had off-balance sheet financial instruments from unfulfilled loan commitments of $4.0 million. At March 31, 2011, the Company had eight loans in the amount of $1.7 million on non-accrual status. The Company had seven loans totaling $1.7 million classified as impaired, all of which were on non-accrual. The Company had one loan past due 90 days and still accruing interest in the amount of $176,000 at March 31, 2011 and no loan classified as loss for regulatory purposes. CNB had other real estate owned in the amount of $302,000 at March 31, 2011.

Asset Quality

The Company’s allowance for loan losses is an estimate of the amount needed to provide for possible losses in its loan portfolio. In determining the adequacy of the allowance, management considers the Company’s historical loss experience, the size and composition of the loan portfolio, specific impaired loans, the overall level of nonperforming loans, the value and adequacy of collateral and guarantors, experience and depth of lending staff, and the effects of credit concentrations and economic conditions. The allowance is increased by a provision for loan losses, which is charged to expense and reduced by charge offs, net of recoveries. Because the risk of loan loss includes general economic trends as well as conditions affecting individual borrowers, the allowance for loan losses can only be an estimate. (See the Allowance for Loan Losses discussion under Critical Accounting Policies later in this section.)

Total nonperforming assets at March 31, 2011 consisted of nonaccrual loans of $1.7 million, other real estate owned of $302,000 and one loan past due 90 days and still accruing interest in the amount of $176,000. The Company had seven loans totaling $1.7 million classified as impaired, all of which were on non-accrual. Two of these loans totaling $438,000 were also classified for regulatory purposes as doubtful. At December 31, 2010, the Company had nonperforming assets of twelve loans on non-accrual totaling $1.8 million. Of these twelve loans, nine loans totaling $1.8 million were classified as impaired. Two loans, which were also non-accrual and impaired, totaling $437,000 were classified as doubtful for regulatory purposes, There were no loans delinquent 90 days or more and still accruing and no loans classified for regulatory purposes as loss. The Company had other real estate owned in the amount of $270,000 at December 31, 2010. The slow economy has adversely affected collateral values and our customers’ ability to pay, subjecting the Company to similar risks many financial institutions are facing as a result of the weakening economy. These risks include increased charge-offs, levels of past due loans, and nonperforming assets.

The following table sets forth selected asset quality data and ratios (dollars in thousands) for the period ended:

	March 31, 2011	December 31, 2010
Nonaccrual loans	$1,664	$1,837
Loans past due 90 days and accruing interest	176	-

Total nonperforming loans	1,840	1,837
Foreclosed real estate	302	270

Total nonperforming assets	$2,142	$2,107

Balances
Allowance for loan losses	$572	$620
Gross loans	36,877	35,821

Ratios
Allowance for loan losses to loans	1.55%	1.73%
Allowance for loan losses to nonperforming loans	31.09%	33.75%

Total loan charge-offs, less recoveries, for the three months ended March 31, 2011 and 2010 amounted to $71,000 and $6,000, respectively. Credit quality management continues to be a top priority, however the Company recognizes an increased potential for charge-offs in this environment. With the high level of real estate secured debt and active monitoring of the loan portfolio and reserves, management is attempting to mitigate the effects of the economic downturn.

The allowance for loan losses of $572,000 representing 1.55% of gross loans, at March 31, 2011 decreased $48,000 compared to $620,000, or 1.73% of gross loans, at December 31, 2010. The recessionary economic environment would not normally support a decline in the allowance for loan losses; however, during the first quarter of 2011, the Company fully charged off three impaired loans which resulted in a decrease to the specific reserves of $66,000. The Company continues to assess adequate reserve levels in accordance with interagency guidance, focusing primarily on proper impairment analyses and monitoring of the qualitative, subjective factor weighting to ensure adequate reserves for the recessionary economic environment observed during 2009, which continued throughout 2010 and in anticipation of a potential recessionary economic environment through 2011.

Liquidity and Interest Rate Sensitivity

CNB management believes its current working capital amount will be sufficient to fund the activities of the Bank on an ongoing basis. There can be no assurance, however, that CNB will achieve any particular level of profitability.

Net interest income, CNB’s primary source of consolidated earnings, will fluctuate with changes to prevailing interest rates. To lessen the impact of these interest rate changes, CNB intends to structure the balance sheet so that repricing opportunities exist for both assets and liabilities in roughly equal amounts at approximately the same time intervals. Imbalances in these repricing opportunities at any point in time constitute interest rate sensitivity.

Interest rate sensitivity refers to the responsiveness of interest-bearing assets and liabilities to changes in market interest rates. The rate sensitive position, or gap, is the difference in the volume of rate sensitive assets and liabilities at a given time interval. The general objective of gap management is to manage rate sensitive assets and liabilities in order to reduce potential negative the impact of interest rate fluctuations on net interest income. CNB will generally attempt to maintain a balance between rate sensitive assets and liabilities as the exposure period is lengthened to minimize the overall interest rate risks.

CNB will evaluate regularly its balance sheet’s asset mix in terms of several variables: yield, credit quality, appropriate funding sources and liquidity. To manage effectively its balance sheet’s liability mix, CNB plans to focus on expanding the Bank’s deposit base and converting non-cash assets to cash as necessary.

As the Bank’s operations grow, CNB will continuously structure its rate sensitivity position in an effort to hedge against rapidly rising or falling interest rates. The Bank’s Asset and Liability Management Committee meets on a quarterly basis to develop strategy for the upcoming period. The committee’s strategy will include anticipating future interest rate movements.

Liquidity represents the ability to provide steady sources of funds for loan commitments and investment activities, as well as to maintain sufficient funds to cover deposit withdrawals and payment of debt and operating obligations. CNB can obtain these funds by converting assets to cash, by attracting new deposits, or by seeking alternate sources of funding such as those provided by the Federal Home Loan Bank. The Bank’s ability to maintain and increase deposits will serve as its primary source of liquidity.

Capital Resources

At March 31, 2011 and December 31, 2010, consolidated shareholders’ equity was $6.7 million, representing 13.0% and 13.6% of total assets, respectively. The Company’s common stock had a tangible book value of $4.45 and $4.44 per share at March 31, 2011 and December 31, 2010, respectively.

The Bank and the Company (on a consolidated basis) are subject to the capital requirements of the OCC and the Federal Reserve, respectively. The OCC and Federal Reserve have adopted risk-based capital guidelines for all national banks and bank holding companies, respectively. To be “adequately capitalized,” all national banks are expected to maintain a minimum ratio of total capital (after deductions) to risk-weighted assets of 8% (of which at least 4% must consist of Tier 1 Capital, which is essentially common shareholders’ equity less intangible assets).

The following table sets forth information with respect to the risk-based and leverage ratios for the Company and Bank at March 31, 2011 compared to minimum ratios required by regulation.

	Actual		Minimum Capital Requirement		Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions
(Dollars in thousands)	Amount	Ratio	Amount	Ratio	Amount	Ratio

As of March 31, 2011:
Total Capital (to Risk-Weighted Assets)
Consolidated	$7,181	19.64%	$2,925	8.00%	N/A	N/A
Bank	$7,004	19.16%	$2,925	8.00%	$3,656	10.00%
Tier 1 Capital (to Risk-Weighted Assets)
Consolidated	$6,723	18.39%	$1,462	4.00%	N/A	N/A
Bank	$6,546	17.90%	$1,462	4.00%	$2,194	6.00%
Tier 1 Capital (to Average Assets)
Consolidated	$6,723	13.20%	$2,037	4.00%	N/A	N/A
Bank	$6,546	12.85%	$2,037	4.00%	$2,547	5.00%

Results of Operations

CNB had net income of $12,000 and $35,000 for the three months ended March 31, 2011 and 2010, respectively. Factors such as controlled asset growth, asset/liability repricing and management, and non-interest income have combined to provide the necessary income to maintain profitability; however the combination of increased industry-wide FDIC premium assessments and the potential for significant additional provisions for loan losses may negatively affect earnings for 2011.

Total interest income for the three months ended March 31, 2011 was $676,000. Total interest expense for the same period was $210,000. For the three months ended March 31, 2010, total interest income was $713,000 and total interest expense was $243,000. The decreased interest income and expense from 2010 to 2011 is indicative of stable growth and asset/liability repricing in a low market rate environment. The net interest margin, which is calculated by expressing net interest income as a percentage of average interest earning assets, is an indicator of effectiveness in generating income from earning assets. CNB’s net interest margin compressed slightly to 3.87% during the first three months of 2011, down from 4.17% for the same period in 2009.

Total non-interest income for the three months ended March 31, 2011 was $48,000, consisting primarily of other fees and commissions and net realized gains on disposition of securities. For the same period, total non-interest expense was $479,000. Personnel expense and professional fees accounted for 55.5% and 9.2% of non-interest expense, respectively. Non-interest income for the three months ended March 31, 2010 was $45,000, while non-interest expense was $480,000. Significantly higher compliance costs with federal rules and regulation such as FDIC premiums, which have been assessed industry-wide, were and will continue to be the primary component of increased non-interest expense during 2010 and 2011.

Off-Balance Sheet Arrangements

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of our customers. These financial instruments consist of commitments to extend credit and standby letters of credit. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Standby letters of credit are written conditional commitments issued by a bank to guarantee the performance of a customer to a third party. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. A commitment involves, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheets. Exposure to credit loss in the event of non-performance by the other party to the instrument is represented by the contractual notional amount of the instrument.

Because certain commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank uses the same credit policies in making commitments to extend credit as we do for on-balance-sheet instruments. Collateral held for commitments to extend credit varies but may include accounts receivable, inventory, property, plant, equipment, and income-producing commercial properties.

Off-balance-sheet financial instruments whose contract amounts represented credit risk as of March 31, 2011 were unfulfilled loan commitments totaling $4.0 million.

No losses are anticipated as a result of the foregoing commitments; therefore the Company does not expect a material effect on our consolidated financial condition.

Critical Accounting Policies

The financial condition and results of operations presented in the consolidated financial statements, accompanying notes to the consolidated financial statements and management’s discussion and analysis are, to a large degree, dependent upon the accounting policies of the Company. The selection and application of these accounting policies involve judgments, estimates, and uncertainties that are susceptible to change and require management’s most difficult, subjective and complex judgments about matters that are inherently uncertain. In the event that different assumptions or conditions were to prevail, and depending upon the severity of such changes, the possibility of materially different financial condition or results of operations is a reasonable likelihood.

Allowance for Loan Losses.

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses for each segment are charged against the allowance for loan losses for the difference between the carrying value of the loan and the estimated net realizable value or fair value of the collateral, if collateral dependent, when:

—	Management believes that the collectability of the principal is unlikely regardless of delinquency status.
—	The loan is a consumer loan and is 120 days past due.
—	The loan is a non-consumer loan and is 180 days past due, unless the loan is well secured and recovery is probable.
—	The borrower is in bankruptcy, unless the debt has been reaffirmed, is well secured and recovery is probable.

Subsequent recoveries, if any, are credited to the allowance.

The allowance represents an amount that, in management’s judgment, will be adequate to absorb any losses on existing loans that may become uncollectible. Management’s judgment in determining the level of the allowance is based on evaluations of the collectability of loans while taking into consideration such factors as trends in delinquencies and charge-offs, changes in the nature and volume of the loan portfolio, current economic conditions that may affect a borrower’s ability to repay and the value of collateral, overall portfolio quality and review of specific potential losses. This evaluation is inherently subjective, as it requires estimates that are susceptible to significant revision as more information becomes available. The evaluation also considers the following risk characteristics of each loan segment:

—	Consumer real estate loans carry risk associated with the continued credit-worthiness of the borrower and changes in the value of collateral.

—

Construction and land development loans carry risks that the project will not be finished according to schedule, the project will not be finished according to budget and the value of the collateral may, at any point in time, be less than the principal amount of the loan. Construction loans also bear the risk that the general contractor, who may or may not be a loan customer, may be unable to finish the construction project as planned because of financial pressure unrelated to the project.

—

Commercial – non real estate carry risks associated with continued successful operation of a business because the repayment of these loans is generally dependent upon the profitability and cash flows of the business. In addition, there is risk associated with the value of collateral other than real estate which may depreciate over time and cannot be appraised with as much precision.

—

Commercial real estate loans carry risks associated with the successful operation of a business or a real estate project, in addition to other risks associated with the ownership of real estate, because the repayment of these loans may be dependent upon the profitability and cash flows of the business or project, and changes in the value of collateral.

—

Consumer – non real estate loans carry risks associated with the continued credit-worthiness of the borrower and the value of the collateral (e.g., rapidly-depreciating assets such as automobiles), or lack thereof. Consumer loans are more likely than real estate loans to be immediately adversely affected by job loss, divorce, illness or personal bankruptcy.

The allowance consists of specific and general components. The specific component relates to loans that are classified as either doubtful or substandard. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. For collateral dependent loans, an updated appraisal will be ordered if a current one is not on file. Appraisals are performed by independent third-party appraisers with relevant industry experience. Adjustments to the appraised value may be made based on recent sales of comparable properties or general market conditions when appropriate. The general component covers non-classified, or performing loans, special mention loans, and those loans classified as substandard that are not impaired. The general component is based on historical loss experience adjusted for changes in the following qualitative factors: value of underlying collateral, lending policy/underwriting practices, national and local economic conditions, portfolio volume and nature, staff experience and depth, levels of past due, levels of non-accrual, portfolio quality, loan review/oversight, impact and effects of concentrations, legal matters, and competition. Non-impaired classified loans are assigned a higher allowance factor which increases with the severity of classification than non-classified loans. The characteristics of the loan ratings are as follows:

—

Pass rated loans are to persons or business entities with an acceptable financial condition, appropriate collateral margins, appropriate cash flow to service the existing loan, and an appropriate leverage ratio. The borrower has paid all obligations as agreed and it is expected that this type of payment history will continue. When necessary, acceptable personal guarantors support the loan.

—

Special mention loans have a specific defined weakness in the borrower’s operations and the borrower’s ability to generate positive cash flow on a sustained basis. The borrower’s recent payment history is characterized by late payments. The Company’s risk exposure is mitigated by collateral supporting the loan. The collateral is considered to be well-margined, well maintained, accessible and readily marketable.

—

Substandard loans are considered to have specific and well-defined weaknesses that jeopardize the viability of the Company’s credit extension. The payment history for the loan has been inconsistent and the expected or projected primary repayment source may be inadequate to service the loan. The estimated net liquidation value of the collateral pledged and/or ability of the personal guarantor(s) to pay the loan may not adequately protect the Company. There is a distinct possibility that the Company will sustain some loss if the deficiencies associated with the loan are not corrected in the near term. A substandard loan would not automatically meet our definition of impaired unless the loan is significantly past due and the borrower’s performance and financial condition provide evidence that it is probable that the Company will be unable to collect all amounts due.

—	Substandard nonaccrual loans have the same characteristics as substandard loans; however, they have a non-accrual classification.

—

Doubtful rated loans have all the weaknesses inherent in a loan that is classified substandard but with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable. The possibility of loss is extremely high.

—	Loss rated loans are not considered collectible under normal circumstances and there is no realistic expectation for any future payment on the loan. Loss rated loans are fully charged off.

A loan is considered impaired when, based on current information and events, it is probable that the Company’s subsidiary bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent. As of March 31, 2011, the Company did not have any loans classified as troubled debt restructurings.

Accounting for Income Taxes.    Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The Company has recorded a 100% deferred tax valuation allowance related to various temporary differences, principally consisting of the provision for loan losses and its net operating loss carryforwards. Since the Company has only been in operation since April 29, 2003 and did not show a profit during 2003, 2004, 2005 or 2009, it is management’s opinion that it is prudent at this time to only recognize the deferred tax asset to the extent that income tax benefits are realized.

Recent Accounting Pronouncements

In January 2010, the Financial Accounting Standards Board (FASB) issued ASU 2010-06, “Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements.” ASU 2010-06 amends Subtopic 820-10 to clarify existing disclosures, require new disclosures, and includes conforming amendments to guidance on employers’ disclosures about postretirement benefit plan assets. ASU 2010-06 is effective for interim and annual periods beginning after December 15, 2009, except for disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010 and for interim periods within those fiscal years. The adoption of the new guidance did not have a material impact on the Company’s consolidated financial statements.

In July 2010, the FASB issued ASU 2010-20, “Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses.” The new disclosure guidance significantly expands the existing requirements and will lead to greater transparency into a company’s exposure to credit losses from lending arrangements. The extensive new disclosures of information as of the end of a reporting period became effective for both interim and annual reporting periods ending on or after December 15, 2010. Specific disclosures regarding activity that occurred before the issuance of the ASU, such as the allowance roll forward and modification disclosures, will be required for periods beginning on or after December 15, 2010. The Company has included the required disclosures in its consolidated financial statements.

In December 2010, the FASB issued ASU 2010-29, “Disclosure of Supplementary Pro Forma Information for Business Combinations.” The guidance requires pro forma disclosure for business combinations that occurred in the current reporting period as though the acquisition date for all business combinations that occurred during the year had been as of the beginning of the annual reporting period. If comparative financial statements are presented, the pro forma information should be reported as though the acquisition date for all business combinations that occurred during the current year had been as of the beginning of the comparable prior annual reporting period. ASU 2010-29 is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted. The adoption of the new guidance did not have a material impact on the Company’s consolidated financial statements.

In December 2010, the FASB issued ASU 2010-28, “When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts.” The amendments in this ASU modify Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. The amendments in this Update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2010. Early adoption is not permitted. The adoption of the new guidance did not have a material impact on the Company’s consolidated financial statements.

The Securities Exchange Commission (SEC) has issued Final Rule No. 33-9002, “Interactive Data to Improve Financial Reporting”, which requires companies to submit financial statements in XBRL (extensible business reporting language) format with their SEC filings on a phased-in schedule. Large accelerated filers and foreign large accelerated filers using U.S. GAAP were required to provide interactive data reports starting with their first quarterly report for fiscal periods ending on or after June 15, 2010. All remaining filers are required to provide interactive data reports starting with their first quarterly report for fiscal periods ending on or after June 15, 2011.

In March 2011, the SEC issued Staff Accounting Bulletin (SAB) 114. This SAB revises or rescinds portions of the interpretive guidance included in the codification of the Staff Accounting Bulletin Series. This update is intended to make the relevant interpretive guidance consistent with current authoritative accounting guidance issued as a part of the FASB’s Codification. The principal changes involve revision or removal of accounting guidance references and other conforming changes to ensure consistency of referencing through the SAB Series. The effective date for SAB 114 is March 28, 2011. The adoption of the new guidance did not have a material impact on the Company’s consolidated financial statements.

In April 2011, the FASB issued ASU 2011-02, “A Creditor’s Determination of Whether a Restructuring Is a Troubled Debt Restructuring.” The amendments in this ASU clarify the guidance on a creditor’s evaluation of whether it has granted a concession to a debtor. They also clarify the guidance on a creditor’s evaluation of whether a debtor is experiencing financial difficulty. The amendments in this Update are effective for the first interim or annual period beginning on or after June 15, 2011. Early adoption is permitted. Retrospective application to the beginning of the annual period of adoption for modifications occurring on or after the beginning of the annual adoption period is required. As a result of applying these amendments, an entity may identify receivables that are newly considered to be impaired. For purposes of measuring impairment of those receivables, an entity should apply the amendments prospectively for the first interim or annual period beginning on or after June 15, 2011. The Company is currently assessing the impact that ASU 2011-02 will have on its consolidated financial statements.

Caution Regarding Forward Looking Statements

Various statements contained in this quarterly report on Form 10-Q and the exhibits to this quarterly report which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act (the “Act”). In addition, various statements in future filings by the Company with the Securities and Exchange Commission, in press releases, and in oral and written statements made by or with the approval of the Company which are not statements of historical fact constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to:

•	projections of revenues, income or loss, earnings or loss per share, the payment or non-payment of dividends, capital structure and other financial items;
•	statements of plans and objectives of the Company or its management or board of directors, including those relating to products or services;

•	statements of future economic performance; and
•	statements of assumptions underlying such statements.

Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties which may cause actual results to differ materially from those in such statements. Facts that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•	the strength of the U.S. economy in general and the strength of the local economies in which we conduct operations;
•	the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System;
•	inflation, interest rate, market and monetary fluctuations;
•	the timely development of new products and services and the overall value of these products and services to users;
•	changes in consumer spending, borrowing and saving habits;
•	technological changes;
•	acquisitions;
•	the ability to increase market share and control expenses;
•	the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which the Company and its subsidiaries must comply;
•	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board;
•	changes in the Company’s organization, compensation and benefit plans;
•	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation; and
•	the success of the Company at managing the risks involved in the foregoing.

Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect unanticipated events or circumstances after the date on which a statement is made.

APPENDIX C

FINANCIAL STATEMENTS AND MANAGEMENT’S DISCUSSION

AND ANALYSIS FOR THE YEARS ENDED DECEMBER 31, 2010 AND DECEMBER 31, 2009

CNB BANCORP, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
(In thousands, except share and per share data)	2010	2009
Assets
Cash and due from banks	$597	$634
Federal funds sold	3,454	1,197
Securities available for sale, at fair value	7,754	7,414
Restricted securities, at cost	246	199
Loans, net of allowance for loan losses of $620 and $686 on December 31, 2010 and 2009	35,201	36,057
Premises and equipment, net	1,370	1,420
Foreclosed real estate	270	-
Other assets	454	596
Total assets	$49,346	$47,517

Liabilities and Shareholders’ Equity
Liabilities
Non-interest bearing deposits	$2,766	$2,461
Interest bearing deposits	39,771	38,359
Total deposits	42,537	40,820
Accrued interest payable	87	96
Other liabilities	61	91
Total liabilities	42,685	41,007

Shareholders’ Equity
Common stock, $.01 par, 10,000,000 shares authorized, 1,500,427 shares issued and outstanding at December 31, 2010 and 2009	15	15
Additional paid-in capital	9,567	9,567
Retained earnings (deficit)	(2,872)	(2,967)
Accumulated other comprehensive (loss)	(49)	(105)
Total shareholders’ equity	6,661	6,510
Total liabilities and shareholders’ equity	$49,346	$47,517
See Notes to Consolidated Financial Statements.

CNB BANCORP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
(In thousands, except share and per share data)	2010	2009
Interest and Dividend Income
Loans, including fees	$2,538	$2,686
Investment securities, taxable	277	293
Federal funds sold	3	2
Total Interest and Dividend Income	2,818	2,981

Interest Expense
Deposits	912	1,133
Other borrowings	-	1
Total Interest Expense	912	1,134

Net Interest Income	1,906	1,847

Provision for Loan Losses	91	1,194
Net Interest Income after Provision for Loan Losses	1,815	653

Non-Interest Income
Service charges on deposit accounts	10	12
Other fees and commissions	83	89
Net realized gains on disposition of securities	99	67
Income from investment in title company	8	12
Other income	42	44
Total Non-Interest Income	242	224

Non-Interest Expense
Personnel	1,071	1,138
Occupancy and equipment	127	123
Professional fees	215	218
Advertising	12	20
Computer services	109	90
Other	428	428
Total Non-Interest Expense	1,962	2,017

Net Income (Loss)	$95	$(1,140)

Earnings (loss) per share, basic and diluted	$0.06	$(0.76)

Weighted average shares outstanding, basic and diluted	1,500,427	1,500,427
See Notes to Consolidated Financial Statements.

CNB BANCORP, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

For the Years Ended December 31, 2010 and 2009

(Dollars in thousands)	Shares of Common Stock	Common Stock	Additional Paid-in Capital	Retained Earnings (Deficit)	Accumulated Other Compre- hensive Income (Loss)	Comprehen- sive Income (Loss)	Total
Balance - December 31, 2009	1,500,427	$15	$9,567	$(2,967)	$(105)		$6,510

Comprehensive income:
Net income	-	-	-	95	-	$95	95
Other comprehensive income:
Unrealized gain on securities available for sale	-	-	-	-	-	155	-
Reclassification adjustment	-	-	-	-	-	(99)	-

Total other comprehensive income	-	-	-	-	56	$56	56

Total comprehensive income	-	-	-	-	-	$151	-

Balance - December 31, 2010	1,500,427	$15	$9,567	$(2,872)	$(49)		$6,661

Balance - December 31, 2008	1,500,427	$15	$9,567	$(1,827)	$47		$7,802

Comprehensive loss:
Net loss	-	-	-	(1,140)	-	$(1,140)	(1,140)
Other comprehensive loss:
Unrealized loss on securities available for sale	-	-	-	-	-	(85)	-
Reclassification adjustment	-	-	-	-	-	(67)	-

Total other comprehensive loss	-	-	-	-	(152)	$(152)	(152)

Total comprehensive loss	-	-	-	-	-	$(1,292)	-

Balance - December 31, 2009	1,500,427	$15	$9,567	$(2,967)	$(105)		$6,510

See Notes to Consolidated Financial Statements.

CNB BANCORP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
(Dollars in thousands)	2010	2009
Cash Flows From Operating Activities
Reconciliation of net income (loss) to net cash provided by (used in) operating activities:
Net income (loss)	$95	$(1,140)
Provision for loan losses	91	1,194
Depreciation and amortization	83	83
Net amortization of securities	75	54
Realized gain on securities	(99)	(67)
Changes in:
Interest receivable	47	5
Other assets	72	(213)
Interest payable	(9)	(20)
Other liabilities	(30)	76
Net cash provided by (used in) operating activities	325	(28)

Cash Flows From Investing Activities
Purchase of available for sale securities	(7,751)	(8,230)
Proceeds from sales, calls and maturities of available for sale securities	7,491	5,725
Purchase of restricted securities	(47)	-
Purchase of property and equipment	(10)	(33)
Net (increase) decrease in loans	495	(1,330)
Net cash provided by (used in) investing activities	178	(3,868)

Cash Flows From Financing Activities
Net increase (decrease) in non-interest bearing deposits	305	(539)
Net increase in interest bearing deposits	1,412	4,057
Net cash provided by financing activities	1,717	3,518

Net increase (decrease) in cash and cash equivalents	$2,220	$(378)

Cash and Cash Equivalents
Beginning	1,831	2,209

Ending	$4,051	$1,831

Supplemental Disclosures of Cash Flow Information
Cash payments for interest	$921	$1,154
Unrealized gain (loss) on available for sale securities	$56	$(152)
Transfer between loans and other real estate owned	$270	$-

See Notes to Consolidated Financial Statements.

The following discussion provides information about the major components of the results of operations and financial condition, liquidity, and capital resources of the Company. This discussion and analysis should be read in conjunction with the Company’s Consolidated Financial Statements and Notes to Consolidated Financial Statements.

Overview

The Company is headquartered in Windsor, Virginia and conducts its primary operations through its wholly owned subsidiary, Citizens National Bank. The Bank is a community bank serving the Town of Windsor, County of Isle of Wight, the Cities of Franklin and Suffolk, and portions of Southampton, Surry and Sussex Counties with one full service branch.

Like most financial institutions, our profitability depends largely upon net interest income, which is the difference between the interest received on earning assets, such as loans and investment securities, and the interest paid on interest-bearing liabilities, principally deposits and borrowings. Our results of operations are also affected by our provision for loan losses; non-interest expenses, such as salaries, employee benefits, and occupancy expenses; and non-interest income, such as mortgage loan fees and service charges on deposit accounts.

Economic conditions, competition and federal monetary and fiscal policies also affect financial institutions. The year 2010 continued to be a challenging year in margin management as we worked to balance asset repricing that occurs sooner than deposit repricing in a lower interest rate environment. In a normal slow rate decline as seen in many business cycles in the past, this process would be relatively straight forward, but in the worldwide economic downturn that surfaced in 2007 and has remained prevalent, we remain more challenged. While community banks like us for the most part have not been involved in subprime lending, we are exposed to a broad market reaction to the financial services industry which has lowered stock prices and negatively affected certain of the larger institutions that took part in sub-prime loans or utilized hedge funds relying on these loans. The economic environment that has been created has and may continue to influence the ability of some of our customers to repay their loans. The fast downward movement of interest rates may also influence our investment portfolio. The drop in rates may cause bonds to be called faster than normal, prompting close management attention to maintain the yield on the portfolio. Until rates stabilize, we will operate in an environment that will likely negatively influence our earnings in the short term.

As of December 31, 2010, the Company’s total assets were $49.3 million, consisting primarily of securities of $8.0 million, loans, net of allowance for loan losses, of $35.2 million and premises and equipment of $1.4 million. Comparatively, at December 31, 2009, total assets were $47.5 million, which consisted primarily of securities of $7.6 million, loans, net of allowance for loan losses, of $36.1 million and premises and equipment of $1.4 million. At December 31, 2010, total deposits were $42.5 million compared to total deposits at December 31, 2009 of $40.8 million. Interest bearing deposits at December 31, 2010 and 2009 were $39.8 million and $38.4 million, respectively. For the year ended December 31, 2010, the Company had net operating income before the provision for loan losses of $186,000 compared to $54,000 for the year ended December 31, 2009. Net income in 2010 of $95,000 increased from a net loss position of $1.1 million in 2009, which was due primarily to increased loan loss provisions and FDIC insurance premiums.

Critical Accounting Policies

The financial condition and results of operations presented in the consolidated financial statements, accompanying notes to the consolidated financial statements and management’s discussion and analysis are, to a large degree, dependent upon the accounting policies of the Company. The selection and application of these accounting policies involve judgments, estimates, and uncertainties that are susceptible to change.

Presented below is a discussion of those accounting policies that management believes are the most important to the portrayal and understanding of the Company’s financial condition and results of operations. These critical accounting policies require management’s most difficult, subjective and complex judgments about matters that are inherently uncertain. In the event that different assumptions or conditions were to prevail, and depending upon the severity of such changes, the possibility of materially different financial condition or results of operations is a reasonable likelihood.

Allowance for Loan Losses

The Company monitors and maintains an allowance for loan losses to absorb an estimate of probable losses inherent in the loan portfolio. The Company maintains policies and procedures that address the systems of controls over the following areas of maintenance in the allowance: the systematic methodology used to determine the appropriate level of the allowance to provide assurance they are maintained in accordance with accounting principles generally accepted in the United States of America; the accounting policies for loan charge-offs and recoveries; the assessment and measurement of impairment in the loan portfolio; and the loan grading system.

The Company evaluates various loans individually for impairments. Loans evaluated individually for impairment include non-performing loans, such as loans on non-accrual, loans past due by 90 days or more, restructured loans and other loans selected by management. The evaluations are based upon discounted expected cash flows or collateral valuations. If the evaluation shows that a loan is individually impaired, then a specific reserve is established for the amount of impairment.

For loans without individual measures of impairment, the Company makes estimates of losses for groups of loans. Loans are grouped by similar characteristics, including the type of loan, the assigned loan grade and general collateral type. A loss rate reflecting the expected loss inherent in a group of loans is derived based upon estimates of default rates for a given loan grade, the predominant collateral type for the group and the terms of the loan. The resulting estimate of losses for groups of loans are adjusted for relevant environmental factors and other conditions of the portfolio of loans and leases, including: borrower and industry concentrations; levels and trends in delinquencies, charge-offs and recoveries; changes in underwriting standards and risk selection; level of experience, ability and depth of lending management; peer group comparison; results of examinations and evaluations of the overall portfolio by senior management, external auditors, and regulatory examiners; and national and local economic conditions.

The Company recognizes the inherent imprecision in estimates of losses due to various uncertainties and variability related to the factors used, and therefore a reasonable range around the estimate of losses is derived and used to ascertain whether the allowance is adequate. The establishment of allowance factors is a continuing exercise and may change from period to period, resulting in an increase or decrease in the amount of provision or allowance based upon the same volume or classification of loans. If different assumptions or conditions were to prevail and it is determined that the allowance is not adequate to absorb the new estimate of probable losses, an additional provision for loan losses would be made, which amount may be material to the Consolidated Financial Statements.

Accounting for Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The Company has recorded a 100% deferred tax valuation allowance related to various temporary differences, principally consisting of the provision for loan losses and its net operating loss carryforwards. Since the Company has only been in operation since April 29, 2003 and did not show a profit during 2003, 2004, 2005, or

2009, it is management’s opinion that it is prudent at this time to only recognize the deferred tax asset to the extent that income tax benefits are realized.

Results of Operations

Net Income (Loss)

It is normal for new banks to experience operating losses in their formative years through start up and operating expenses. The Company began experiencing sustainable operating income during 2006 and continued to post earnings in 2007 and 2008. However, the economic downturn that we are experiencing produced results which did and may continue to impact our earnings potential. For the year ended December 31, 2010, the Company’s net income was $95,000; $0.06 earnings per basic and diluted share. We were profitable in the first and second quarters of 2009, but our annualized earnings were negatively impacted by increased FDIC deposit insurance premiums, significantly higher provisions for loan losses, the impact of nonaccrual interest lost, and increased personnel costs, resulting in a net loss of $1.1 million for the year ended December 31, 2009. This represents a net loss per basic and diluted share of ($0.76). Return on average assets (ROA) measures how effectively the Company employs its assets to produce net income. For the year ended December 31, 2010, ROA was 0.20% compared to (2.45%) for the year ended December 31, 2009. Return on average equity (ROE), another measure of earnings performance, indicates the amount of net income earned in relation to the total equity capital invested. ROE for the year ended December 31, 2010 was 1.40% compared with (15.10%) for the year ended December 31, 2009. Average equity to average assets was 14.13% and 16.22% for the years ended December 31, 2010 and 2009, respectively. During 2010, the Company reserved $91,000, a decrease of $1.1 million or 92.4% from the $1.2 million reserved during 2009. Net income from operations before the provision for loan losses was $186,000 for 2010 compared to $54,000 for 2009, an increase of 244.4%.

TABLE 1: Average Balances, Interest Income and Expense, Yields and Rates

The following table shows the average balance sheet for the year ended December 31, 2010 and 2009. In addition, the amount of interest earned on earning assets, with related yields and interest on interest bearing liabilities, together with rates, is shown.

	2010			2009
(Dollars in thousands)	AVERAGE BALANCE	INTEREST INCOME/ EXPENSE	YIELD/ RATE	AVERAGE BALANCE	INTEREST INCOME/ EXPENSE	YIELD/ RATE
Assets:
Securities, taxable	$8,068	$277	3.43%	$6,812	$293	4.32%
Loans	35,908	2,538	7.07%	36,893	2,686	7.28%
Federal funds sold	2,159	3	0.14%	995	2	0.20%
Total earnings assets	46,135	$2,818	6.11%	44,700	$2,981	6.67%
Less: Allowance for loan losses	(643)			(715)
Total non-earning assets	2,699			2,563
Total Assets	$48,191			$46,548

Liabilities and shareholders’ equity:
Interest bearing deposits:
Checking	$1,056	$5	0.47%	$911	$4	0.44%
Money market savings	906	7	0.77%	1,198	15	1.25%
Regular savings	1,429	4	0.28%	1,260	3	0.24%
Time Deposits:
$100,000 and over	15,397	404	2.62%	13,125	462	3.52%
Under $100,000	19,477	492	2.53%	19,416	649	3.34%
Total interest bearing deposits	38,265	912	2.38%	35,910	1,133	3.16%
Federal funds purchased	-	-	N/A	57	1	1.75%
Total interest bearing liabilities	38,265	$912	2.38%	35,967	$1,134	3.15%
Non-interest bearing liabilities:
Demand deposits	2,931			2,877
Other liabilities	188			150
Total liabilities	41,384			38,994
Shareholders’ equity	6,807			7,554
Total Liabilities and Shareholders’ equity	$48,191			$46,548

Net interest income		$1,906			$1,847
Interest rate spread			3.73%			3.52%
Interest expense to average earning assets			1.98%			2.54%
Net interest margin			4.13%			4.13%

The following table describes the impact on the interest income resulting from changes in average balances and average rates for the periods indicated. The change in interest due to both volume and rate has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the change in each.

TABLE 2: Rate and Volume Analysis

	Years ended December 31,
	2010 compared to 2009			2009 compared to 2008
	Change Due To:			Change Due To:
(Dollars in thousands)	Increase (Decrease)	Rate	Volume	Increase (Decrease)	Rate	Volume

Interest income:
Securities	$(16)	$(163)	$147	$(36)	$(78)	$42
Loans	(148)	(77)	(71)	(99)	(336)	237
Federal funds sold	1	(0)	1	(10)	(31)	21

Total interest income	(163)	(240)	77	(145)	(445)	300

Interest expense:
Interest bearing deposits:
Checking	1	0	1	(5)	(4)	(1)
Money market savings	(8)	(5)	(3)	(2)	95	(97)
Regular savings	1	1	0	(3)	(3)	(0)
Time Deposits:
$100,000 and over	(58)	(181)	123	(12)	73	(85)
Under $100,000	(157)	(159)	2	(159)	(169)	10
Federal funds purchased	(1)	-	(1)	(4)	(100)	96

Total interest bearing liabilities	(222)	(344)	122	(185)	(108)	(77)

Net interest income	$59	$104	$(45)	$40	$(337)	$377

Net Interest Income

Net interest income, CNB’s primary source of consolidated earnings, is the amount by which interest generated from earning assets exceeds the expense of funding those assets. Changes in volume and mix of interest earning assets and interest bearing liabilities, as well as their respective yields and rates, have a significant impact on the level of net interest income. Other factors affecting net interest income included paying higher interest rates to attract depositors and extending credit with lower interest rates to attract borrowers. For the year ended December 31, 2010, interest income and interest expense were $2.8 million and $912,000, respectively. For the year ended December 31, 2009, interest income was $3.0 million and interest expense was $1.1 million. Net interest income remained largely stable for 2010 at $1.9 million, increasing $59,000 or 3.2%, compared to $1.8 million for 2009.

Non-Interest Income

Non-interest income has been and will continue to be an important factor for increasing profitability. Management recognizes this importance and continues to review and consider areas where non-interest income can be increased. Non-interest income for the year ended December 31, 2010 was $242,000, compared to $224,000 for the year ended December 31, 2009. The Company’s main sources of non-interest income for the year ended December 31, 2010 were $69,000 from non-sufficient fund/overdraft accounts, $8,000 from shares owned in a local title insurance agency, and $37,000 from debit card and ATM activity. Also during 2010, the Company realized gains of $99,000 on the disposition of securities. The primary sources of non-interest income for the year ended December 31, 2009 were $74,000 from non-sufficient fund/overdraft accounts, $11,000 from fixed rate mortgage brokerage fees, $12,000 from shares owned in a local title insurance agency, and $27,000 from debit card and ATM activity, and realized gains of $67,000 on disposition of securities.

TABLE 3: Non-Interest Income

	Year Ended December 31,
(Dollars in thousands)	2010	2009
Service charges on deposit accounts	$10	$12
Other fees and commissions	83	89
Realized gain on sale of securities	99	67
Other operating income	50	56
Total non-interest income	$242	$224

Non-Interest Expense

Improving operating efficiency is as important to management as enhancing non-interest income. For the year ended December 31, 2010, major components of other operating expenses were ATM expense – $50,000, insurance – $27,000, FDIC assessments – $59,000, regulatory assessments – $29,000, and franchise taxes – $48,000 . The same major components for the year ended December 31, 2009 were $45,000, $22,000, $73,000, $28,000, and $56,000, respectively. Comparatively, non-interest expense decreased 2.7% in 2010 from 2009.

TABLE 4: Non-Interest Expense

	Year Ended December 31,
(Dollars in thousands)	2010	2009
Personnel	$1,071	$1,138
Occupancy and equipment	127	123
Professional fees	215	218
Advertising	12	20
Computer services	109	90
Other operating expenses	428	428
Total non-interest expense	$1,962	$2,017

Summary of Loan Loss Experience

The allowance for loan losses is an estimate of the amount that will be adequate to provide for potential losses in the Bank’s loan portfolio. Management’s methodology in evaluating the adequacy of the allowance for loan losses considers potential specific losses, as well as the volume, growth, composition, and loss history of the loan portfolio. General economic trends as well as any conditions affecting individual borrowers may also affect the level of loan losses. The allowance is periodically examined by bank regulators for adequacy. Examiners take into account factors such as the methodology used to calculate the allowance and the size of allowance in comparison to peer financial institutions.

The Bank’s Loan Committee and Board of Directors review problem loans monthly, including their effect on the allowance for loan losses. In management’s opinion, the allowance for loan losses is adequate to absorb the current estimated risk of loss in the loan portfolio. The Company’s management continually evaluates the adequacy of the allowance for loan losses, and changes in the provision are based on the analyzed inherent risk of the loan portfolio. The allowance is increased by the provision for loan losses and reduced by loans charged off, net of recoveries. The following table summarizes loans charged off, recoveries of loans previously charged off and additions to the reserve that have been charged to operating expense for the periods indicated. We have no lease financing or foreign loans.

TABLE 5: Allowance for Loan Losses

	Year Ended December 31,
(Dollars in thousands)	2010	2009
Allowance, beginning of period	$686	$493
Provision for loan losses	91	1,194
Loans charged off	(157)	(1,002)
Recoveries of loans previously charged off	-	1
Allowance, end of period	$620	$686

The allocation of the allowance at December 31, 2010 and 2009 and the ratio of related outstanding loan balances to total loans are as follows:

TABLE 6: Allocation of Allowance for Loan Losses

	2010		2009
(Dollars in thousands)	Allowance for Loan Losses	Percent of Loans in Category to Total Loans	Allowance for Loan Losses	Percent of Loans in Category to Total Loans
Commercial and industrial	$109	8.05%	$115	9.39%
Real estate commercial	311	39.75	268	34.55
Real estate consumer	123	44.13	161	44.78
Consumer installment	77	8.07	137	11.28
Unallocated	-	N/A	5	N/A
Balance, December 31	$620	100.00%	$686	100.00%

Financial Condition

Summary

A financial institution’s primary sources of revenue are generated by its earning assets, while its major expenses are produced by the funding of those assets with interest-bearing liabilities. Effective management of these sources and uses of funds is essential in attaining profitability while maintaining an acceptable level of risk. At December 31, 2010, the Company had $49.3 million in total assets. Interest-earning assets were $47.3 million and interest-bearing liabilities were $39.8 million.

At December 31, 2009, the Company had $47.5 million in total assets. Interest-earning assets and interest-bearing liabilities were $45.6 million and $38.4 million, respectively.

Loan Portfolio

CNB’s loan portfolio is its largest and most profitable component of earning assets, totaling 75.8% of interest-earning assets at December 31, 2010 and 80.7% at December 31, 2009. The Company, through the Bank, engages in a wide range of lending activities, which include one-to-four family and multi-family residential mortgage loans, commercial real estate loans, construction loans, land acquisition and development loans, consumer loans, and commercial business loans. CNB continues to emphasize loan portfolio growth and diversification as a means of increasing earnings while minimizing credit risk.

TABLE 7: Loan Portfolio

	December 31,
(Dollars in thousands)	2010	2009
Commercial and industrial	$2,663	$3,154
Real estate construction	3,759	4,431
Real estate mortgage:
Residential (1-4 family)	10,869	10,871
Home equity lines	1,179	1,151
Non-farm, non-residential (1)	14,240	12,696
Agricultural	222	297
Consumer installment	2,889	4,143
Total loans	$35,821	$36,743
(1)	This category generally consists of commercial and industrial loans where real estate constitutes a source of collateral.

Non-farm, non-residential loans are typically owner-occupied commercial buildings. At December 31, 2010, non-farm, non-residential loans were 39.8% of the total portfolio, compared to 34.6% at December 31, 2009. Commercial, industrial and agricultural loan portfolio consists of secured and unsecured loans to small businesses, comprising 8.1% and 9.4% of the total portfolio at December 31, 2010 and 2009, respectively.

CNB’s unfunded loan commitments totaled $2.9 million at December 31, 2009 and $2.7 million at December 31, 2009.

The following table reflects the maturity distribution of selected loan categories at December 31, 2010.

TABLE 8: Remaining Maturities of Selected Loan Categories

(Dollars in thousands)	Commercial and Industrial, Agricultural	Real Estate - Construction
Variable Rate:
Within 1 year	$10	$353
Fixed Rate:
Within 1 year	1,777	2,592
1 to 5 years	1,098	814
After 5 years	-	-
Total Maturities	$2,885	$3,759

Loans are placed on non-accrual status when collection of principal and interest is doubtful, generally when a loan becomes 90 days past due. There are three negative implications for earnings when a loan is placed on non-accrual status. First, all interest accrued but unpaid at the date that the loan is placed on non-accrual status is either deducted from interest income or written off as a loss. Second, accruals of interest are discontinued until it becomes certain that both principal and interest can be repaid. Finally, there may be actual losses that may require that additional provision for loan losses be charged against earnings. For real estate loans, upon foreclosure, the balance of the loan is transferred to “Other Real Estate Owned” (OREO) and carried at the lower of the outstanding loan balance or the fair market value of the property less costs to sell based on current appraisals and other current market trends. If a write down of the OREO property is necessary at the time of foreclosure, the amount is charged-off against the allowance for loan losses. A review of the recorded property value is performed in conjunction with normal loan reviews, and if market conditions indicate that the recorded value exceeds the fair market value less costs to sell, additional write downs of the property value are charged directly to operations.

Nonperforming assets consist of non-accrual loans, loans restructured due to debtors’ financial difficulties, loans past due 90 days or more as to interest or principal and still accruing, and other real estate owned, which is real estate acquired through foreclosure and repossession. Non-accrual loans are those loans on which recognition of interest income has been discontinued. Restructured loans generally allow for an extension of the original repayment period or a reduction or deferral of interest or principal because of deterioration in the financial position of the borrower. Loans, whether secured or unsecured, are generally placed on non-accrual status when principal and/or interest is 90 days or more past due, or sooner if it is known or expected that the collection of all principal and/or interest is unlikely. Any loan past due 90 days or more, if not classified as non-accrual based on a determination of collectibility, is classified as a past-due loan. Other real estate owned is initially recorded at the lower of cost or estimated market value less costs to sell at the date of acquisition. A provision for estimated losses is recorded when a subsequent decline in value occurs.

At December 31, 2010, the Company had nonperforming assets of twelve loans on non-accrual totaling $1.8 million. Of these twelve loans, nine loans totaling $1.8 million were classified as impaired. Two loans, which were also non-accrual and impaired, totaling $437,000 were classified as doubtful for regulatory purposes, There were no loans delinquent 90 days or more and still accruing and no loans classified for regulatory purposes as loss. The Company had other real estate owned in the amount of $270,000. The Company had nonperforming assets of seven loans on non-accrual totaling $920,000 at December 31, 2009. Five loans totaling $919,000 classified as non-accrual were also classified as impaired. Four loans, two of which were also non-accrual and impaired, totaling $525,000 were also classified for regulatory purposes as doubtful. There were no loans delinquent 90 days or more and still accruing interest or classified for regulatory purposes as loss or other real estate owned. We have no loans in our portfolio to borrowers in foreign countries.

Loan concentrations exist when large amounts of money are loaned to multiple borrowers who would be similarly impacted by economic or other conditions. The loan portfolio is concentrated in various commercial, real estate and consumer loans to individuals and entities located in our primary service area. Accordingly, the ultimate collectibility of the loans is largely dependent upon economic conditions of our primary service area. Other than our geographic concentrations due to our physical location and the loan type concentrations as shown in the above table, we have no other concentrations of loans that exceed 10% of our total loan portfolio as of December 31, 2010.

We have no other interest-bearing assets that would be required to be disclosed as nonperforming assets if they were loans.

Securities Portfolio

The investment portfolio plays a primary role in the management of interest rate sensitivity of the Company and generates substantial interest income. In addition, the portfolio serves as a source of liquidity. Table 9 presents information pertaining to the composition of the securities portfolio. CNB manages its investment portfolio consistent with established policies that include guidelines for maturity distribution, rate sensitivity, and liquidity needs. The investment portfolio consists of securities available for sale, which may be sold in response to established policies. These securities are carried at estimated fair value, which was $7.8 million at December 31, 2010.

TABLE 9: Securities Available for Sale, Maturity Distribution and Average Yields

(Dollars in thousands)	Amortized Cost	Fair Value	Weighted Average Yield
U.S. government agencies and corporations:
Maturing within 1 to 5 years	$500	$496	2.25%
Maturing within 5 to 10 years	3,036	2,964	2.06
Maturing after 10 years	3,199	3,252	3.90
Total U.S. government agencies and corporations	6,735	6,712	3.23
State and municipals:
Maturing within 5 to 10 years	530	533	5.25
Maturing after 10 years	538	509	4.20
Total state and municipals	1,068	1,042	4.73
Total securities	$7,803	$7,754	3.43%

Deposits

Deposits are an important funding source and the primary supplier of CNB’s growth. The Company’s strategy has been to increase its core deposits at the same time that it controls its cost of funds. CNB’s deposit base is comprised of demand deposits, savings and money market accounts, time deposits and individual retirement accounts. These deposits are provided by individuals and businesses located within the communities served.

Table 10 presents the average deposit balances and average rates paid for the periods ended December 31, 2010 and 2009. Table 11 details maturities of certificates of deposit with balances of $100,000 or more at December 31, 2010.

TABLE 10: Average Deposits and Rates Paid

	December 31,
	2010		2009
(In thousands)	Amount	Rate	Amount	Rate
Non-interest bearing deposits	$2,931		$2,877
Interest bearing accounts:
Interest checking	1,056	0.47%	911	0.44%
Regular savings	1,429	0.28	1,260	0.24
Money market accounts	906	0.77	1,198	1.25
Time deposits:
$100,000 and greater	15,397	2.62	13,125	3.52
Under $100,000	19,477	2.53	19,416	3.34
Total interest bearing deposits	38,265	2.38%	35,910	3.16%
Total	$41,196		$38,787

TABLE 11: Maturities of Certificates of Deposits with Balances of $100,000 or More

(Dollars in thousands)	Within Three Months	Three to Six Months	Six to Twelve Months	Over One Year	Total	Percent of Total Deposits

At December 31, 2010	$3,101	$1,732	$3,268	$8,532	$16,633	39.10%

Liquidity

Liquidity represents an institution’s ability to meet present and future financial obligations through either the sale or maturity of existing assets or the acquisition of additional funds through liability management. Liquid assets include cash, interest-bearing deposits with banks, federal funds sold, short-term investments, securities classified as available for sale as well as loans and securities maturing within one year. As a result of CNB’s management of liquid assets and the ability to generate liquidity through liability funding, management believes CNB maintains overall liquidity sufficient to satisfy its depositors’ requirements and meet its customers’ credit needs.

Although maintaining and increasing deposits will serve as the primary source of liquidity, CNB maintains additional sources of liquidity through a federal funds line with Community Bankers Bank. At December 31, 2010, cash, federal funds sold, securities available for sale, and loans maturing within one year were 56.3% of total deposits and liabilities.

The Company’s primary component of market risk is interest rate volatility. Fluctuations in interest rates will impact both the level of interest income and interest expense and the market value of the Company’s interest earning assets and interest bearing liabilities. The primary technique for managing interest rate risk exposure is management of the interest sensitivity gap. The interest sensitivity gap is defined as the difference between the amount of interest earning assets anticipated to mature or re-price within a specific time period and the amount of interest bearing liabilities anticipated to mature or re-price within that same time period. During a period of rising interest rates, a “positive gap” implies that net interest income would be positively affected because the yield of the Company’s interest earning assets is likely to rise more quickly than the cost of its interest bearing liabilities. In a period of falling interest rates, the opposite effect on net income is likely to occur. Table 12 sets forth the amounts of interest earning assets and interest bearing liabilities outstanding at December 31, 2010.

TABLE 12: Interest Rate Sensitivity

(Dollars in thousands)	0 - 3 Months	3 - 12 Months	1 - 5 Years	Over 5 Years	Total
Interest Earning Assets
Securities	$-	$496	$-	$7,258	$7,754
Loans	5,661	6,572	23,587	1	35,821
Federal funds sold	3,454	-	-	-	3,454
Total	$9,115	$7,068	$23,587	$7,259	$47,029
Cumulative totals	$9,115	$16,183	$39,770	$47,029

Interest Bearing Liabilities
Interest checking (1)	$1,098	$-	$-	$-	$1,098
Savings (1)	1,328	-	-	-	1,328
Money Market (1)	891	-	-	-	891
Time Deposits	5,487	12,507	18,460	-	36,454
Total	$8,804	$12,507	$18,460	$-	$39,771
Cumulative totals	$8,804	$21,311	$39,771	$39,771
Interest sensitivity gap	$311	$(5,439)	$5,127	$7,259	$7,258
Cumulative interest sensitivity gap	$311	$(5,128)	$(1)	$7,258
Cumulative interest sensitivity gap to total interest earning assets	0.66%	-10.90%	0.00%	15.43%
(1)	Non-maturity, interest sensitive, deposits are classified as repriceable within 0-3 months, under the assumption that rates are subject to change weekly, at the discretion of management.

Capital Resources

The assessment of capital adequacy depends on a number of factors such as asset quality, liquidity, earnings performance, and changing competitive conditions and economic forces. Management reviews the adequacy of capital on an ongoing basis and seeks to maintain a structure that will assure an adequate level of capital to support anticipated asset growth and to absorb potential losses.

At December 31, 2010, consolidated shareholders’ equity was $6.7 million or 13.5% of total assets. At December 31, 2009, consolidated shareholder’s equity was $6.5 million or 13.7% of total assets. The Company’s common stock had a tangible book value of $4.44 per share at December 31, 2010 and $4.34 per share at December 31, 2009.

TABLE 13: Capital Analysis

	December 31,
(In thousands)	2010	2009
Tier 1 Capital:
Common stock	$15	$15
Capital surplus	9,567	9,567
Retained earnings (deficit)	(2,872)	(2,967)
Total Tier 1 capital	6,710	6,615
Tier 2 Capital:
Allowance for loan losses	453	462
Total risk-based capital	$7,163	$7,077

Risk weighted assets	$36,112	$36,744
CAPITAL RATIOS:
Tier 1 risk-based capital ratio	18.58%	18.00%
Total risk-based capital ratio	19.84%	19.26%
Tier 1 capital to average total assets	13.63%	13.70%

Off-Balance Sheet Arrangements

We are a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of our customers. These financial instruments consist of commitments to extend credit and standby letters of credit. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Standby letters of credit are written conditional commitments issued by a bank to guarantee the performance of a customer to a third party. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. A commitment involves, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheets. Our exposure to credit loss in the event of non-performance by the other party to the instrument is represented by the contractual notional amount of the instrument.

Because certain commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. We use the same credit policies in making commitments to extend credit as we do for on-balance-sheet instruments. Collateral held for commitments to extend credit varies but may include accounts receivable, inventory, property, plant, equipment, and income-producing commercial properties.

Our off-balance-sheet financial instruments whose contract amounts represented credit risk as of December 31, 2010 were unfulfilled loan commitments of $2.9 million. The Company had no standby letters of credit as of December 31, 2010.

No losses are anticipated as a result of the foregoing commitments and we do not feel that they are reasonably likely to have a material effect on our consolidated financial condition.

APPENDIX D

APPRAISAL RIGHTS - ARTICLE 15 OF THE VIRGINIA STOCK CORPORATION ACT

ARTICLE 15

Appraisal Rights and Other Remedies

13.1-729    DEFINITIONS.—In this article:

“Affiliate” means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with another person or is a senior executive officer thereof. 1

“Beneficial shareholder” means a person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner’s behalf.

“Corporation” means the issuer of the shares held by a shareholder demanding appraisal and, for matters covered by §§13.1-734 through 13.1-740, includes the surviving entity in a merger.

“Fair value” means the value of the corporation’s shares determined:

a.    Immediately before the effectuation of the corporate action to which the shareholder objects;

b.    Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

c.    Without discounting for lack of marketability or minority status except, if appropriate, for amendments to the articles pursuant to subdivision A 5 of §13.1-730.

“Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

“Interested transaction” means a corporate action described in subsection A of §13.1-730, other than a merger pursuant to §13.1-719 or 13.1-719.1, involving an interested person in which any of the shares or assets of the corporation are being acquired or converted. As used in this definition:

1.    “Beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares; except that a member of a national securities exchange is not deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because the member is the record holder of the securities if the member is precluded by the rules of the exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby is deemed to have acquired beneficial ownership, as of the date of the agreement, of all voting shares of the corporation beneficially owned by any member of the group.

2.    “Interested person” means a person, or an affiliate of a person, who at any time during the one-year period immediately preceding approval by the board of directors of the corporate action:

a.    Was the beneficial owner of 20% or more of the voting power of the corporation, excluding any shares acquired pursuant to an offer for all shares having voting power if the offer was made within one year prior to the corporate action for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action;

b.    Had the power, contractually or otherwise, to cause the appointment or election of 25% or more of the directors to the board of directors of the corporation; or

c.    Was a senior executive officer or director of the corporation or a senior executive officer of any affiliate thereof, and that senior executive officer or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than:

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(1)    Employment, consulting, retirement, or similar benefits established separately and not as part of or in contemplation of the corporate action;

(2)    Employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in §13.1-691; or

(3)    In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity in the corporate action or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of such entity or such affiliate.

“Preferred shares” means a class or series of shares whose holders have preference over any other class or series of shares with respect to distributions.

“Record shareholder” means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.

“Senior executive officer” means the chief executive officer, chief operating officer, chief financial officer and anyone in charge of a principal business unit or function.

“Shareholder” means both a record shareholder and a beneficial shareholder. (Last amended by Ch. 165, L. ’07, eff. 7-1-07.)

   Ch. 165, L. ’07, eff. 7-1-07, added matter in italic and deleted 1“For purposes of subdivision B 4 of §13.1-730, a person is deemed to be an affiliate of its senior executive officers.”

   .1    Consideration of market value in determining damages.—Although court must consider the market value of stock in determining damages in an action challenging a merger, the court may reject this method of determining value if it finds that it is not a reliable indicator of a stock’s inherent value. Sandberg v Virginia Bankshares, Inc, 891 F2d 1112 (4th Cir 1989).

13.1-730    RIGHT TO APPRAISAL.—A.    A shareholder is entitled to appraisal rights, and to obtain payment of the fair value of that shareholder’s shares, in the event of any of the following corporate actions:

1.    Consummation of a merger to which the corporation is a party (i) if shareholder approval is required for the merger by §13.1-718 1, except that appraisal rights shall not be available to any shareholder of the corporation with respect to shares of any class or series that remain outstanding after consummation of the merger, or (ii) if the corporation is a subsidiary and the merger is governed by §13.1-719;

2.    Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired 2, except that appraisal rights shall not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged;

3.    Consummation of a disposition of assets pursuant to §13.1-724 if the shareholder is entitled to vote on the disposition;

4.    An amendment of the articles of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created; or

5.    Any other amendment to the articles of incorporation, or any other merger, share exchange or disposition of assets to the extent provided by the articles of incorporation, bylaws or a resolution of the board of directors.

B.    Notwithstanding subsection A, the availability of appraisal rights under subdivisions A 1 through A 4 shall be limited in accordance with the following provisions:

1.    Appraisal rights shall not be available for the holders of shares of any class or series of shares that is:

a.    A covered security under §18(b)(1)(A) or (B) of the federal Securities Act of 1933, as amended;

b.    Traded in an organized market and has at least 2,000 shareholders and a market value of at least $20 million, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, directors and beneficial shareholders owning more than 10 percent of such shares; or

c.    Issued by an open end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and may be redeemed at the option of the holder at net asset value.

© 2011 Aspen Publishers. All Rights Reserved.	§13.1-730

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2.    The applicability of subdivision 1 of this subsection shall be determined as of:

a.    The record date fixed to determine the shareholders entitled to receive notice of 3 the meeting of shareholders to act upon the corporate action requiring appraisal rights; or

b.    The day before the effective date of such corporate action if there is no meeting of shareholders.

3.    Subdivision 1 of this subsection shall not be applicable and appraisal rights shall be available pursuant to subsection A for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in subdivision 1 of this subsection at the time the corporate action becomes effective.

4.    Subdivision 1 of this subsection shall not be applicable and appraisal rights shall be available pursuant to subsection A for the holders of any class or series of shares where the corporate action is an interested transaction.

C.    Notwithstanding any other provision of this section, the articles of incorporation as originally filed or any amendment thereto may limit or eliminate appraisal rights for any class or series of preferred shares, but any such limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of such shares that are outstanding immediately prior to the effective date of such amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange or other right existing immediately before the effective date of such amendment shall not apply to any corporate action that becomes effective within one year of that date if such action would otherwise afford appraisal rights. (Last amended by Ch. 782, L. ’10, eff. 7-1-10.)

   Ch. 782, L. ’10, eff. 7-1-10, added matter in italic and deleted 1“and the shareholder is entitled to vote on the merger”; 2“if the shareholder is entitled to vote on the exchange”; and 3“, and to vote at,”.

   .1    In general.—Minority shareholder who dissented to corporate merger was not limited to appraisal remedy; claim that majority intended to freeze out minority through merger stated cause of action for breach of fiduciary duty. Umstead v Durham Hosiery Mills Inc. 578 FSupp 342 (D NC 1984).

.2    Fairness of appraisal.—Dissenting stockholder cannot set aside statutory fair value appraisal that considered (1) market value of the stock, (2) its net asset value, (3) its investment value, and (4) corporation’s earning capacity, on the ground that the net asset value, standing alone, would have been greater. Lucas v Pembroke Water Co. 135 SE2d 147 (1964).

13.1-731    ASSERTION OF RIGHTS BY NOMINEES AND BENEFICIAL OWNERS.—A.    A record shareholder may assert 1appraisal rights as to fewer than all the shares registered in 2the record shareholder’s name but owned by a beneficial shareholder only if 3the record shareholder objects with respect to all shares 4of the class or series owned by 5the beneficial shareholder and notifies the corporation in writing of the name and address of each 6beneficial shareholder on whose behalf 7appraisal rights are being asserted. The rights of 8record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name under this subsection 9shall be determined as if the shares as to which 3the record shareholder objects and 2the record shareholder’s other shares were registered in the names of different record shareholders.

B.    A beneficial shareholder may assert 1appraisal rights as to shares of any class or series held on 2behalf of the shareholder only if such shareholder:

1.    10Submits to the corporation the record shareholder’s written consent to the 11assertion of such rights no later than the 12date referred to in subdivision B 2 b of §13.1-734; and

2.    10Does so with respect to all shares of 13the class or series that are beneficially owned by the beneficial shareholder 14. (Last amended by Ch. 765, L. ’05, eff. 7-1-05.)

   Ch. 765, L. ’05, eff. 7-1-05, added matter in italic and deleted 1“dissenters”; 2“his”; 3“he dissents”; 4“beneficially”; 5“any one person”; 6“person”; 7“he asserts dissenters’”; 8“a partial dissenter”; 9“are”; 10“He”; 11“dissent not”; 12“time the beneficial shareholder asserts dissenters’ rights”; 13“which he is”; and 14“or over which he has power to direct the vote”.

13.1-732    NOTICE OF APPRAISAL RIGHTS.—A.    1Where any corporate action 2specified in subsection A of §13.1-730 is to be submitted to a vote at a shareholders’

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meeting, the meeting notice shall state that the corporation has concluded that shareholders are, are not or may be entitled to assert appraisal rights under this article.

If the corporation concludes that appraisal rights are or may be available, a copy of this article and a statement of the corporation’s position as to the availability of appraisal rights shall accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

B.    In a merger pursuant to §13.1-719, the parent corporation shall notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice shall be sent within 10 days after the corporate action became effective and include the materials described in §13.1-734.

C.    Where any corporate action specified in subsection A of §13.1-730 is to be approved by written consent of the shareholders pursuant to §13.1-657:

1.    Written notice that appraisal rights are, are not, or may be available must be given to each record shareholder from whom a consent is solicited at the time consent of such shareholder is first solicited and, if the corporation has concluded that appraisal rights are or may be available, must be accompanied by a copy of this article; and

2.    Written notice that appraisal rights are, are not, or may be available must be delivered together with the notice to nonconsenting and nonvoting shareholders required by subsections E and F of §13.1-657, may include the materials described in §13.1-734, and, if the corporation has concluded that appraisal rights are or may be available, must be accompanied by a copy of this article.

D.    Where corporate action described in subsection A of §13.1-730 is proposed, or a merger pursuant to §13.1-719 is effected, the notice referred to in subsection A or C, if the corporation concludes that appraisal rights are or may be available, and in subsection B shall be accompanied by:

1.    The annual financial statements specified in subsection A of §13.1-774 of the corporation that issued the shares that may be subject to appraisal, which shall be as of a date ending not more than 16 months before the date of the notice and shall comply with subsection B of §13.1-774; provided that, if such annual financial statements are not reasonably available, the corporation shall provide reasonably equivalent financial information; and

2.    The latest available quarterly financial statements of such corporation, if any.

E.    The right to receive the information described in subsection D may be waived in writing by a shareholder before or after the corporate action. (Last amended by Ch. 165, L. ’07, eff. 7-1-07.)

   Ch. 165, L. ’07, eff. 7-1-07, added matter in italic and deleted 1“If proposed” and 2“described”.

13.1-733    NOTICE OF INTENT TO DEMAND PAYMENT.—A.    If a corporate action specified in subsection A of §13.1-730 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

1.    Must deliver to the corporation before the vote is taken written notice of the shareholder’s intent to demand payment if the proposed action is effectuated; and

2.    Must not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

B.    If a corporate action specified in subsection A of §13.1-730 is to be approved by less than unanimous written consent, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares may not 1 sign a consent in favor of the proposed action with respect to that class or series of shares.

C.    A shareholder who fails to satisfy the requirements of subsection A or subsection B is not entitled to payment under this article. (Last amended by Ch. 782, L. ’10, eff. 7-1-10.)

   Ch. 782, L. ’10, eff. 7-1-10, added matter in italic and deleted 1“execute”.

13.1-734    APPRAISAL NOTICE AND FORM.—A.    If proposed corporate action requiring appraisal rights under §13.1-730 becomes effective, the corporation shall deliver 1 an appraisal notice and the form required by subdivision B 1 to all shareholders who satisfied the requirements of §13.1-733. In the case of a merger under §13.1-719, the parent corporation shall deliver 1 an appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

© 2011 Aspen Publishers. All Rights Reserved.	§13.1-734

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B.    The appraisal notice shall be sent no earlier than the date the corporate action specified in subsection A of §13.1-730 became effective and no later than 10 days after such date and shall:

1.    Supply a form that (i) specifies the first date of any announcement to shareholders made prior to the date the corporate action became effective of the principal terms of the proposed corporate action, (ii) if such announcement was made, requires the shareholder asserting appraisal rights certify whether beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date, and (iii) requires the shareholder asserting appraisal rights to certify that such shareholder did not vote for or consent to the transaction;

2.    State:

a.    Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under subdivision 2 b of this subsection;

b.    A date by which the corporation must receive the form which date may not be fewer than 40 nor more than 60 days after the date the subsection A appraisal notice and form were sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date;

c.    The corporation’s estimate of the fair value of the shares;

d.    That, if requested in writing, the corporation will provide, to the shareholder so requesting, within 10 days after the date specified in subdivision 2 b of this subsection, the number of shareholders who returned the form by the specified date and the total number of shares owned by them; and

e.    The date by which the notice to withdraw under §13.1-735.1 must be received, which date must be within 20 days after the date specified in subdivision 2 b of this subsection; and

3.    Be accompanied by a copy of this article. (Last amended by Ch. 782, L. ’10, eff. 7-1-10.)

   Ch. 782, L. ’10, eff. 7-1-10, added matter in italic and deleted 1“a written”.

13.1-735 DUTY TO DEMAND PAYMENT.—(Repealed by Ch. 765, L. ’05, eff. 7-1-05.)

Prior to its repeal by Ch. 765, L. ’05, eff. 7-1-05, this section read as follows: “A. A shareholder sent a dissenters’ notice described in §13.1 -734 shall demand payment, certify that he acquired beneficial ownership of the shares before or after the date required to be set forth in the dissenters’ notice pursuant to paragraph 3 of subsection B of § 13.1-734, and, in the case of certificated shares, deposit his certificates in accordance with the terms of the notice.

B.    The shareholder who deposits his shares pursuant to subsection A of this section retains all other rights of a shareholder except to the extent that these rights are cancelled or modified by the taking of the proposed corporate action.

C.    A shareholder who does not demand payment and deposits his share certificates where required, each by the date set in the dissenters’ notice, is not entitled to payment for his shares under this article.”

13.1-735.1    PERFECTION OF RIGHTS; RIGHT TO WITHDRAW.— A.    A shareholder who receives notice pursuant to §13.1-734 and who wishes to exercise appraisal rights must 1complete, sign, and return the form sent by the corporation and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to subdivision B 2 b of §13.1-734. If the form requires the shareholder to certify whether the beneficial owner of such shares acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to 2subdivision B 1 of §13.1-734, and the shareholder fails to make 3the certification, the corporation may elect to treat the shareholder’s shares as after-acquired shares under §13.1-738. 4Once a shareholder deposits that shareholder’s certificates or, in the case of uncertificated shares, returns the 5signed form, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection B.

B.    A shareholder who has complied with subsection A may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to subdivision B 2 e of §13.1-734. A shareholder who fails to withdraw from the appraisal process may not thereafter withdraw without the corporation’s written consent.

C.      A shareholder who does not 6sign and return the form and, in the case of certificated shares, deposit that shareholder’s share certificates where required, each by the date set forth

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in the notice described in subsection B of §13.1-734, shall not be entitled to payment under this article. (Last amended by Ch. 165, L. ’07, eff. 7-1-07.)

   Ch. 165, L. ’07, eff. 7-1-07, added matter in italic and deleted 1“certify on”; 2“§I3.1-738. If a”; 3“this”; 4“In addition, a shareholder who wishes to exercise appraisal rights must execute and return the form and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to subdivision B 2 b of §13.1-734.”; 5“executed”; and 6“execute”.

13.1-736 SHARE RESTRICTIONS.—(Repealed by Ch. 765, L. ’05, eff. 7-1-05.)

   Prior to its repeal by Ch. 765, L. ’05, eff. 7-1-05, this section read as follows: “A. The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received.

   B.    The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder except to the extent that these rights are cancelled or modified by the taking of the proposed corporate action.”

13.1-737 PAYMENT.—A.    Except as provided in §13.1-738, within 30 days after the form required by subsection B 2 b of §13.1-734 is due, the corporation shall pay in cash to those shareholders who complied with subsection A of §13.1-735.1 the amount the corporation estimates to be the fair value of their shares plus interest.

B.    The payment to each shareholder pursuant to subsection A shall be accompanied by:

1.    1The (i) annual financial statements specified in subsection A of §13.1-774 of the corporation that issued the shares to be appraised, 2which shall be as of a date ending not more than 16 months before the date of payment 3and shall comply with subsection B of §13.1-774; provided that, if such annual financial statements are not available, the corporation shall provide reasonably equivalent information, and (ii) the latest available quarterly financial statements of such corporation, if any;

2.    A statement of the corporation’s estimate of the fair value of the shares, which estimate 4shall equal or exceed the corporation’s estimate given pursuant to subdivision B 2 c of §13.1-734; and

3.    A statement that shareholders described in subsection A have the right to demand further payment under §13.1-739 and that if any such shareholder does not do so within the time period specified therein, such shareholder shall be deemed to have accepted such payment in full satisfaction of the corporation’s obligations under this article. (Last amended by Ch. 165, L. ’07, eff. 7-1-07.)

   Ch. 165, L. ’07, eff. 7-1-07, added matter in italic and deleted 1“Financial”; 2“consisting of a balance sheet as of the end of a fiscal year”; 3“, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim”; and 4“must”.

   .1    Agreement affecting marketability.—In valuation of stock of closely held corporation, the sale price set by restrictive provisions on transfer is not conclusive as to the value of the stock, but restrictive agreement affects actual marketability of stock—and thus its value—and should be a factor considered. Bosserman v Bosserman, 384 SE2d 104 (Ct App1989).

13.1-738    AFTER-ACQUIRED SHARES.—A.    A corporation may elect to withhold payment required by §13.1-737 from any shareholder who was required to, but did not certify that beneficial ownership of all of the shareholder’s shares for which appraisal rights are asserted was acquired before the date set forth in the appraisal notice sent pursuant to subdivision B 1 of §13.1-734.

B.    If the corporation elected to withhold payment under subsection A, it 1shall, within 30 days after the form required by subdivision B 2 b of §13.1-734 is due, notify all shareholders who are described in subsection A:

1.    Of the information required by subdivision B 1 of §13.1-737;

2.    Of the corporation’s estimate of fair value pursuant to subdivision B 2 of §13.1-737 and its offer to pay such value plus interest;

3.    That they may accept the corporation’s estimate of fair value plus interest in full satisfaction of their demands or demand for appraisal under §13.1-739;

4.    That those shareholders who wish to accept such offer must so notify the corporation of their acceptance of the corporation’s offer within 30 days after receiving the offer; and

5.    That those shareholders who do not satisfy the requirements for demanding appraisal under §13.1-739 shall be deemed to have accepted the corporation’s offer.

C.    Within 10 days after receiving a shareholder’s acceptance pursuant to subsection B, the corporation shall pay in cash the amount it offered under subdivision B 2 to each shareholder who agreed to accept the corporation’s offer in full satisfaction of the shareholder’s demand.

© 2011 Aspen Publishers. All Rights Reserved.	§13.1-738

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D.    Within 40 days after sending the notice described in subsection B, the corporation shall pay in cash the amount it offered to pay under subdivision B 2 to each shareholder described in subdivision B 5. (Last amended by Ch. 165, L. ’07, eff. 7-1-07.)

   Ch. 165, L. ’07. eff. 7-1-07, added matter in italic and deleted 1“must”.

13.1-739    PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.—A.    A 1shareholder paid pursuant to §13.1-737 who is dissatisfied with the amount of the payment must notify the corporation in writing of 2that shareholder’s stated estimate of the fair value of 3the shares 4and demand payment of 3that estimate plus interest (less any payment under §13.1-737) 5. A shareholder offered payment under §13.1-738 who is dissatisfied with that offer must reject the 6offer 7and demand payment of the shareholder’s estimate of the fair value of 3the shares 8plus interest 9.

B.    A 10shareholder who fails to notify the corporation in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value plus interest under subsection A within 30 days after receiving the corporation’s payment or offer of payment under §13.1-737 or 13.1-738, respectively, waives 3the right to demand payment under this section 11and shall be entitled only to the payment made or offered pursuant to those respective sections. (Last amended by Ch. 765, L. ’05, eff. 7-1-05.)

   Ch. 765, L. ’05, eff. 7-1-05, added matter in italic and deleted 1“dissenter may”; 2“his own”; 3“his”; 4“and amount of interest due,”; 5“, or”; 6“corporation’s”; 7“under §13.1-738”; 8“and”; 9“due, if the dissenter believes that the amount paid under §13.1-737 or offered under §13.1-738 is less than the fair value of his shares or that the interest due is incorrectly calculated”; 10“dissenter”; and 11“unless he notifies the corporation of his demand in writing under subsection A of this section within thirty days after the corporation made or offered payment for his shares”.

13.1-740    COURT ACTION.—A.    If a shareholder makes a demand for payment under §13.1 -739 that remains unsettled, the corporation shall commence a proceeding within 160 days after receiving the payment demand and petition the 2court 3to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 160-day period, it shall pay in cash to each 4shareholder the amount the shareholder demanded pursuant to §13.1-737 plus interest.

B.    The corporation shall commence the proceeding in the circuit court of the city or county where 5the corporation’s principal office 6, or, if none in 7the Commonwealth, where its registered office, is located. If the corporation is a foreign corporation without a registered office in 7the Commonwealth, it shall commence the proceeding in the circuit court of the city or county in 7the Commonwealth where the principal office, or, if none in the Commonwealth, where the registered office of the domestic corporation merged with 8the foreign corporation was located at the time the transaction became effective.

C.    The corporation shall make all 9shareholders, whether or not residents of 7the Commonwealth, whose demands remain unsettled parties to the proceeding as in an action against their shares, and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

D.    The corporation may join as a party to the proceeding any shareholder who claims to 10have demanded an appraisal but who has not, in the opinion of the corporation, complied with the provisions of this article. If the court determines that 11a shareholder has not complied with the provisions of this article, l2that shareholder shall be dismissed as a party.

E.    The jurisdiction of the court in which the proceeding is commenced under subsection B 13 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them, or in any amendment to it. The 9shareholders demanding appraisal are entitled to the same discovery rights as parties in other civil proceedings. There shall be no right to a jury trial.

F.    Each 14shareholder made a party to the proceeding is entitled to judgment (i) for the amount, if any, by which the court finds the fair value of 15the shareholder’s shares 16plus interest 16exceeds the amount paid by the corporation to the shareholder for such shares or (ii) for the fair value 16plus 17interest 16of 18the shareholder’s shares for which

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the corporation elected to withhold payment under §13.1-738. (Last amended by Ch. 765, L. ’05, eff. 7-1-05.)

   Ch. 765, L. ’05, eff. 7-1-05, added matter in italic and deleted 1“sixty”; 2“circuit”; 3“in the city or county described in subsection B of this section”; 4“dissenter whose demand remains unsettled”; 5“its”; 6“is located”; 7“this”; 8“or whose shares were acquired by”; 9“dissenters”; 10“be a dissenter”; 11“such”; l2“he”; 13“of this section”; l4“dissenter”; l5“his”; 16“,”; 17“accrued”; and 18“his after-acquired”.

13.1-741    COURT COSTS AND COUNSEL FEES.—A.    The court in an appraisal proceeding commenced under §13.1-740 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the 1shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds 2such shareholders acted arbitrarily, vexatiously or not 3in good faith 4with respect to the rights provided by this article.

B.    The court in an appraisal proceeding may also assess the 5fees and expenses of counsel and experts 6for the respective parties, in amounts the court finds equitable:

1.    Against the corporation and in favor of any or all 1shareholders demanding appraisal if the court finds the corporation did not substantially comply with the requirements of §713.1-732 8, 13.1-734, 13.1-737 or 13.1-738; or

2.    Against either the corporation or a 9shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed 10acted arbitrarily, vexatiously or not 3 in good faith with respect to the rights provided by this article.

C.    If the court in an appraisal proceeding finds that the services of counsel for any 9shareholder were of substantial benefit to other 1shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to 11such counsel reasonable fees to be paid out of the amounts awarded the 1shareholders who were benefited.

D.    12To the extent the corporation fails to make a required payment pursuant to §13.1-737, 13.1-738 or 13.1-739, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees. (Last amended by Ch. 765, L. ’05, eff. 7-1-05.)

   Ch. 765, L. ’05, eff. 7-1-05, added matter in italic and deleted 1“dissenters”; 2“the dissenters did”; 3“act”; 4“in demanding payment under §13.1-739”; 5“reasonable”; 6“, excluding those of counsel,”; 7“§”; 8“through 13.1-739,”; 9“dissenter”; 10“did”; 11“these”; and l2“In a proceeding commenced under subsection A of §13.1-737 the court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.”

13.1-741.1    LIMITATIONS ON OTHER REMEDIES FOR FUNDAMENTAL TRANSACTIONS.—A.    Except for action taken before the Commission pursuant to §13.1-614 or as provided in subsection B, the legality of a proposed or completed corporate action described in subsection A of §13.1-730 may not be contested, nor may the corporate action be enjoined, set aside or rescinded, in a legal or equitable proceeding by a shareholder after the shareholders have approved the corporate action.

B.    Subsection A does not apply to a corporate action that:

1.    Was not authorized and approved in accordance with the applicable provisions of:

a.    Article 11 (§13.1-705 et seq.), Article 12 (§13.1-715.1 et seq.), or Article 13 (§13.1-723 et seq.);

b.    The articles of incorporation or bylaws; or

c.    The resolutions of the board of directors authorizing the corporate action;

2.    Was procured as a result of fraud, a material misrepresentation, or an omission of a material fact necessary to make statements made, in light of the circumstances in which they were made, not misleading;

3.    Is an interested transaction, unless it has been authorized, approved or ratified by the board of directors in the same manner as is provided in subsection B of §13.1-691 and has been authorized, approved or ratified by the shareholders in the same manner as is provided in subsection C of §13.1-691 as if the interested transaction were a director’s conflict of interests transaction; or

© 2011 Aspen Publishers. All Rights Reserved.	§13.1-741.1

208—Corp.	VIRGINIA Stock Corporation Act	2-15-11

4.    Is 1adopted or taken by less than unanimous consent of the voting shareholders pursuant to §13.1-657 if:

a.    The challenge to the corporate action is brought by a shareholder who did not consent and as to whom notice of the 2adoption or taking of the corporate action was not effective at least 310 days before the corporate action was effected; and

b.    The proceeding challenging the corporate action is commenced within 10 days after notice of the 2adoption or taking of the corporate action is effective as to the shareholder bringing the proceeding.

C.    Any remedial action with respect to corporate action described in subsection A of §13.1-730 shall not limit the scope of, or be inconsistent with, any provision of §13.1-614. (Last amended by Ch. 91, L. ’08, eff. 7-1-08.)

   Ch. 91, L. ’08, eff. 7-1-08, added matter in italic and deleted 1“approved” and 2“approval”.

APPENDIX E

ARTICLES OF ASSOCIATION OF CITIZENS NATIONAL BANK

For the purpose of organizing an association to perform any lawful activities of national banks, the undersigned enter into the following Articles of Association:

FIRST.  The title of this association shall be Citizens National Bank.

SECOND.  The main office of the association shall be located in the Town of Windsor, County of Isle of Wight, Commonwealth of Virginia. The general business of the association shall be conducted at its main office and its branches.

THIRD.  The board of directors of this association shall consist of not less than five nor more than twenty-five persons, the exact number to be fixed and determined from time to time by resolution of a majority of the full board of directors or by resolution of a majority of the shareholders at any annual or special meeting thereof. Each director shall own common or preferred stock of the association or of a holding company owning the association, with either an aggregate par, fair market, or equity value of $1,000. Determination of these values may be based as of either (i) the date of purchase or (ii) the date the person became a director, whichever value is greater. Any combination of common or preferred stock of the association or holding company may be used.

The directors shall be divided into three (3) classes, with each class containing one-third of the total number of directors, or as near as may be, with the initial term of office of the first class to expire at the 2003 annual meeting of the shareholders; the initial term of office of the second class to expire at the 2004 annual meeting of the shareholders and the initial term of office of the third class to expire at the 2005 annual meeting of shareholders. At each annual meeting of the shareholders following such initial classification and election, directors elected to succeed those directors whose term expire shall be elected for a term of office to expire at the third succeeding annual meeting of the shareholders after their election. Despite the expiration of any director’s term, he shall continue to serve until his successor is duly elected and qualified or until there is a decrease in the number of directors.

Any vacancy in the board of directors may be filled by action of a majority of the remaining directors between meetings of shareholders. The board of directors may not increase the number of directors between meetings of shareholders to a number which: (i) exceeds by more than two the number of directors last elected by shareholders when the number was 15 or less; or (ii) exceeds by more than four the number of directors last elected by shareholders where the number was 16 or more, but in no event shall the number of directors exceed 25. Terms of directors, including directors selected to fill vacancies, shall expire at the next regular meeting of shareholders at which directors are elected, unless they resign or are removed from office.

Despite the expiration of a director’s term, the director shall continue to serve until his or her successor is elected and qualifies or until there is a decrease in the number of directors and his or her position is eliminated.

Honorary or advisory members of the board of directors, without voting power or power of final decision in matters concerning the business of the association, may be appointed by resolution of a majority of the full board of directors, or by resolution of shareholders at any annual or special meeting. Honorary or advisory directors shall not be counted to determine the number of directors of the association or the presence of a quorum for any board action, and shall not be required to own qualifying shares.

FOURTH.  There shall be an annual meeting of the shareholders to elect directors and transact whatever other business may be brought before the meeting. It shall be held at the main office or any other convenient place the board of directors may designate, on the day of each year specified therefore in the Bylaws, or if that day falls on a legal holiday in the state in which the association is located, on the next following banking day. If no election is held on the day fixed or in the event of a legal holiday on the following banking day, an election may be held on any subsequent day within 60 days of the day fixed, to be designated by the board of directors, or, if the directors fail to fix the day, by shareholders representing two-thirds of the shares issued and outstanding. In all cases at least 10 days advance notice of the meeting shall be given to the shareholders by first class mail.

In all elections of directors, the number of votes cast by each common shareholder will be determined by multiplying the number of shares he or she owns by the number of directors to be elected. Those votes may be cumulated and cast for a single candidate or may be distributed among two or more candidates in the manner selected by the shareholder. If, after the first ballot, subsequent ballots are necessary to elect directors, a shareholder may not vote shares that he or she has already fully cumulated and voted in favor of a successful candidate. On all other questions, each common shareholder shall be entitled to one vote for each share of stock held by him or her. If the issuance of preferred stock with voting rights has been authorized by a vote of shareholders owning a majority of the common stock of the association, preferred shareholders will not have cumulative voting rights and will not be included within the same class as common shareholders, to elect directors.

Nominations for election to the board of directors may be made by the board of directors or by any stockholder of any outstanding class of capital stock of the association entitled to vote for election of directors. Nominations other than those made by or on behalf of the existing management shall be made in writing and be delivered or mailed to the president of the association no less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days notice of the meeting is given to shareholders, such nominations shall be mailed or delivered to the president of the association no later than the close of business on the seventh day following the day on which notice of the meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder:

(1)	The name and address of each proposed nominee.

(2)	The principal occupation of each proposed nominee.

(3)	The total number of shares of capital stock of the association that will be voted for each proposed nominee.

(4)	The name and residence address of the notifying shareholder.

(5)	The number of shares of capital stock of the association owned by the notifying shareholder.

Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the chairperson of the meeting, and the vote tellers may disregard all votes cast for each such nominee. No bylaw may unreasonably restrict the nomination of directors by shareholders.

A director may resign at any time by delivering written notice to the board of directors, its chairperson, or to the association, which resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

A director may be removed by shareholders at a meeting called to remove him or her, when notice of the meeting states that the purpose or one of the purposes is to remove him or her, if there is a failure to fulfill one of the affirmative requirements for qualification, or for cause, provided that, however, a director may not be removed if the number of votes sufficient to elect him or her under cumulative voting is voted against his or her removal.

FIFTH.  The authorized amount of capital stock of this association shall be 1,000 shares of common stock, par value of one hundred dollars ($100.00) per share, and 1,000 shares of preferred stock, par value of one hundred dollars ($100.00) per share; but said capital stock may be increased or decreased from time to time, according to the provisions of the laws of the United States.

The Board of Directors, by action of a majority of the full Board of Directors, shall have the authority to issue the 1,000 shares of preferred stock from time to time on such terms as it may determine, and to divide the preferred stock into one or more classes or series, and, in connection with the creation of such classes or series, to fix by resolution or resolutions the designations, voting powers, preferences, participation, redemption, sinking fund, conversion, dividend, and other optional or special rights of such classes or series, and the qualifications, limitations or restrictions thereof.

No holder of shares of the capital stock of any class of the association shall have any preemptive or preferential right of subscription to any shares of any class of stock of the association, whether now or hereafter authorized, or to any obligations convertible into stock of the association, issued, or sold, nor any right of subscription to any thereof other than such, if any, as the board of directors, in its discretion may from time to time determine and at such price as the board of directors may from time to time fix.

Unless otherwise specified in the Articles of Association or required by law, (1) all matters requiring shareholder action, including amendments to the Articles of Association must be approved by shareholders owning a majority voting interest in the outstanding voting stock, and (2) each shareholder shall be entitled to one vote per share.

Unless otherwise specified in the Articles of Association or required by law, all shares of voting stock shall be voted together as a class, on any matters requiring shareholder approval. If a proposed amendment would affect two or more classes or series in the same or a substantially similar way, all the classes or series so affected must vote together as a single voting group on the proposed amendment.

Shares of one class or series may be issued as a dividend for shares of the same class or series on a pro rata basis and without consideration. Shares of one class or series may be issued as share dividends for a different class or series of stock if approved by a majority of the votes entitled to be cast by the class or series to be issued, unless there are no outstanding shares of the class or series to be issued. Unless otherwise provided by the board of directors, the record date for determining shareholders entitled to a share dividend shall be the date authorized by the board of directors for the share dividend.

If a shareholder is entitled to fractional shares pursuant to preemptive rights, a stock dividend, consolidation or merger, reverse stock split or otherwise, the association may: (a) issue fractional shares; (b) in lieu of the issuance of fractional shares, issue script, or warrants entitling the holder to receive a full share upon surrendering enough script or warrants to equal a full share; (c) if there is an established and active market in the association’s stock, make reasonable arrangements to allow the shareholder to realize a fair price through sale of the fraction, or purchase of the additional fraction required for a full share; (d) remit the cash equivalent of the fraction to the shareholder; or (e) sell full shares representing all the fractions at public auction or to the highest bidder after having solicited and received sealed bids from at least three licensed stock brokers; and distribute the proceeds pro rata to shareholders who otherwise would be entitled to the fractional shares. The holder of a fractional share is entitled to exercise the rights for shareholder, including the right to vote, to receive dividends, and to participate in the assets of the association upon liquidation, in proportion to the fractional interest. The holder of script or warrants is not entitled to any of these rights, unless the script or warrants explicitly provide for such rights. The script or warrants may be subject to such additional conditions as: (1) that the script or warrants will become void if not exchanged for full shares before a specified date; and (2) that the shares for which the script or warrants are exchangeable may be sold at the option of the association and the proceeds paid to scriptholders.

The association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders. Obligations classified as debt, whether or not subordinated, which may be issued by the association without the approval of shareholders, do not carry voting rights on any issue, including an increase or decrease in the aggregate number of the securities, or the exchange or reclassification of all or part of securities into securities of another class or series.

SIXTH.  The board of directors shall appoint one of its members president of this association, and one of its members chairperson of the board and shall have the power to appoint one or more vice presidents, a secretary who shall keep minutes of the directors’ and shareholders’ meetings and be responsible for authenticating the records of the association, and such other officers and employees as may be required to transact the business of this association. A duly appointed officer may appoint one or more officers or assistant officers if authorized by the board of directors according to the Bylaws.

The board of directors shall have the power to:

(1)	Define the duties of the officers, employees, and agents of the association.

(2)	Delegate the performance of its duties, but not the responsibility for its duties, to the officers, employees, and agents of the association.

(3)	Fix the compensation and enter into employment contracts with its officers and employees upon reasonable terms and conditions consistent with applicable law.

(4)	Dismiss officers and employees.

(5)	Require bonds from officers and employees and to fix the penalty thereof.

(6)	Ratify written policies authorized by the association’s management or committees of the board.

(7)        Regulate the manner in which any increase or decrease of the capital of the association shall be made, provided that nothing herein shall restrict the power of shareholders to increase or decrease the capital of the association according to law, and nothing shall raise or lower from two-thirds the percentage required for shareholder approval to increase or reduce the capital.

(8)	Manage and administer the business and affairs of the association.

(9)	Adopt initial Bylaws, not inconsistent with law or the Articles of Association, for managing the business and regulating the affairs of the association.

(10)	Amend or repeal the Bylaws, except to the extent that the Articles of Association reserve this power in whole or in part to shareholders.

(11)	Make contracts.

(12)	Generally perform all acts that are legal for a board of directors to perform.

SEVENTH.  The board of directors shall have the power to change the location of the main office to any other place within the limits of the Commonwealth of Virginia without the approval of the shareholders, subject to the approval by the Comptroller of the Currency. The board of directors shall have the power to establish or change the location of any branch or branches of the association to any other location permitted under applicable law, without approval of shareholders, subject to approval by the Comptroller of the Currency.

EIGHTH.  The corporate existence of this association shall continue until termination according to the laws of the United States.

NINTH.  The board of directors of this association, or any five (5) or more shareholders owning, in the aggregate, not less than thirty-five percent (35%) of the voting stock of this association, may call a special meeting of shareholders at any time. Unless otherwise provided by the Bylaws or the laws of the United States, or waived by shareholders, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least 10, and no more than 60, days prior to the date of the meeting to each shareholder of record at his/her address as shown upon the books of this association. Unless otherwise provided by the Bylaws, any action requiring approval of shareholders must be affected at a duly called annual or special meeting.

Unless otherwise provided in the Bylaws, the record date for determining shareholders entitled to notice of and to vote at any meeting is the close of business on the day before the first notice is mailed or otherwise sent to the shareholders, provided that in no event may a record date be more than 70 days before the meeting.

TENTH.  To the full extent permitted and in the manner prescribed by the Virginia Stock Corporation Act and any other applicable law, the association shall indemnify a director or officer of the association who is or was a party to any proceeding by reason of the fact that he is or was such a director or officer or is or was serving at the request of the association as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

Reference herein to directors, officers, partners, trustees, employees or agents shall include former directors, officers, partners, trustees, employees and agents and their respective heirs, executors and administrators.

Notwithstanding anything contained herein, the above indemnification provisions shall not allow the indemnification of directors, officers or employees of the association against expenses, penalties or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to the association.

The association may, upon the affirmative vote of a majority of its board of directors, purchase insurance to indemnify its directors, officers and other employees to the extent that such indemnification is allowed in the preceding two paragraphs. Such insurance may, but need not, be for the benefit of all directors, officers and employees.

ELEVENTH.  These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount. The association’s board of directors may propose one or more amendments to the Articles of Association for submission to the shareholders.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	PROXY CNB BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS				For	With- hold	For All Except

The undersigned hereby constitutes and appoints Jeffrey Noblin and Elizabeth Beale, and each of them, as proxies for the undersigned, with full power of substitution in each of them, to vote the number of shares of common stock of CNB Bancorp, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders (the “Annual Meeting”) to be held on August 4, 2011, at the Company’s main office located at 11407 Windsor Blvd. in Windsor, VA at 4:00 p.m. local time, and at any adjournment or postponement thereof upon the proposal described in the proxy Statement and the Notice of Annual Meeting of Shareholders dated July 1, 2011, the receipt of which is acknowledged in the manner specified below. You may obtain directions to attend the Annual Meeting by calling 757-242-4422.

		1.	For the election of the Class II directors to serve as directors until the Annual Meeting of Shareholders to be held in the year 2012 and until his or her successor is duly elected and qualifies:	☐	☐	☐
(01) Allen E. Brown; (02) Brenton D. Burgess; (03) Anna M. Nash; (04) Gerald D. Scheimberg; (05) Susan Worrell O’Connell; (06) Lester A. Younkins.
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

		2.	To vote on the Merger Agreement providing for the merger of the Company with and into its wholly-owned subsidiary, Citizens National Bank, whereby Citizens National Bank will be the surviving entity.	For ☐	Against ☐	Abstain ☐
3.

To vote on the adjournment of the Annual Meeting to another time and date if such action is necessary for the board of directors to solicit additional proxies in favor of the Merger Agreement or attendance at the meeting.

				For ☐	Against ☐	Abstain ☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE PROPOSALS SET FORTH ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL OF SUCH PROPOSALS AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS THAT ARE UNKNOWN TO THE COMPANY’S BOARD OF DIRECTORS AS OF A REASONABLE TIME PRIOR TO THE DATE OF THE SOLICITATION AND ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

Please be sure to date and sign this proxy card in the box below.	Date
sign above	Co-holder (if any) sign above

¿    Detach above card, sign, date and mail in postage paid envelope provided.    ¿

CNB BANCORP, INC.

Please sign this proxy exactly as your name appears herein. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

THIS PROXY IS SOLICITED BY THE COMPANY’S BOARD OF DIRECTORS AND

MAY BE REVOKED PRIOR TO ITS EXERCISE.

ALL VOTES BY MAIL MUST BE RECEIVED NO LATER THAN 12:00 PM EASTERN DAYLIGHT TIME ON

AUGUST 4, 2011 TO BE INCLUDED IN THE VOTING RESULTS.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

_____________________________________________________

_____________________________________________________

_____________________________________________________

IM PORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 4, 2011.
The proxy statement and the annual report to shareholders are avaiable at ww.cnbva.com/2011proxy.